Filed Pursuant to Rule 424(b)(2)
Registration No. 333-267788
PROSPECTUS SUPPLEMENT
(To prospectus dated October 7, 2022)
$150,000,000

5.20% Convertible Senior Notes due 2027
We are offering $150,000,000 aggregate principal amount of our 5.20% convertible senior notes due 2027 (the “notes”). In addition, we have granted the underwriters an option, exercisable for a period of 30 days from the date of this prospectus supplement, to purchase up to an additional $22,500,000 aggregate principal amount of notes, solely to cover over-allotments.
We will pay interest on the notes at an annual rate of 5.20%, payable semi-annually in arrears on June 15 and December 15 of each year, beginning on December 15, 2023. The notes will mature on June 15, 2027, unless earlier repurchased, redeemed or converted.
Noteholders may convert their notes at their option at any time until the close of business on the second scheduled trading day immediately before the maturity date. Upon conversion of the notes, we will deliver for each $1,000 principal amount of notes converted a number of shares of our common stock, par value $0.0001 per share (our “common stock”), together with cash in lieu of any fractional share, equal to the conversion rate. The initial conversion rate is 376.6478 shares per $1,000 principal amount of notes, which represents an initial conversion price of approximately $2.66 per share, and is subject to adjustment as described in this prospectus supplement. If a “make-whole fundamental change” (as defined in this prospectus supplement) occurs, then we will in certain circumstances increase the conversion rate for a specified period of time.
The notes will be redeemable, in whole and not in part, at our option at any time on or after June 20, 2025, at a cash redemption price equal to the principal amount of the notes to be redeemed, plus accrued and unpaid interest, if any, to, but excluding, the redemption date but only if the last reported sale price per share of our common stock exceeds 130% of the conversion price on (1) each of at least 20 trading days, whether or not consecutive, during the 30 consecutive trading days ending on, and including, the trading day immediately before the date we send the related redemption notice; and (2) the trading day immediately before the date we send such notice. In addition, calling the notes for redemption will constitute a make-whole fundamental change, which will require us to increase the conversion rate in certain circumstances.
If a “fundamental change” (as defined in this prospectus supplement) occurs at any time prior to the maturity date, then, except as described in this prospectus supplement, noteholders may require us to repurchase their notes at a cash repurchase price equal to the principal amount of the notes to be repurchased, plus accrued and unpaid interest, if any, to, but excluding, the fundamental change repurchase date.
The notes will be our general unsecured obligations and will: rank senior in right of payment to all of our indebtedness that is expressly subordinated in right of payment to the notes; rank equal in right of payment with all of our indebtedness that is not so subordinated, including our 5.00% Convertible Senior Notes due 2023 (our “2023 notes”), our 4.00% Convertible Promissory Note due 2023 (our “HTI convertible note”) and our 5.25% Convertible Senior Notes due 2024 (our “2024 notes”); effectively rank junior to any of our secured indebtedness to the extent of the value of the assets securing such indebtedness; and rank structurally junior to all indebtedness and other liabilities (including trade payables) of our subsidiaries.
No public market currently exists for the notes, and we do not intend to apply to list the notes on any securities exchange or for quotation on any inter-dealer quotation system. Our common stock is listed on The Nasdaq Global Select Market under the symbol “TLRY.” On May 25, 2023, the last reported sale price of our common stock was $2.36 per share.
	Per note	Total
Public offering price(1)	$1,000.00	$150,000,000
Underwriting discount(2)	$32.50	$4,875,000
Proceeds, before expenses, to us	$967.50	$145,125,000
(1)	Plus accrued interest, if any, from May 31, 2023.
(2)	See “Underwriting” for additional disclosure regarding underwriting discounts and commissions and estimated expenses.
Concurrently with this offering and by means of a separate prospectus supplement and accompanying prospectus, up to 38,500,000 shares of our common stock will be offered by selling stockholders, who will borrow such shares through lending arrangements from an affiliate of Jefferies LLC, which, as Share Borrower, is borrowing the shares from us. The borrowed shares are newly-issued shares issued in connection with this transaction and will be held as treasury shares by us upon the expiration or the early termination of the share lending arrangements described herein. We expect that the selling stockholders will sell the borrowed shares and use the resulting short position to establish their initial hedge with respect to their investments in the notes. The selling stockholders may effect such transactions by selling the borrowed shares at various prices from time to time through the Share Borrower or its affiliates. The selling stockholders will receive all of the net proceeds from the sale of the borrowed shares, and we will not receive any of those proceeds, but we will receive from the Share Borrower a one-time nominal fee of $0.0001 per share for each newly issued share. The concurrent offering of the borrowed shares is conditioned upon the closing of this offering.
Investing in the notes involves risks. See “Risk Factors” beginning on page S-9.
Neither the Securities and Exchange Commission nor any state or foreign securities commission or regulatory authority has approved or disapproved of the notes or the shares of our common stock, if any, issuable upon the conversion of the notes or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying base prospectus. Any representation to the contrary is a criminal offense.
We expect to deliver the notes in book-entry form through the facilities of The Depository Trust Company on or about May 31, 2023.
Joint Book-running Managers

Jefferies	BofA Securities	TD Securities
The date of this prospectus supplement is May 25, 2023.

Prospectus Supplement
Prospectus
S-i

ABOUT THIS PROSPECTUS SUPPLEMENT
This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this notes offering and also adds to and updates information contained in the accompanying base prospectus and the documents incorporated by reference herein. The second part, the accompanying base prospectus, provides more general information. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. To the extent there is a conflict between the information contained in this prospectus supplement and the information contained in the accompanying base prospectus or any document incorporated by reference therein filed prior to the date of this prospectus supplement, you should rely on the information in this prospectus supplement; provided that if any statement in one of these documents is inconsistent with a statement in another document having a more recent date—for example, a document incorporated by reference in the accompanying base prospectus—the statement in the document having the more recent date modifies or supersedes the earlier statement.
We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference herein were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.
Neither we nor the underwriters have authorized anyone to provide any information other than that contained or incorporated by reference into this prospectus supplement, the accompanying base prospectus or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. We and the underwriters take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. The information contained in this prospectus supplement or the accompanying base prospectus, or incorporated by reference herein or therein, is accurate only as of the respective dates thereof, regardless of the time of delivery of this prospectus supplement and the accompanying base prospectus or of any sale of our notes. It is important for you to read and consider all information contained in this prospectus supplement and the accompanying base prospectus, including the documents incorporated by reference herein and therein, in making your investment decision. You should also read and consider the information in the documents to which we have referred you in the sections entitled “Where You Can Find More Information” and “Incorporation by Reference” in this prospectus supplement and in the sections entitled “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” in the accompanying base prospectus.
We are offering to sell, and seeking offers to buy, the notes only in jurisdictions where offers and sales are permitted. The distribution of this prospectus supplement and the accompanying base prospectus and this offering of the notes in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement and the accompanying base prospectus must inform themselves about, and observe any restrictions relating to, this offering of the notes and the distribution of this prospectus supplement and the accompanying base prospectus outside the United States. This prospectus supplement and the accompanying base prospectus do not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement and the accompanying base prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.
Unless the context requires otherwise or otherwise provided, references in this prospectus supplement to “Tilray,” the “company,” “we,” “us” and “our” refer to Tilray Brands, Inc. and its subsidiaries. Tilray, our logo and our other registered or common law trademarks, trade names or service marks appearing in this prospectus supplement are owned by us. Solely for convenience, trademarks and trade names referred to in this prospectus supplement, including logos, artwork and other visual displays, may appear without the ® or ™ symbols, but such references are not intended to indicate in any way that we will not assert, to the fullest extent under applicable law, our rights of the applicable licensor to these trademarks and trade names. Unless otherwise stated in this prospectus supplement, we do not intend our use or display of other companies’ trade names or trademarks to imply a relationship with, or endorsement or sponsorship of us by, any other companies.
S-ii

PROSPECTUS SUPPLEMENT SUMMARY
This summary highlights selected information contained elsewhere in this prospectus supplement and the accompanying base prospectus and in the documents we incorporate by reference herein and therein. This summary does not contain all of the information you should consider before investing in our notes. You should read this summary together with the more detailed information included elsewhere in or incorporated by reference into this prospectus supplement and the accompanying base prospectus, including our consolidated financial statements and the related notes contained in our Annual Report on Form 10-K for the fiscal year ended May 31, 2022 (as amended, “2022 Form 10-K”) and in our Quarterly Reports on Form 10-Q for the quarters ended August 31, 2022 (“Q1 2023 Form 10-Q”), November 30, 2022 (“Q2 2023 Form 10-Q”) and February 28, 2023 (“Q3 2023 Form 10-Q”, together with the Q1 2023 Form 10-Q and Q2 2023 Form 10-Q, the “2023 Form 10-Qs”). You should carefully consider, among other things, the matters discussed in “Risk Factors” in this prospectus supplement, and in “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our 2022 Form 10-K, our 2023 Form 10-Qs and the documents that we subsequently file with the Securities and Exchange Commission (“SEC”), as well as the other information included or incorporated by reference in this prospectus supplement and the accompanying base prospectus, before you make an investment decision. Some of the statements in this prospectus supplement and the accompanying base prospectus and documents incorporated herein and therein constitute forward-looking statements. See “Cautionary Note Regarding Forward-Looking Statements.”
Our Company
We are a leading global cannabis-lifestyle and consumer packaged goods company headquartered in Leamington and New York, with operations in Canada, the United States, Europe, Australia and Latin America that is changing people’s lives for the better – one person at a time – by inspiring and empowering a worldwide community to live their very best life enhanced by moments of connection and wellbeing. Tilray’s mission is to be the most responsible, trusted and market leading cannabis consumer products company in the world with a portfolio of innovative, high-quality and beloved brands that address the needs of the consumers, customers and patients we serve.
Our overall strategy is to leverage our scale, expertise and capabilities to drive market share in Canada and internationally, achieve industry-leading, profitable growth and build sustainable, long-term shareholder value. In order to ensure the long-term sustainable growth of our Company, we continue to focus on developing strong capabilities in consumer insights, drive category management leadership and assess growth opportunities with the introduction of new products. In addition, we are focused on managing our cost of goods and expenses in order to maintain our strong financial position.
Corporate Information
Tilray Brands, Inc. was incorporated in Delaware in January 2018. Prior to January 2018, Tilray Brands, Inc. operated its business under Decatur Holdings, BV, a Dutch private limited liability company (“Decatur”), which was formed in March 2016. Decatur was incorporated under the laws of the Netherlands on March 8, 2016 as a wholly-owned subsidiary of Privateer Holdings, Inc. (“Privateer Holdings”) to hold a 100% ownership interest in Tilray Brands, Inc.’s direct and indirect subsidiaries through which Tilray Brands, Inc. operated its business. Decatur was dissolved on December 27, 2018.
On December 12, 2019, Privateer Holdings merged with and into a wholly owned subsidiary of Tilray pursuant to the agreement and plan of merger and reorganization.
Pursuant to an arrangement agreement, dated as of December 15, 2020, as amended on February 19, 2021, between Tilray and Aphria Inc. (“Aphria”), Tilray implemented an arrangement (the “Arrangement”) under the Business Corporations Act (Ontario) in accordance with a plan of arrangement. The Arrangement was completed on April 30, 2021.
On January 10, 2022, Tilray, Inc. changed its corporate name to Tilray Brands, Inc., pursuant to a second certificate of amendment of the amended and restated certificate of incorporation filed with the Delaware Secretary of State (the “Name Change”), and amended and restated its Bylaws on that same date to reflect the Name Change.
Tilray’s principal executive offices are located at 265 Talbot Street West, Leamington, Ontario, Canada and its telephone number is (844) 845-7291. Its corporate website address is www.tilray.com. Information contained on or accessible through such website is not a part of this prospectus supplement, and the inclusion of the website address in this prospectus supplement is an inactive textual reference only.

THE OFFERING
The summary below describes the principal terms of the notes. Certain of the terms of the notes described below are subject to important limitations and exceptions that are described in more detail under the caption “Description of Notes.” As used in this section, “we,” “our” and “us” refer to Tilray Brands, Inc. and not to its subsidiaries.
Issuer
Tilray Brands, Inc., a Delaware corporation.
Notes
$150,000,000 aggregate principal amount of 5.20% convertible senior notes due 2027. We have granted the underwriters an option, exercisable for a period of 30 days from the date of this prospectus supplement, to purchase up to an additional $22,500,000 aggregate principal amount of notes, solely to cover over-allotments.
Ranking
The notes will be our general, unsecured obligations and will:
•	rank senior in right of payment to all of our indebtedness that is expressly subordinated in right of payment to the notes;
•	rank equal in right of payment with all of our indebtedness that is not so subordinated, including our 2023 notes, our HTI convertible note and our 2024 notes;
•	effectively rank junior to any of our secured indebtedness to the extent of the value of the assets securing such indebtedness; and
•	rank structurally junior to all indebtedness and other liabilities (including trade payables) of our subsidiaries.
As of February 28, 2023, on a consolidated basis, we had $617.6 million aggregate principal amount of debt outstanding, $168.5 million aggregate principal amount of which was secured debt, and our subsidiaries had $313.4 million of other liabilities (including trade payables, lease liabilities, contingent consideration and deferred tax liabilities but excluding intercompany obligations and liabilities of a type not required to be reflected on a balance sheet of such subsidiaries in accordance with GAAP) to which the notes would have been structurally subordinated. After giving effect to the issuance of the notes (assuming no exercise of the underwriters’ option to purchase additional notes) and the use of proceeds therefrom as described in “Use of Proceeds,” the principal amount of our total consolidated indebtedness as of February 28, 2023 would have been $632.6 million. The indenture governing the notes will not limit the amount of debt that we or our subsidiaries may incur.
Maturity
June 15, 2027, unless earlier repurchased, redeemed or converted.
Interest
5.20% per annum, payable semi-annually in arrears on June 15 and December 15 of each year, beginning on

December 15, 2023. In addition, special interest, if any, will accrue on the notes, at our election, as the sole remedy relating to the failure to comply with our reporting obligations, as described under “Description of Notes—Events of Default—Special Interest as Sole Remedy for Certain Reporting Defaults.”
Conversion Rights
Noteholders may convert their notes at their option at any time until the close of business on the second scheduled trading day immediately before the maturity date. Upon conversion of a note, we will deliver for each $1,000 principal amount of converted notes a number of shares of our common stock (together with cash in lieu of any fractional share) equal to the conversion rate.
The initial conversion rate is 376.6478 shares of our common stock per $1,000 principal amount of notes, which represents an initial conversion price of approximately $2.66 per share of our common stock, and is subject to adjustment as described in this prospectus supplement.
If a “make-whole fundamental change” (as defined in this prospectus supplement) occurs, then we will in certain circumstances increase the conversion rate for a specified period of time.
See “Description of Notes—Conversion Rights.”
Optional Redemption
The notes will be redeemable, in whole and not in part, at our option at any time on or after June 20, 2025, at a cash redemption price equal to the principal amount of the notes to be redeemed, plus accrued and unpaid interest, if any, to, but excluding, the redemption date, but only if the last reported sale price per share of our common stock exceeds 130% of the conversion price on (1) each of at least 20 trading days, whether or not consecutive, during the 30 consecutive trading days ending on, and including, the trading day immediately before the date we send the related redemption notice; and (2) the trading day immediately before the date we send such notice. See “Description of Notes—Optional Redemption.” In addition, calling the notes for redemption will constitute a make-whole fundamental change, which will require us to increase the conversion rate in certain circumstances.
Repurchase at the Option of the Noteholders after a Fundamental Change
If a “fundamental change” (as defined in this prospectus supplement) occurs at any time prior to the maturity date, then, except as described in this prospectus supplement, noteholders may require us to repurchase their notes at a cash repurchase price equal to the principal amount of the notes to be repurchased, plus accrued and unpaid interest, if any, to, but excluding, the fundamental change repurchase date. See “Description of Notes—Fundamental Change Permits Noteholders to Require Us to Repurchase Notes.”

Trustee, Paying Agent and Conversion Agent
Computershare Trust Company, N.A.
No Public Market
The notes are a new class of securities for which no public market currently exists. We do not intend to apply to list the notes on any securities exchange or for quotation on any inter-dealer quotation system. Accordingly, a liquid market for the notes may never develop. The underwriters have advised us that they intend to make a market in the notes. However, they are not obligated to do so and may discontinue any market-making activity at any time and without notice.
Nasdaq Global Select Market Symbol
Our common stock is listed on The Nasdaq Global Select Market under the symbol “TLRY.”
Use of Proceeds
We estimate that the net proceeds to us from this offering will be approximately $144.8 million (or approximately $166.6 million if the underwriters fully exercise their over-allotment option), after deducting the underwriters’ discounts and commissions and our estimated offering expenses.
We intend to use $138.3 million of the net proceeds from this offering to finance the concurrent repurchase of a portion of our 2023 notes and a portion of our 2024 notes, as described below under the caption “Concurrent Note Repurchase Transactions.” We intend to use the remainder of the net proceeds for general corporate purposes. See “Use of Proceeds.”
Certain of the underwriters or their affiliates may hold a portion of the outstanding 2023 notes and/or 2024 notes we plan to repurchase and therefore could receive a portion of the net proceeds of this offering related to any such repurchase of our 2023 notes and 2024 notes.
Concurrent Note Repurchase Transactions
Contemporaneously with the pricing of the this offering, we entered into separate privately negotiated transactions with certain holders of the 2023 notes and certain holders of the 2024 notes to repurchase approximately $12.5 million aggregate principal amount of 2023 notes for approximately $12.6 million of cash and approximately $122.5 million aggregate principal amount of 2024 notes for approximately $125.7 million of cash, which includes, in each case, accrued and unpaid interest on such 2023 notes and 2024 notes (each a “note repurchase” and collectively the “notes repurchases”).
We expect that certain holders of 2023 notes and certain holders of 2024 notes that agreed to sell their 2023 notes or 2024 notes, as applicable, in negotiated transactions with us may, concurrently with or shortly after the pricing of the notes, enter into or unwind various derivatives with respect to our common stock and/or purchase shares of our common stock in the market. The amount of common stock that such holders purchase may be substantial in relation to the historic average daily trading volume of our common stock. In addition, we expect that certain purchasers of the notes may establish a short position with respect to our common stock by short selling our common stock or by entering into short derivative positions with respect to our common stock, in each case, in connection with the offering. The net effect of the market activities described above by holders of 2023 notes and holders of 2024 notes and purchasers of the notes offered hereby could increase (or reduce the size of any decrease in) or decrease (or reduce the size of any increase in) the market price of our common stock and/or the market price of the notes, and may have affected the initial conversion price of the notes, and we cannot predict the magnitude of such market activities or the overall effect they will have on the market price of the notes or the market price of our common stock.
Risk Factors
Investing in the notes involves risks. See “Risk Factors.”
Material U.S. Federal Income Tax Considerations
For a description of material U.S. federal income tax consequences of purchasing, owning and disposing of the notes and shares of our common stock, if any, issuable upon the conversion of the notes, see “Material U.S. Federal Income Tax Considerations.”
Book-Entry Form
We will initially issue the notes in the form of one or more global notes registered in the name of Cede & Co., as nominee of The Depository Trust Company (“DTC”), without interest coupons, which we will deposit with the trustee as custodian for DTC. Beneficial interests in global notes will be shown on, and transfers of global notes will be effected only through, the records maintained by DTC. Except in limited circumstances, we will not issue certificated notes. See “Description of Notes—Book Entry, Settlement and Clearance.”
Concurrent Offering of Borrowed Shares
Concurrently with this offering and by means of a separate prospectus supplement and accompanying prospectus, up to 38,500,000 shares of our common stock will be offered by selling stockholders, who will borrow such shares through lending arrangements from an affiliate of Jefferies LLC, which, as Share Borrower, is borrowing the shares from us. The borrowed shares are newly-issued shares issued in connection with this transaction and will be held as treasury shares by us upon the expiration or the early termination of the share lending arrangements described herein. We expect that the selling stockholders will sell the borrowed shares and use the resulting short position to establish their initial hedge with respect to their investments in the notes. The selling stockholders may effect such transactions by selling the borrowed shares at various prices from time to time through the Share Borrower or its affiliates. The selling stockholders will receive all of the net proceeds from the sale of the borrowed shares, and we will not receive any of those proceeds, but we will receive from the Share Borrower a one-time nominal fee of $0.0001 per share for each newly issued share. The concurrent offering of the borrowed shares is conditioned upon the closing of this offering. See “Description of Share Lending Agreement” and “Underwriting.”

SUMMARY OF CONSOLIDATED FINANCIAL AND OPERATING DATA
The following table summarizes our consolidated financial and operating data as of and for the periods presented. We have derived the summary consolidated financial and operating data for the years ended May 31, 2022, 2021 and 2020 from our audited consolidated financial statements incorporated by reference in this prospectus supplement from our 2022 Form 10-K. We have derived the summary consolidated financial and operating data for the nine months ended February 28, 2023 and 2022 and the consolidated financial position data as of February 28, 2023 from our unaudited interim consolidated financial statements incorporated by reference in this prospectus supplement from our Q3 2023 Form 10-Q. In the opinion of management, the unaudited interim consolidated financial statements reflect all adjustments, consisting only of normal recurring adjustments, necessary for the fair statement of the financial information in those statements. Our historical results are not necessarily indicative of future results, and results for any interim period are not necessarily indicative of results that should be expected for any full year. You should read this summary of consolidated financial and operating data together with our consolidated financial statements and related notes and the information under the caption “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” which are included in our 2022 Form 10-K and our Q3 2023 Form 10-Q and incorporated by reference in this prospectus supplement.
	Year Ended May 31,			Nine Months Ended February 28,
	2022	2021	2020	2023	2022
	(in thousands, except per share data)
Consolidated Financial and Operating Data:
Net revenue	$628,372	$513,085	$405,326	$442,936	$475,047
Cost of goods sold	511,555	389,903	309,273	363,139	351,497
Gross profit (loss)	116,817	123,182	96,053	79,797	123,550
Operating expenses:
General and administrative	162,801	111,575	93,789	117,385	121,401
Selling	34,926	26,576	18,975	25,792	25,283
Amortization	115,191	35,221	15,138	71,872	84,345
Marketing and promotion	30,934	17,539	15,266	23,137	20,163
Research and development	1,518	830	1,916	502	1,464
Change in fair value of contingent consideration	(44,650)	—	—	563	(29,065)
Impairment	378,241	—	50,679	1,115,376	—
Litigation (recovery) costs	16,518	3,251	1,834	(1,970)	6,489
Restructuring costs	—	—	—	10,727	795
Transaction (income) costs	31,739	60,361	2,465	(3,882)	35,653
Total operating expenses	727,218	255,353	200,062	1,359,502	266,528
Operating loss	(610,401)	(132,171)	(104,009)	(1,279,705)	(142,978)
Interest expense, net	(27,944)	(27,977)	(19,371)	(8,560)	(22,422)
Non-operating income (expense), net	197,671	(184,838)	14,195	(50,229)	186,329
(Loss) income before income taxes	(440,674)	(344,986)	(109,185)	(1,338,494)	20,929
Income taxes (benefit) expense	(6,542)	(8,972)	(8,352)	(15,313)	(2,739)
Net (loss) income	(434,132)	(336,014)	(100,833)	(1,323,181)	23,668
Net (loss) income per share	(0.90)	(1.25)	(0.47)	(2.20)	0.00
Weighted average shares outstanding (basic)	481,219,130	269,549,852	216,158,217	597,829,714	470,303,170
Weighted average shares outstanding (basic)	481,219,130	269,549,852	216,158,217	597,829,714	478,050,130

	Year Ended May 31,			Nine Months Ended February 28,
	2022	2021	2020	2023	2022
	(in thousands)
Selected Operating Data:
Segments Net Revenue:
Cannabis	$237,522	201,392	129,896	156,017	184,269
Distribution	259,747	277,300	275,430	186,158	198,587
Beverage alcohol	71,492	28,599	—	62,689	48,765
Wellness	59,611	5,794	—	38,072	43,426
Segments Cost of Goods Sold:
Cannabis	$194,834	130,511	68,551	137,800	122,492
Distribution	243,321	242,472	240,722	165,443	178,093
Beverage alcohol	32,033	12,687	—	32,932	20,674
Wellness	41,457	4,233	—	26,964	30,238
Segments Gross Profit:
Cannabis	$42,688	70,881	61,345	18,217	61,777
Distribution	16,516	34,828	34,708	20,715	20,494
Beverage alcohol	39,459	15,912	—	29,757	28,091
Wellness	18,154	1,561	—	11,108	13,188
As of February 28, 2023
(in thousands)
Consolidated Financial Position Data:
Assets
Cash and cash equivalents	$164,997
Marketable Securities	243,286
Accounts receivable, net	78,342
Inventory	202,800
Prepaids and other current assets	69,087
Total current assets	758,512
Total current liabilities	469,682
Total stockholders’ equity	3,406,771

RISK FACTORS
Investing in the notes and any common stock issuable upon conversion of the notes involves a high degree of risk. You should consider carefully the risks described under “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our 2022 Form 10-K, our 2023 Form 10-Qs and the other information included or incorporated by reference in this prospectus supplement and the accompanying base prospectus, before you make a decision to invest in the notes. Additional risks and uncertainties not now known to us or that may now be immaterial may also adversely affect our business or financial performance. Our business, operations, financial condition, financial results and prospects could be materially and adversely affected by any of these risks. The trading price of the notes and any common stock issuable upon conversion of the notes could decline and you could lose all or part of your investment.
In addition to the risks relating to us described in our reports described above and any subsequent filings, the following risks amend or supplement such risks, including risks relating to an investment in the notes and any common stock issuable upon conversion of the notes.
Risks Related to the Notes and This Offering
The notes will be effectively subordinated to our existing and future secured indebtedness and structurally subordinated to the liabilities of our subsidiaries.
The notes will be our general unsecured obligations and will rank senior in right of payment to all of our indebtedness that is expressly subordinated in right of payment to the notes, equal in right of payment with all of our indebtedness that is not so subordinated, including our 2023 notes, our HTI convertible note and our 2024 notes, and effectively rank junior to any of our secured indebtedness to the extent of the value of the assets securing such indebtedness. In addition, because none of our subsidiaries will guarantee the notes, the notes will be structurally subordinated to all existing and future indebtedness and other liabilities, including trade payables, and (to the extent we are not a holder thereof) preferred equity, if any, of our subsidiaries. As of February 28, 2023, on a consolidated basis, we had $617.6 million aggregate principal amount of debt outstanding, $168.5 million aggregate principal amount of which was secured debt, and our subsidiaries had $313.4 million of other liabilities (including trade payables, lease liabilities, contingent consideration and deferred tax liabilities but excluding intercompany obligations and liabilities of a type not required to be reflected on a balance sheet of such subsidiaries in accordance with GAAP) to which the notes would have been structurally subordinated. After giving effect to the issuance of the notes (assuming no exercise of the underwriters’ option to purchase additional notes) and the use of proceeds therefrom as described in “Use of Proceeds,” the principal amount of our total consolidated indebtedness as of February 28, 2023 would have been $632.6 million. The indentures governing the 2023 notes and the 2024 notes do not and the indenture governing the notes will not limit the amount of debt that we or our subsidiaries may incur.
If a bankruptcy, liquidation, dissolution, reorganization or similar proceeding occurs with respect to us, then the holders of any of our secured indebtedness may proceed directly against the assets securing that indebtedness. Accordingly, those assets will not be available to satisfy any outstanding amounts under our unsecured indebtedness, including the notes, unless the secured indebtedness is first paid in full. The remaining assets, if any, would then be allocated pro rata among the holders of our senior, unsecured indebtedness, including the notes. There may be insufficient assets to pay all amounts then due.
If a bankruptcy, liquidation, dissolution, reorganization or similar proceeding occurs with respect to any of our subsidiaries, then we, as a direct or indirect common equity owner of that subsidiary (and, accordingly, holders of our indebtedness, including the notes), will be subject to the prior claims of that subsidiary’s creditors, including trade creditors and preferred equity holders. We may never receive any amounts from that subsidiary to satisfy amounts due under the notes.
We conduct a portion of our operations through our subsidiaries and will rely in part on our subsidiaries to make payments under the notes.
We conduct a portion of our operations through our subsidiaries. Accordingly, our ability to pay amounts due on the notes will depend in part on the cash flows of our subsidiaries and their ability to make distributions to us. None of our subsidiaries has guaranteed or otherwise become obligated with respect to the notes. Furthermore, none of our subsidiaries is under any obligation to make payments to us, and any payments to us would depend on the earnings or financial condition of our subsidiaries and various business considerations. Statutory, contractual or other restrictions may also limit our subsidiaries’ ability to pay dividends or make distributions, loans or advances to us. For these reasons, we may not have access to any assets or cash flows of our subsidiaries to make payments on the notes.
Our indebtedness and liabilities could limit the cash flow available for our operations, expose us to risks that could adversely affect our business, financial condition and results of operations and impair our ability to satisfy our obligations under the notes.
As of February 28, 2023, on a consolidated basis, we had $617.6 million aggregate principal amount of debt outstanding. We will incur $150.0 million (or, if the underwriters fully exercises their option to purchase additional notes, $172.5 million) principal amount of additional indebtedness as a result of this offering. We may also incur additional indebtedness to meet future financing needs. Our existing and future levels of indebtedness could have significant negative consequences for our security holders and our business, results of operations and financial condition by, among other things:
•
requiring the dedication of a substantial portion of our cash flow from operations to service our indebtedness, which will reduce the amount of cash available for operations, working capital, capital expenditures, expansion, acquisitions or general corporate or other purposes;

•	limiting our ability to obtain additional financing;
•	limiting our flexibility to plan for, or react to, changes in our business;
•	exposing us to the risk of increased interest rates as certain of our borrowings are at variable rates of interest;
•	diluting the interests of our existing shareholders as a result of issuing shares of our common stock upon conversion of the notes, the 2023 notes, the HTI convertible note or the 2024 notes;
•	placing us at a possible competitive disadvantage with competitors that are less leveraged than us or have better access to capital; and
•	increasing our vulnerability to downturns in our business, our industry or the economy in general, including any such downturn related to the impact of the COVID-19 pandemic.
Our business may not generate sufficient funds, and we may otherwise be unable to maintain sufficient cash reserves, to pay amounts due under our indebtedness, including the notes and the 2022 Notes, and our cash needs may increase in the future. In addition, the agreements governing certain of our existing indebtedness and our future indebtedness that we may incur may contain financial and other restrictive covenants that limit our ability to operate our business, raise capital or make payments under our other indebtedness. If we fail to comply with these covenants or to make payments under our indebtedness when due, then we would be in default under that indebtedness, which could, in turn, result in that and our other indebtedness becoming immediately payable in full.
We may be unable to raise the funds necessary to pay interest on the notes, repurchase the notes for cash following a fundamental change, and our future indebtedness may limits our ability to repurchase the notes.
Noteholders may, subject to a limited exception described in this prospectus supplement, require us to repurchase their notes following a fundamental change at a cash repurchase price generally equal to the principal amount of the notes to be repurchased, plus accrued and unpaid interest, if any. See “Description of Notes—Fundamental Change Permits Noteholders to Require Us to Repurchase Notes. We may not have enough available cash or be able to obtain financing at the time we are required to repurchase the notes. In addition, applicable law, regulatory authorities and the agreements governing our future indebtedness may restrict our ability to repurchase the notes. Our failure to repurchase notes when required will constitute a default under the indenture. A default under the indenture or the fundamental change itself could also lead to a default under agreements governing our other indebtedness, which may result in that other indebtedness becoming immediately payable in full. We may not have sufficient funds to satisfy all amounts due under the other indebtedness and the notes. The indentures governing our 2023 notes and our 2024 notes contain similar provisions.

Not all events that may adversely affect the trading price of the notes and our common stock will result in an adjustment to the conversion rate.
We will adjust the conversion rate of the notes for certain events, including:
•	certain stock dividends, splits and combinations;
•	the issuance of certain rights, options or warrants to holders of our common stock;
•	certain distributions of assets, debt securities, capital stock or other property to holders of our common stock;
•	cash dividends on our common stock; and
•	certain tender or exchange offers.
See “Description of Notes—Conversion Rights—Conversion Rate Adjustments.” We are not required to adjust the conversion rate for other events, such as third-party tender offers or an issuance of common stock (or securities exercisable for, or convertible into, common stock) for cash, that may adversely affect the trading price of the notes and our common stock. An event may occur that adversely affects the noteholders and the trading price of the notes and the underlying shares of our common stock but that does not result in an adjustment to the conversion rate.
We may incur substantially more debt or take other actions, which would intensify the risks discussed above.
The terms of the indentures governing the 2023 notes, the 2024 notes and the indenture that will govern the notes offered hereby, do not restrict our ability to incur additional indebtedness, secure our existing and any future indebtedness or refinance our current indebtedness. Our incurrence of substantially more debt could diminish our ability to make payments on the notes offered hereby or our other debt, including the 2023 notes, the HTI convertible note and the 2024 notes.
Not all significant restructuring transactions will constitute a fundamental change, in which case you will not have the right to require us to repurchase your notes for cash.
If certain corporate events called “fundamental changes” occur, except in limited circumstances, you will have the right to require us to repurchase your notes for cash. See “Description of Notes—Fundamental Change Permits Noteholders to Require Us to Repurchase Notes.” However, the definition of “fundamental change” is limited to specific corporate events and does not include all events that may adversely affect our financial condition or the trading price of the notes. For example, a leveraged recapitalization, refinancing, restructuring or acquisition by us may not constitute a fundamental change that would require us to repurchase the notes. Nonetheless, these events could significantly increase the amount of our indebtedness, harm our credit rating or adversely affect our capital structure and the trading price of the notes.
The increase to the conversion rate resulting from a make-whole fundamental change may not adequately compensate noteholders for the lost option value of their notes. In addition, a variety of transactions that do not constitute a make-whole fundamental change may significantly reduce the option value of the notes without a corresponding increase to the conversion rate.
If certain corporate events that constitute a “make-whole fundamental change” occur, then we will, in certain circumstances, temporarily increase the conversion rate. See “Description of Notes—Conversion Rights—Increase in Conversion Rate in Connection with a Make-Whole Fundamental Change.” The amount of the increase to the conversion rate will depend on the date on which the make-whole fundamental change becomes effective and the applicable “stock price.” While the increase to the conversion rate is designed to compensate noteholders for the lost option value of their notes resulting from a make-whole fundamental change, the increase is only an approximation and may not adequately compensate noteholders for the loss in option value. In addition, if the applicable “stock price” is greater than $25.00 per share or less than $2.36 per share (in each case, subject to adjustment), then we will not increase the conversion rate for the make-whole fundamental change. Moreover, we will not increase the conversion rate pursuant to these provisions to an amount that exceeds shares per $1,000 principal amount of notes, subject to adjustment.
Furthermore, the definition of make-whole fundamental change is limited to certain specific transactions. Accordingly, the make-whole fundamental change provisions of the indenture will not protect noteholders from other transactions that could significantly reduce the option value of the notes. For example, a spin-off or sale of a subsidiary or business division with volatile earnings, or a change in our line of business, could significantly affect the trading characteristics of our common stock and reduce the option value of the notes without constituting a make-whole fundamental change that results in a temporary increase to the conversion rate.
In addition, our obligation to increase the conversion rate in connection with a make-whole fundamental change could be considered a penalty, in which case its enforceability would be subject to general principles of reasonableness and equitable remedies.
There is currently no trading market for the notes. If an active trading market for the notes does not develop, then noteholders may be unable to sell their notes at desired times or prices, or at all.
The notes are a new class of securities for which no market currently exists. We do not intend to apply to list the notes on any securities exchange or for quotation on any inter-dealer quotation system. Although the underwriters have advised us that they intend to make a market in the notes, the underwriters are not obligated to do so and may discontinue any market-making activity at any time and without notice. Accordingly, an active market for the notes may never develop, and, even if one develops, it may not be maintained. If an active trading market for the notes does not develop or is not maintained, then the market price and liquidity of the notes will be adversely affected and noteholders may not be able to sell their notes at desired times or prices, or at all.
The liquidity of the trading market, if any, and future trading prices of the notes will depend on many factors, including, among other things, the trading price and volatility of our common stock, prevailing interest rates, our dividend yield, financial condition, results of operations, business, prospects and credit quality relative to our competitors, the market for similar securities and the overall securities market. Many of these factors are beyond our control. Historically, the market for convertible debt has been volatile. Market volatility could significantly harm the market for the notes, regardless of our financial condition, results of operations, business, prospects or credit quality.
The trading price of our common stock, the condition of the financial markets, prevailing interest rates and other factors could significantly affect the trading price of the notes.
We expect that the trading price of our common stock will significantly affect the trading price of the notes, which could result in greater volatility in the trading price of the notes than would be expected for non-convertible securities. The trading price of our common stock will likely continue to fluctuate in response to the factors described or referred to elsewhere in this section and under the caption “Special Note Regarding Forward-Looking Statements,” among others, many of which are beyond our control.
In addition, the condition of the financial markets and changes in prevailing interest rates can have an adverse effect on the trading price of the notes. For example, prevailing interest rates have fluctuated in the past and are likely to fluctuate in the future, and we would expect an increase in prevailing interest rates to depress the trading price of the notes. In particular, there have been recent concerns regarding expected increases in both short- and long-term interest rates, driven in part by a projected rise in inflation, and if those concerns prove to be valid, then the trading price of the notes may fall significantly.
Future sales of our common stock, including the expected shorting of the borrowed shares in the concurrent offering, or equity-linked securities in the public market could lower the market price of our common stock and adversely impact the trading price of the notes.
In the future, we may sell additional shares of our common stock or equity-linked securities to raise capital. In addition, a substantial number of shares of our common stock are reserved for issuance upon the exercise or vesting, as applicable, of equity incentive awards and warrants and for issuance upon conversion of the notes, our 2023 notes, the HTI convertible note and our 2024 notes. The indenture governing the notes will not, and the indentures governing our 2023 notes and our 2024 notes do not, restrict our ability to issue additional common stock or equity-linked securities in the future. We cannot predict the size of future issuances or the effect, if any, that they may have on the market price of our common stock. The issuance and sale of substantial amounts of common stock or equity-linked securities, or the perception that such issuances and sales may occur, could adversely affect the trading price of the notes and the market price of our common stock and impair our ability to raise capital through the sale of additional equity or equity-linked securities. In addition, our issuance of additional shares of common stock will dilute the ownership interests of our existing common shareholders, including noteholders who have received shares of our common stock upon conversion of their notes.

Concurrently with this offering and by means of a separate prospectus supplement and accompanying prospectus, up to 38,500,000 shares of our common stock will be offered by selling stockholders, who will borrow such shares through lending arrangements from an affiliate of Jefferies LLC, which is borrowing the shares, as Share Borrower, from us. We expect that the selling stockholders will sell the borrowed shares and use the resulting short position to establish their initial hedge with respect to their investments in the notes. The selling stockholders may effect such transactions by selling the borrowed shares at various prices from time to time through the Share Borrower or its affiliates. The selling stockholders will receive all of the net proceeds from the sale of the borrowed shares, and we will not receive any of those proceeds, but we will receive from the Share Borrower a one-time nominal fee of $0.0001 per share for each newly issued share. Pursuant to a share lending agreement between us and the Share Borrower, the Share Borrower has agreed to pay us an amount of cash equal to the aggregate dividend paid for any cash dividend or distribution we make in respect of the borrowed shares.
All borrowed shares (or identical shares or, in certain circumstances, the cash value thereof) must be returned to us on or about the maturity date of the notes or, if earlier, on or about the date as of which all of the notes cease to be outstanding as a result of redemption, repurchase, conversion or other acquisition for value (or earlier in certain other circumstances). See “Description of Share Lending Agreement.” The existence of these arrangements, the short sales of shares of our common stock effected in connection with the sale of the notes or any unwind of such short sales could cause the market price of our common stock to be lower over the term of these arrangements than it otherwise would have been, due to the effect of the increase in the number of outstanding shares of our common stock being traded in the market or otherwise.
The adjustments by holders of the notes of their hedging positions in shares of our common stock and the expectation thereof may have a negative effect on the market price of our common stock.
The short positions in shares of our common stock resulting from the share lending arrangements and the sale of borrowed shares in the concurrent offering are expected to be used by the Share Borrower to facilitate hedging, including through short sales of shares of our common stock, by holders of the notes. The borrowed shares sold in the concurrent offering may be more or less than the number of shares that will be needed from time to time by the holders of the notes to hedge their exposure under the notes. Any buying or selling of shares of our common stock by the holders of the notes to adjust their hedging positions may affect the market price of our common stock.
Changes in the accounting guidelines relating to the borrowed shares sold in the concurrent offering could decrease our reported net loss or earnings per share and potentially affect the price of our common stock.
Because the amount of borrowed shares sold in the concurrent offering (or in certain circumstances, the cash value thereof) must be returned to us upon the expiration or early termination of the share lending arrangements pursuant to their terms, we believe that under GAAP, as presently in effect, the borrowed shares will not be considered outstanding for the purpose of computing and reporting our earnings or loss per share. If accounting guidelines were to change in the future, we may become required to treat the borrowed shares as outstanding for purposes of computing earnings or loss per share, and our reported earnings or net loss per share would be reduced, which could affect the market price of our common stock.
We will make only very limited covenants in the indenture and these limited covenants may not protect your investment.
Many debt instruments contain provisions that are designed to restrict the borrower’s activities and operations in a manner that is designed to preserve the borrower’s ability to make payments on the related indebtedness when due. These provisions include financial and operating covenants, and restrictions on the payments of dividends, the incurrence of indebtedness or the issuance or repurchase of securities by the borrower or any of its subsidiaries. The indenture for the notes will not contain any of these covenants or restrictions or otherwise place any meaningful restrictions on our ability to operate our business as management deems appropriate. As a result, your investment in the notes may not be as protected as an investment in an instrument that contains some or all of these types of covenants and restrictions.
The indenture will not:
•	require us to maintain any financial ratios or specific levels of net worth, revenues, income, cash flows or liquidity;

•	protect holders of the notes in the event that we experience significant adverse changes in our financial condition or results of operations;
•	restrict the ability of our subsidiaries to incur liabilities (including secured and unsecured indebtedness) that would be structurally senior to our indebtedness;
•	restrict our ability to incur liabilities (including secured and unsecured indebtedness) or to make investments;
•	prohibit us from redeeming the 2023 notes, the HTI convertible note, the 2024 notes, and not the notes; or
•	restrict our ability to make investments or to purchase or pay dividends or make other payments in respect of our common stock or other securities ranking junior to the notes.
As a result, your investment in the notes may not be as protected as an investment in an instrument that contains some or all of these types of covenants and restrictions. In addition, the indenture contains no covenants or other provisions to afford protection to holders of the notes in the event of a fundamental change involving us except to the extent described under “Description of Notes—Fundamental Change Permits Noteholders to Require Us to Repurchase Notes,” “Description of Notes—Conversion Rights—Increase in the Conversion Rate in Connection with a Make-Whole Fundamental Change.” and “Description of Notes—Consolidation, Merger and Asset Sale.” Consequently, your rights under the notes may be substantially and adversely affected upon any fundamental change or if we or our subsidiaries take certain actions that could either increase the probability that we default on the notes or reduce the recovery that you are likely to receive upon any such default.
Regulatory actions, changes in market conditions and other events may adversely affect the trading price and liquidity of the notes and the ability of investors to implement a convertible note arbitrage trading strategy.
We expect that many investors in the notes, including potential purchasers of the notes from investors in this offering, will seek to employ a convertible note arbitrage strategy. Under this strategy, investors typically short sell a certain number of shares of our common stock and adjust their short position over time while they continue to hold the notes. Investors may also implement this type of strategy by entering into swaps on our common stock in lieu of, or in addition to, short selling shares of our common stock.
The SEC and other regulatory authorities have implemented various rules and taken certain actions, and may in the future adopt additional rules and take other actions, that may impact those engaging in short selling activity involving equity securities (including our common stock). These rules and actions include Rule 201 of SEC Regulation SHO, the adoption by the Financial Industry Regulatory Authority, Inc., and the national securities exchanges of a “limit up-limit down” program, the imposition of market-wide circuit breakers that halt trading of securities for certain periods following specific market declines, and the implementation of certain regulatory reforms required by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010. Any governmental or regulatory action that restricts investors’ ability to effect short sales of our common stock or enter into equity swaps on our common stock could depress the trading price of, and the liquidity of the market for, the notes.
In addition, the liquidity of the market for our common stock and other market conditions could deteriorate, which could reduce, or eliminate entirely, the number of shares available for lending in connection with short sale transactions and the number of counterparties willing to enter into an equity swap on our common stock with a note investor. These and other market events could make implementing a convertible note arbitrage strategy prohibitively expensive or infeasible. If investors in this offering or potential purchasers of the notes that seek to employ a convertible note arbitrage strategy are unable to do so on commercial terms, or at all, then the trading price of, and the liquidity of the market for, the notes may significantly decline.
You may be subject to tax if we make or fail to make certain adjustments to the conversion rate of the notes even though you do not receive a corresponding cash distribution.
We will adjust the conversion rate of the notes for certain events, including the payment of cash dividends. If we adjust the conversion rate as a result of a dividend that is taxable to our common shareholders, such as a cash dividend, then you may be deemed, for U.S. federal income tax purposes, to have received a taxable dividend to the extent of our earnings and profits, without the receipt of any cash. In addition, if we do not adjust (or adjust adequately) the conversion rate after an event that increases your proportionate interest in us, then you could be treated as having received a deemed taxable dividend. If a make-whole fundamental change occurs, under some circumstances, we will increase the conversion rate for notes converted in connection with that make-whole fundamental change. Such increase may also be treated as a distribution subject to U.S. federal income tax as a dividend. If you are a non-U.S. holder (as defined in “Material U.S. Federal Income Tax Considerations”), then any deemed dividend would be subject to U.S. federal withholding tax at a 30% rate, or such lower rate as may be specified by an applicable treaty, which may be withheld from or set off against payments on the notes or our common stock owned by such non-U.S. holder or from any proceeds of any subsequent sale, exchange or other disposition of such note (including the retirement of such note) or such common stock by such non-U.S. holder or other funds or assets of such non-U.S. holder. The Internal Revenue Service has issued proposed regulations addressing the amount and timing of deemed distributions, obligations of withholding agents and filing and notice obligations of issuers, which, if adopted, could affect the U.S. federal income tax treatment of a holder of notes deemed to receive such a distribution. See “Description of Notes—Conversion Rights—Conversion Rate Adjustments” and “Material U.S. Federal Income Tax Considerations.”
A rating agency may not rate the notes or may assign a rating that is lower than expected.
We do not intend to seek to have the notes rated by any rating agency. However, if one or more rating agencies rates the notes and assigns a rating that is lower than the rating that investors expect, or reduces their rating in the future, then the trading price of our common stock and the notes could significantly decline.
In addition, market perceptions of our creditworthiness will directly affect the trading price of the notes. Accordingly, if a rating agency rates any of our indebtedness in the future or downgrades or withdraws the rating, or puts us on credit watch, then the trading price of the notes will likely decline.
Certain provisions in the indenture could delay or prevent an otherwise beneficial takeover or takeover attempt of us.
Certain provisions in the indenture could make it more difficult or more expensive for a third party to acquire us. For example, if a takeover would constitute a fundamental change, holders of the notes will have the right to require us to repurchase their notes in cash. In addition, if a takeover constitutes a make-whole fundamental change, we may be required to increase the conversion rate for holders who convert their notes in connection with such takeover. In either case, and in other cases, our obligations under the notes and the indenture could increase the cost of acquiring us or otherwise discourage a third party from acquiring us or removing incumbent management, including in a transaction that noteholders or holders of our common stock may view as favorable.
Our management will have broad discretion over the use of the proceeds from this offering and might not apply the proceeds of this offering in ways that increase the value of your investment.
Our management will have broad discretion over the use of the net proceeds from this offering that are not used to consummate the notes repurchase transactions, and you will be relying on the judgment of our management regarding the application of such proceeds. They might not apply the such proceeds of this offering in ways that increase the value of your investment. See “Use of Proceeds.”
Your investment in the notes may be harmed if we redeem the notes.
We will have the right to redeem the notes, in whole and not in part, in certain circumstances on or after June 20, 2025. See “Description of Notes—Optional Redemption.” If we redeem your notes, then you may not be entitled to benefit from potential future appreciation in the trading price of our common stock, and you may be unable to reinvest any proceeds from the redemption in comparable investments at favorable interest rates.
Because the notes will initially be held in book-entry form, noteholders must rely on DTC’s procedures to receive communications relating to the notes and exercise their rights and remedies.
We will initially issue the notes in the form of one or more “global notes” registered in the name of Cede & Co., as nominee of DTC. Beneficial interests in global notes will be shown on, and transfers of global notes will be effected only through, the records maintained by DTC. Except in limited circumstances, we will not issue certificated notes. See “Description of Notes—Book Entry, Settlement and Clearance.” Accordingly, if you own a beneficial interest in a global note, then you will not be considered an owner or holder of the notes. Instead,

DTC or its nominee will be the sole holder of the notes. Payments of principal, interest and other amounts on global notes will be made to the paying agent, who will remit the payments to DTC. We expect that DTC will then credit those payments to the DTC participant accounts that hold book-entry interests in the global notes and that those participants will credit the payments to indirect DTC participants. Unlike persons who have certificated notes registered in their names, owners of beneficial interests in global notes will not have the direct right to act on our solicitations for consents or requests for waivers or other actions from noteholders. Instead, those beneficial owners will be permitted to act only to the extent that they have received appropriate proxies to do so from DTC or, if applicable, a DTC participant. The applicable procedures for the granting of these proxies may not be sufficient to enable owners of beneficial interests in global notes to vote on any requested actions on a timely basis. In addition, notices and other communications relating to the notes (including any notice of redemption) will be sent to DTC. We expect DTC will forward any such communications to DTC participants, which in turn would forward such communications to indirect DTC participants, but we can make no assurances that you will timely receive any such communications.
Holding notes will not, in itself, confer any rights with respect to our common stock.
Noteholders will generally not be entitled to any rights with respect to our common stock (including voting rights and rights to receive any dividends or other distributions on our common stock). However, noteholders will be subject to all changes affecting our common stock to the extent the trading price of the notes depends on the market price of our common stock and to the extent they receive shares of our common stock upon conversion of their notes. For example, if we propose an amendment to our charter documents that requires stockholder approval, then a noteholder will not, as such, be entitled to vote on the amendment, although the noteholder will be subject to any changes implemented by that amendment in the powers, preferences or special rights of our common stock.
Any repurchases of the 2023 notes and 2024 notes, and related transactions by holders of the 2023 notes and 2024 notes purchasers of the notes offered hereby, may affect the value of the notes and our common stock.
Contemporaneously with the pricing of the this offering, we entered into separate privately negotiated transactions with certain holders of the 2023 notes and certain holders of the 2024 notes to repurchase approximately $12.5 million aggregate principal amount of 2023 notes for approximately $12.6 million of cash and approximately $122.5 million aggregate principal amount of 2024 notes for approximately $125.7 million of cash, which includes, in each case, accrued and unpaid interest on such 2023 notes and 2024 notes (each a “note repurchase” and collectively the “notes repurchases”).
Contemporaneously with the pricing of the this offering, we entered into separate privately negotiated transactions with certain holders of the 2023 notes and certain holders of the 2024 notes to repurchase approximately $12.5 million aggregate principal amount of 2023 notes for approximately $12.6 million of cash and approximately $122.5 million aggregate principal amount of 2024 notes for approximately $125.7 million of cash, which includes, in each case, accrued and unpaid interest on such 2023 notes and 2024 notes (each a “note repurchase” and collectively the “notes repurchases”). We expect that certain holders of 2023 notes and certain holders of 2024 notes that agreed to sell their 2023 notes or 2024 notes, as applicable, in negotiated transactions with us may, concurrently with or shortly after the pricing of the notes, enter into or unwind various derivatives with respect to our common stock and/or purchase shares of our common stock in the market. The amount of common stock that such holders purchase may be substantial in relation to the historic average daily trading volume of our common stock. In addition, we expect that certain purchasers of the notes may establish a short position with respect to our common stock by short selling our common stock or by entering into short derivative positions with respect to our common stock, in each case, in connection with the offering. The net effect of the market activities described above by holders of 2023 notes and holders of 2024 notes and purchasers of the notes offered hereby could increase (or reduce the size of any decrease in) or decrease (or reduce the size of any increase in) the market price of our common stock and/or the market price of the notes, and may have affected the initial conversion price of the notes, and we cannot predict the magnitude of such market activities or the overall effect they will have on the market price of the notes or the market price of our common stock.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
Certain statements in this prospectus supplement and the accompanying base prospectus, including the documents incorporated by reference herein and therein, constitute forward-looking information or forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which are intended to be covered by the safe harbor created by such sections and other applicable laws. The forward-looking statements are expressly qualified by this cautionary statement. Forward-looking statements are provided for the purpose of presenting information about management’s current expectations and plans relating to the future, and readers are cautioned that such statements may not be appropriate for other purposes. These statements may include, without limitation, statements regarding our operations, business, financial condition, expected financial results, performance, prospects, opportunities, priorities, targets, goals, ongoing objectives, strategies and outlook. Forward-looking statements are typically identified by words such as “expect”, “intend”, “anticipate”, “believe”, “contemplate”, “foresee”, “forecast”, “future”, “could”, “enable”, “potential”, “estimate”, “project”, “goal”, “plan”, “seek”, “strive”, “will”, “would”, “may” and “should” and similar expressions, although not all forward-looking statements contain these identifying words. Forward-looking statements reflect current beliefs of management with respect to future events and are based on information currently available to management including based on reasonable assumptions, estimates, internal and external analysis and opinions of management concerning its experience, perception of trends, current conditions and expected developments as well as other factors that management believes to be relevant as at the date such statements are made. Forward-looking statements involve significant known and unknown risks and uncertainties. Many factors could cause actual results, performance or achievement to be materially different from any future forward-looking statements. Our estimates, beliefs and assumptions are inherently subject to significant business, economic, competitive and other uncertainties and contingencies regarding future events and as such, are subject to change. We can give no assurance that such estimates, beliefs and assumptions will prove to be correct.
Any information or statements that are contained in this prospectus supplement and the accompanying base prospectus, including the documents incorporated by reference herein and therein, that are not statements of historical fact may be deemed to be forward-looking statements, including, but not limited to, statements with regards to:
•	estimates of our financial information, including in respect of expected revenues, margins, cash flow, profitability, and production of cannabis;
•	estimates of future costs applicable to sales, future capital expenditures, future cost reductions, and projected synergies including pre-tax synergies, cost savings and efficiencies;
•	our expectation to have scalable medical and adult-use cannabis platforms to strengthen the leadership position in Canada, internationally, and eventually in the United States;
•	us being well positioned in the European cannabis markets and our ability to leverage our current European platforms;
•	strategic and financial benefits in connection with the acquisition of HEXO Corp. (“HEXO”) by Tilray;
•	the legalization of cannabis in the United States and us being well positioned to compete in the United States market;
•	the projected growth in our market share and growth in the European Union market;
•	our anticipated use of proceeds from this offering;
•	the actions of certain holders of the 2023 notes and/or 2024 notes that we agree to repurchase concurrently with this offering; and
•	our expectation to offer a diversified and branded product offering and distribution footprint, world-class cultivation, processing and manufacturing facilities.
The forward-looking statements contained in this prospectus supplement and the accompanying base prospectus, including the documents incorporated by reference herein and therein, are subject to inherent risks and uncertainties and other factors or assumptions which could cause actual results to differ materially from those anticipated by the forward-looking statements. There can be no assurance that future developments affecting us will be those that we have anticipated. The factors which could cause results to differ from current expectations and beliefs include, but are not limited to:
•
additional impairments of our goodwill, impairments of our intangible and other long-lived assets, and changes in the estimated useful lives of intangible assets could have a material adverse impact on our financial results;

•
we may experience difficulties in realizing operational efficiencies and associated cost synergies from the HEXO acquisition, as well as with integrating Tilray and HEXO’s operations and realizing the expected benefits, and such transaction remains subject to the satisfaction of various closing conditions;

•
we recently closed on an investment and certain transactions with HEXO Corp. (“HEXO”) and we face uncertainty with respect to our ability to realize a return on our investment and achieve expected production efficiencies and cost savings in connection with the commercial transactions with HEXO as well as the MedMen Enterprises Inc. investment and Montauk Brewing Company (“Montauk”) acquisition;

•	our business is dependent upon regulatory approvals and licenses, ongoing compliance and reporting obligations, and timely renewals;
•	we are subject to litigation, arbitration and demands, which could result in significant liability and costs, and impact our resources and reputation;
•
government regulation is evolving, and unfavorable changes or lack of commercial legalization could impact our ability to carry on our business as currently conducted and the potential expansion of our business;

•	our production and processing facilities are integral to our business and adverse changes or developments affecting our facilities may have an adverse impact on our business;
•	we face intense competition, and anticipate competition will increase, which could hurt our business;
•	regulations constrain our ability to market and distribute our products in Canada;
•	United States regulations relating to hemp-derived CBD products are new and rapidly evolving, and changes may not develop in the timeframe or manner most favorable to our business objectives;
•	changes in consumer preferences or public attitudes about alcohol could decrease demand for our beverage alcohol products;
•
SweetWater, Breckenridge and Montauk each face substantial competition in the beer industry and the broader market for alcoholic beverage products which could impact our business and financial results;

•	we have a limited operating history and a history of net losses, and we may not achieve or maintain profitability in the future;
•	our strategic alliances and other third-party business relationships may not achieve the intended beneficial impact and expose us to risks;
•	we may not be able to successfully identify and execute future acquisitions, dispositions or other equity transactions or to successfully manage the impacts of such transactions on our operations;
•	we are subject to risks inherent in an agricultural business, including the risk of crop failure;
•
we may be negatively impacted by volatility in political and economic environment, factors including the war in Ukraine, economic downturns and increases in interest rates, and a period of sustained inflation across the markets in which we operate could result in higher operating costs and may negatively impact our business and financial performance.

•
we depend on significant customers for a substantial portion of our revenue. If we fail to retain or expand our customer relationships or significant customers reduce their purchases, our revenue could decline significantly;

•	our products may be subject to recalls for a variety of reasons, which could require us to expend significant management and capital resources;
•	significant interruptions in our access to certain supply chains for key inputs such as raw materials, supplies, electricity, water and other utilities may impair our operations;
•	management may not be able to successfully establish and maintain effective internal controls over financial reporting;
•	the price of our common stock in public markets has experienced and may continue to experience severe volatility and fluctuations;
•	the volatility of our stock and the stockholder base may hinder or prevent us from engaging in beneficial corporate initiatives;
•
the terms of our outstanding warrants may limit our ability to raise additional equity capital or pursue acquisitions, which may impact funding of our ongoing operations and cause significant dilution to existing stockholders;

•	we may not have the ability to raise the funds necessary to settle conversions of the convertible securities in cash or to repurchase the convertible securities upon a fundamental change; and
•	we are subject to other risks generally applicable to our industry and the conduct of our business.
Readers are cautioned that the foregoing list of factors is not exhaustive. Other risks and uncertainties not presently known to us or that we presently believe are not material could also cause actual results or events to differ materially from those expressed in the forward-looking statements contained herein.
Additional information on these and other factors that could affect our operations or financial results are included in reports filed by us with applicable securities regulatory authorities and may be accessed through EDGAR (www.sec.gov). These risks and other factors are also discussed in more detail in the section entitled “Risk Factors” contained in our most recent Annual Report on Form 10-K, as amended, as well as any amendments thereto reflected in subsequent filings with the SEC and in our other filings that are incorporated by reference into this prospectus supplement and the accompanying base prospectus.
The forward-looking statements contained in this prospectus supplement and the accompanying base prospectus, including the documents incorporated by reference herein and therein, are expressly qualified in their entirety by this cautionary statement. We cannot guarantee that the results or events expressed or implied in any forward-looking statement and information will materialize and accordingly, readers are cautioned not to place undue reliance on these forward-looking statements, which reflect our expectations only as of the date of the document containing the applicable statement. We disclaim any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. Thus, you should not assume that our silence over time means that actual events are bearing out as expressed or implied in such forward-looking statements. You should read this prospectus supplement, the accompany prospectus, together with the documents we have filed with the SEC that are incorporated by reference and any free writing prospectus we have authorized for use in connection with a specific offering completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of the forward-looking statements in the foregoing documents by these cautionary statements.

USE OF PROCEEDS
We estimate that the net proceeds to us from this offering will be approximately $144.8 million (or approximately $166.6 million if the underwriters fully exercise their over-allotment option), after deducting the underwriters’ discounts and commissions and our estimated offering expenses.
We intend to use approximately $138.3 million of the net proceeds from this offering to finance the note repurchase transactions as described under the caption “The Offering—Concurrent Note Repurchase Transactions.” We intend to use the remainder of the net proceeds for general corporate purposes. The 2023 notes bear interest at rate of 5.00% and mature on October 1, 2023 and the 2024 notes bear interest at a rate of 5.25% and mature on June 1, 2024.
Certain of the underwriters or their affiliates may hold a portion of the outstanding 2023 notes and 2024 notes we have agreed to repurchase and therefore could receive a portion of the net proceeds of this offering related to any such repurchase of our 2023 notes and 2024 notes.
Pending any ultimate use of any portion of the net proceeds from this offering, we intend to invest such net proceeds in a variety of capital-preservation investments, including short- and intermediate-term, interest-bearing, investment grade securities and government securities in a manner that permits us to maintain our exemption from registration under the Investment Company Act of 1940, as amended. Accordingly, we will retain broad discretion over the use of these net proceeds.

CAPITALIZATION
The following table sets forth our cash and cash equivalents and capitalization as of February 28, 2023:
•	on an actual basis; and
•
on an as adjusted basis to give effect to (i) the receipt of the net proceeds from the issuance of the notes in the offering (assuming no exercise of the underwriters’ option to purchase additional notes) after deducting the underwriting discounts and estimated offering expenses payable by us, (ii) the note repurchase transactions, (iii) the amendment to our existing certificate of incorporation on March 16, 2023 (the “charter amendments”) to cancel the Class 1 Common Stock and re-allocating such authorized shares to Class 2 Common Stock and (iv) the automatic conversion of all of the issued and outstanding Series A Preferred Stock into our common stock following the approval of the charter amendments.

You should read this information together with our financial statements and related notes incorporated by reference in this prospectus supplement. For more details on how you can obtain our SEC reports and other information, you should read the section of this prospectus supplement entitled “Where You Can Find More Information.”
	As of February 28, 2023
	Actual	As Adjusted
	(in thousands)
Cash and cash equivalents	$164,997	$171,497
Debt:
Credit facility, term loan and mortgage payable indebtedness(1)(2)	168,539	168,539
4.00% Convertible Note to HTI due 2023(2)	50,000	50,000
5.25% Convertible Notes due 2023(2)	139,830	127,330
5.00% Convertible Notes due 2024(2)	259,240	136,740
5.20% Convertible Notes due 2027 offered hereby(3)	—	150,000
Total debt	617,609	632,609
Stockholders’ equity:
Series A Preferred Stock ($0.0001 par value; 10,000,000 shares authorized; 120,000 and nil shares issued and outstanding actual and as adjusted, respectively)	—	—
Common stock ($0.0001 par value; nil and 980,000,000 shares authorized actual and as adjusted; 617,857,031 and 617,977,031 shares issued and outstanding actual and as adjusted respectively)	62	62
Additional paid-in capital	5,723,342	5,723,342
Accumulated other comprehensive loss	(42,948)	(42,948)
Accumulated deficit(5)	(2,276,794)	(2,276,794)
Non-controlling interests(5)	3,109	3,109
Total stockholders’ equity	3,406,771	3,406,771
Total capitalization	$4,024,380	$4,039,380
(1)
See note 10 to our consolidated financial statements included in our Q3 2023 Form 10-Q and note 16 to our consolidated financial statements included in our 2022 Form 10-K for a description of our existing credit facility, term loan and mortgage payable indebtedness.

(2)	Reflects principal amount outstanding, without deduction for debt discounts or issuance costs.
(3)
The amounts shown in the table above for the notes we are offering represent their principal amount. However, we expect that the initial liability carrying amount of the notes for accounting purposes will be recorded net of issuance costs, which will be treated as a debt discount for accounting purposes and amortized into interest expense over the term of the notes.

(4)	The number of outstanding shares of common stock in the above table excludes, as of February 28, 2023:
•	4,660,046 shares issuable upon the exercise of stock options outstanding under our stock incentive plans with a weighted average exercise price of $13.43 per share;
•	16,431,876 shares issuable pursuant to vesting of restricted stock shares outstanding under our stock incentive plans;
•	6,209,000 shares issuable pursuant to exercise of warrants outstanding with an exercise price of $3.15;
•	15,630,093 shares reserved for issuance and available for future grant or sale under our stock incentive plans;
•	any shares issuable upon conversion of the outstanding HTI convertible note, 2023 notes, and 2024 notes;
•	38,500,000 shares issued in connection with the lending arrangement described in “Description of Share Lending Agreement”; and
•	any shares issuable upon conversion of the notes offered hereby.
(5)	The as-adjusted column of the table above does not give effect to any gains or losses that we may realize or incur in connection with any repurchases of our 2023 notes or 2024 notes.

DESCRIPTION OF NOTES
We will issue the notes under an indenture and a supplemental indenture (together, the “indenture”), each between us and Computershare Trust Company, N.A., as trustee (the “trustee”), and to be dated as of the initial closing date of this offering.
The following is a summary of certain provisions of the notes and the indenture. It is only a summary and is not complete. We qualify this summary by referring you to the indenture and the notes, because they, and not this summary, define your rights as a holder of the notes. We will provide you with a copy of the indenture, which includes the form of the notes, as provided under the caption “Where You Can Find Additional Information.”
In addition, the indenture and the notes will be deemed to include certain terms that are made a part of the indenture and the notes pursuant to the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).
Certain terms used in this summary are defined below under the caption “—Definitions.” Certain other terms used in this summary are defined in the indenture.
This “Description of Notes” section supplements and, to the extent inconsistent therewith, supersedes the information in the accompanying base prospectus under the caption “Description of Debt Securities.”
References to “we,” “us” and “our” in this section refer to Tilray Brands, Inc. only and not to any of its subsidiaries. References to any “note” in this section refer to any authorized denomination of a note, unless the context requires otherwise.
Generally
The notes will:
•	be our senior, unsecured obligations;
•	initially be limited to an aggregate principal amount of $150,000,000 (or $172,500,000, if the underwriters fully exercise their option to purchase additional notes, solely to cover over-allotments);
•	bear interest from, and including May 31, 2023, at an annual rate of 5.20%, payable semi-annually in arrears on June 15 and December 15 of each year, beginning on December 15, 2023;
•	bear special interest in the circumstances described below under the caption “—Events of Default—Special Interest as Sole Remedy for Certain Reporting Defaults”;
•	mature on June 15, 2027, unless earlier repurchased, redeemed or converted;
•	be redeemable, in whole and not in part, at our option, on or after June 20, 2025 in the circumstances described below under the caption “—Optional Redemption”;
•
be subject to repurchase by us at the noteholders’ option if a “fundamental change” (as defined below under the caption “—Definitions”) occurs, at a cash repurchase price equal to the principal amount of the notes to be repurchased, plus accrued and unpaid interest, if any, to, but excluding, the fundamental change repurchase date (subject to the right of noteholders on a regular record date to receive the related interest payment), as described, and subject to the limited exception set forth, below under the caption “—Fundamental Change Permits Noteholders to Require Us to Repurchase Notes”;

•
be convertible, at the noteholders’ option, into shares of our common stock (together with cash in lieu of any fractional share, if applicable), at an initial conversion rate of 376.6478 shares per $1,000 principal amount of notes (which represents an initial conversion price of approximately $2.66 per share), subject to the adjustments described below under the caption “—Conversion Rights”;

•	be issued in principal amount denominations of a minimum of $1,000 or any integral multiple of $1,000 in excess thereof, which we refer to as an “authorized denomination”; and
•
initially be represented by one or more registered notes in global form, but may, in certain circumstances, be exchanged for notes in definitive form, as described below under the caption “—Book Entry, Settlement and Clearance.”

The indenture will not contain any financial covenants and will not limit us or our subsidiaries from incurring additional indebtedness, paying dividends or issuing or repurchasing any securities. Except to the extent described below under the captions “—Conversion Rights—Increase in Conversion Rate in Connection with a Make-Whole Fundamental Change,” “—Fundamental Change Permits Noteholders to Require Us to Repurchase Notes” and “—Consolidation, Merger and Asset Sale,” the indenture will not contain any provisions designed to protect noteholders upon a highly leveraged transaction involving us or a decline in our credit rating as a result of a recapitalization, takeover, highly leveraged transaction or other restructuring involving us.
Without the consent of any noteholder, we may issue additional notes under the indenture with the same terms as the notes we are offering (except for certain differences, such as the date as of which interest begins to accrue and the first interest payment date for such additional notes). However, such additional notes must be identified by a separate CUSIP number or by no CUSIP number if they are not fungible, for federal income tax or federal securities laws purposes, with other notes we issue under the indenture.
We do not intend to list the notes on any securities exchange or include them in any automated inter-dealer quotation system.
Absent manifest error, a person in whose name a note is registered on the registrar’s books will be considered to be the holder of that note for all purposes, and only registered noteholders (which, in the case of notes held through DTC, will initially be DTC’s nominee, Cede & Co.) will have rights under the indenture as noteholders.
Subject to applicable law, we or our subsidiaries may directly or indirectly repurchase notes in the open market or otherwise, whether through private or public tender or exchange offers, cash-settled swaps or other cash-settled derivatives.
We may, at our option and to the extent permitted by applicable law, reissue, resell, hold or surrender to the trustee for cancellation any notes that we may repurchase (other than notes repurchased upon a fundamental change), in the case of a reissuance or resale, so long as such notes do not constitute restricted securities upon such reissuance or resale. Any such notes that we may repurchase will be considered outstanding for all purposes under the indenture (other than, at any time when such notes are held by us, any of our subsidiaries or our affiliates or any subsidiary of any of such affiliates, for the purpose of determining whether holders of the requisite aggregate principal amount of notes have concurred in any direction, consent, waiver or other action under the indenture) unless and until such time as we surrender them to the trustee for cancellation and, upon receipt of a written order from us, the trustee will cancel all notes so surrendered.
Payments on the Notes
For purposes of the notes, the description below under this section titled “—Payments on the Notes” supersedes the information in the accompanying base prospectus under the caption “Description of Debt Securities—Payment and Paying Agents.”
We will pay (or cause the paying agent to pay) the principal of, and interest on, any global note by wire transfer of immediately available funds. We will pay (or cause the paying agent to pay) the principal of, and interest on, any certificated note as follows:
•
if the principal amount of such note is at least $5.0 million (or such lower amount as we may choose in our sole and absolute discretion) and the holder of such note entitled to such payment has delivered to the paying agent or the trustee, no later than the time set forth below, a written request to receive payment by wire transfer to an account of such holder within the United States, by wire transfer of immediately available funds to such account; and

•	in all other cases, by check mailed to the address of such holder set forth in the note register.
To be timely, a written request referred to in the first bullet point above must be delivered no later than the “close of business” (as defined below under the caption “—Definitions”) on the following date: (i) with respect to the payment of any interest due on an interest payment date, the immediately preceding regular record date; and (ii) with respect to any other payment, the date that is 15 calendar days immediately before the date such payment is due.
If the due date for a payment on a note is not a “business day” (as defined below under the caption “—Definitions”), then such payment may be made on the immediately following business day and no interest will accrue on such payment as a result of the related delay. Solely for purposes of the immediately preceding sentence, a day on which the applicable place of payment is authorized or required by law or executive order to close or be closed will be deemed not to be a “business day.”

Registrar, Paying Agent and Conversion Agent
We will maintain one or more offices or agencies in the continental United States where notes may be presented for registration of transfer or for exchange, payment and conversion, which we refer to as the “registrar,” “paying agent” and “conversion agent,” respectively. We have appointed the trustee as the initial registrar, paying agent and conversion agent and its office in the United States as a place where notes may be presented for payment. However, we may change the registrar, paying agent and conversion agent, and we or any of our subsidiaries may choose to act in that capacity as well, without prior notice to the noteholders (except that the registrar, paying agent or conversion agent with respect to any global note must at all times be a person that is eligible to act in that capacity under the depositary procedures).
Transfers and Exchanges
For purposes of the notes, the description below under this section titled “—Transfers and Exchanges” supersedes the information in the accompanying base prospectus under the caption “Description of Debt Securities—Form, Exchange and Transfer.”
A noteholder may transfer or exchange its notes at the office of the registrar in accordance with the indenture. We, the trustee and the registrar may require the noteholder to, among other things, deliver appropriate endorsements or transfer instruments, and such certificates or other documentation or evidence as we or they may reasonably require to determine that such transfer or exchange complies with applicable securities laws. In addition, we, the trustee and the registrar may refuse to register the transfer or exchange of any note that is subject to conversion, redemption or required repurchase.
We have appointed the trustee’s designated corporate trust office in the United States as a place where notes may be presented for registration of transfer or for exchange. However, we may change the registrar or act as the registrar ourselves without prior notice to the noteholders.
Interest
The notes will bear cash interest at an annual rate of 5.20%, payable semi-annually in arrears on June 15 and December 15 of each year, beginning on December 15, 2023, to the noteholders of record of the notes as of the close of business on the immediately preceding June 1 and December 1, respectively. Interest will accrue from, and including, the last date to which interest has been paid or duly provided for (or, if no interest has been paid or duly provided for, from, and including, the date the notes are initially issued) to, but excluding, the next interest payment date. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months and, for partial months, on the basis of the number of days actually elapsed in a 30-day month.
In addition to the stated interest on the notes referred to above, special interest will accrue on the notes in the circumstances described below under the caption “—Events of Default—Special Interest as Sole Remedy for Certain Reporting Defaults.” All references in this prospectus supplement to interest on the notes include any special interest and default interest (as described below under the caption “—Events of Default—Default Interest”) payable on the notes, unless the context requires otherwise.
Ranking
The notes will be our general unsecured obligations that will:
•	rank senior in right of payment to all of our indebtedness that is expressly subordinated in right of payment to the notes;
•	rank equal in right of payment with all of our indebtedness that are not so subordinated, including the 2023 notes, the HTI convertible note and the 2024 notes;
•	effectively rank junior to any of our secured indebtedness to the extent of the value of the assets securing such indebtedness; and
•	rank structurally junior to all indebtedness and other liabilities (including trade payables) of our subsidiaries.
The indenture will not prohibit us from incurring additional indebtedness, including secured indebtedness, which would be effectively senior to the notes to the extent of the value of the collateral securing that indebtedness, or indebtedness that would rank equal in right of payment with the notes. The indenture will also not prohibit our subsidiaries from incurring any additional indebtedness or other liabilities that would be structurally senior to our obligations under the notes.
In the event of our bankruptcy, liquidation, reorganization or other winding up, our assets that secure any indebtedness will not be available to make payments under the notes unless all of that indebtedness is first paid in full. We advise you that there may not be sufficient assets remaining to pay amounts due on any or all the notes then outstanding. In the event of the bankruptcy, liquidation, reorganization or other winding up of any of our subsidiaries, we, as a common equity holder of that subsidiary, and, therefore, the noteholders, will rank behind that subsidiary’s creditors, including that subsidiary’s trade creditors, and (to the extent we are not a holder thereof) that subsidiary’s preferred equity holders. Even if we were a creditor of any of our subsidiaries, our rights as a creditor would be effectively subordinated to any security interest of others in the assets of that subsidiary, to the extent of the value of those assets, and would be subordinated to any indebtedness of that subsidiary that is senior in right of payment to that held by us.
Our subsidiaries will have no obligations under the notes. The ability of our subsidiaries to pay dividends or make other payments to us is restricted by, among other things, corporate and other laws and by agreements to which our subsidiaries may become a party. Accordingly, we may be unable to gain access to the cash flow or assets of our subsidiaries to enable us to make payments on the notes.
As of February 28, 2023, on a consolidated basis, we had $617.6 million aggregate principal amount of debt outstanding, $168.5 million aggregate principal amount of which was secured debt, and our subsidiaries had $313.4 million of other liabilities (including trade payables, lease liabilities, contingent consideration and deferred tax liabilities but excluding intercompany obligations and liabilities of a type not required to be reflected on a balance sheet of such subsidiaries in accordance with GAAP) to which the notes would have been structurally subordinated. After giving effect to the issuance of the notes (assuming no exercise of the underwriter’s option to purchase additional notes) and the use of proceeds therefrom as described in “Use of Proceeds,” the principal amount of our total consolidated indebtedness as of February 28, 2023 would have been $632.6 million.
Optional Redemption
We may not redeem the notes at our option at any time before June 20, 2025. Subject to the terms of the indenture, we have the right, at our election, to redeem all, but not less than all, of the notes, at any time, on a redemption date occurring on or after June 20, 2025 and on or before the second “scheduled trading day” (as defined below under the caption “—Definitions”) immediately before the maturity date, for cash, but only if the “last reported sale price” (as defined below under the caption “—Definitions”) per share of common stock exceeds 130% of the “conversion price” (as defined below under the caption “—Definitions”) on: (i) each of at least 20 “trading days” (as defined below under the caption “—Definitions”), whether or not consecutive, during the 30 consecutive trading days ending on, and including, the trading day immediately before the date we send the related redemption notice; and (ii) the trading day immediately before the date we send such notice. In addition, calling the notes for redemption will constitute a “make-whole fundamental change” (as defined below under the caption “—Definitions”), which will require us to increase the conversion rate in certain circumstances.
The redemption date will be a business day of our choosing that is no more than 60, nor less than 30, calendar days after the date we send the related redemption notice, as described below.
The redemption price for any note called for redemption will be the principal amount of such note plus accrued and unpaid interest on such note to, but excluding, the redemption date. However, if the redemption date is after a regular record date and on or before the next interest payment date, then (i) the holder of such note at the close of business on such regular record date will be entitled, notwithstanding such redemption, to receive, on or, at our election, before such interest payment date, the unpaid interest that would have accrued on such note to, but excluding, such interest payment date; and (ii) the redemption price will not include accrued and unpaid interest on such note to, but excluding, such redemption date.
We will send to each noteholder notice of the redemption containing certain information set forth in the indenture, including the redemption price and the redemption date.

Notes called for redemption must be delivered to the paying agent (in the case of certificated notes) or the “depositary procedures” (as defined below under the caption “—Definitions”) must be complied with (in the case of global notes) for the holder of those notes to be entitled to receive the redemption price.
Notwithstanding anything to the contrary above, we may not redeem any notes if the principal amount of the notes has been accelerated (other than as a result of a failure to make the payment of the related redemption price and any related interest described above on the redemption date) and such acceleration has not been rescinded on or before the redemption date.
Conversion Rights
Generally
The notes (or any portion of a note in an authorized denomination) will be convertible, at the noteholders’ option, into shares of our common stock (together with cash in lieu of any fractional share, if applicable) at an initial conversion rate of 376.6478 shares per $1,000 principal amount of notes (which represents an initial conversion price of approximately $2.66 per share).
Noteholders may convert their notes at their option until the close of business on the second scheduled trading day immediately before the maturity date. However, if we call any note for redemption, then the holder of such note may not convert such note after the close of business on the business day immediately before the applicable redemption date, except to the extent we fail to pay the redemption price for such note in accordance with the indenture.
Treatment of Interest upon Conversion
We will not adjust the conversion rate to account for any accrued and unpaid interest on any note being converted, and, except as described below, our delivery of the consideration due in respect of the conversion will be deemed to fully satisfy and discharge our obligation to pay the principal of, and accrued and unpaid interest, if any, on, such note. As a result, except as described below, any accrued and unpaid interest on a converted note will be deemed to be paid in full rather than cancelled, extinguished or forfeited.
Notwithstanding anything to the contrary above, if the conversion date of a note is after a regular record date and before the next interest payment date, then:
•
the holder of such note at the close of business on such regular record date will be entitled, notwithstanding such conversion, to receive, on or, at our election, before such interest payment date, the unpaid interest that would have accrued on such note to, but excluding, such interest payment date; and

•	the noteholder surrendering such note for conversion must deliver, at the time it surrenders such note, an amount of cash equal to the amount of such interest.
However, such noteholder need not deliver such cash:
•	if we have specified a redemption date that is after such regular record date and on or before the business day immediately after such interest payment date;
•	if such conversion date occurs after the regular record date immediately before the maturity date;
•
if we have specified a “fundamental change repurchase date” (as defined below under the caption “—Fundamental Change Permits Noteholders to Require Us to Repurchase Notes”) that is after such regular record date and on or before the second scheduled trading day immediately after such interest payment date; or

•	to the extent of any overdue interest or interest that has accrued on any overdue interest.
Accordingly, for the avoidance of doubt, all noteholders as of the close of business on the regular record date immediately before the maturity date, any redemption date described in the bullets in the preceding paragraph and any fundamental change repurchase date described in the bullets in the preceding paragraph will receive the full interest payment that would have been due on the maturity date or other applicable interest payment date regardless of whether their notes have been converted after such regular record date.

Conversion Procedures
To convert a beneficial interest in a global note, the owner of the beneficial interest must:
•	comply with the depositary procedures for converting the beneficial interest (at which time such conversion will become irrevocable);
•	if applicable, pay any interest payable on the next interest payment date, as described above under the caption “—Treatment of Interest upon Conversion”; and
•	if applicable, pay any documentary or other taxes as described below.
To convert all or a portion of a physical note, the holder of such note must:
•	complete, manually sign and deliver to the conversion agent the conversion notice attached to such note or a facsimile of such conversion notice;
•	deliver such note to the conversion agent (at which time such conversion will become irrevocable);
•	furnish any endorsements and transfer documents that we or the conversion agent may require;
•	if applicable, pay any interest payable on the next interest payment date, as described above under the caption “—Treatment of Interest upon Conversion”; and
•	if applicable, pay any documentary or other taxes as described below.
Notes may be surrendered for conversion only after the “open of business” (as defined below under the caption “—Definitions”) and before the close of business on a day that is a business day.
We will pay any documentary, stamp or similar issue or transfer tax or duty due on the issue of any shares of our common stock upon conversion, except any tax or duty that is due because the converting noteholder requests those shares to be registered in a name other than the noteholder’s name.
We refer to the first business day on which the requirements described above to convert a note are satisfied as the “conversion date.”
If a noteholder has validly delivered a “fundamental change repurchase notice” (as defined below under the caption “—Fundamental Change Permits Noteholders to Require Us to Repurchase Notes”) with respect to a note, then such note may not be converted, except to the extent (i) such notice is withdrawn in accordance with the procedures described below; and (ii) we fail to pay the related fundamental change repurchase price for such note.
Settlement upon Conversion
Upon conversion, we will deliver to holders in respect of each $1,000 principal amount of notes being converted a number of shares of our common stock equal to the conversion rate, together with a cash payment in lieu of delivering any fractional share of common stock issuable upon conversion based on the last reported sale price of our common stock on the relevant conversion date (or, if such conversion date is not a trading day, the immediately preceding trading day). We will deliver the consideration due in respect of conversion on the second business day immediately following the relevant conversion date.
If a noteholder converts more than one note on a conversion date, then the consideration due upon such conversion will (in the case of any global note, to the extent permitted by, and practicable under, the depositary procedures) be computed based on the total principal amount of notes converted on such conversion date by that noteholder.
When Converting Noteholders Become Stockholders of Record
The person in whose name any share of common stock is issuable upon conversion of any note will be deemed to become the holder of record of that share as of the close of business on the conversion date.
Conversion Rate Adjustments
Generally
The conversion rate will be adjusted for the events described below. However, we are not required to adjust the conversion rate for these events (other than a stock split or combination or a tender or exchange offer) if each noteholder participates, at the same time and on the same terms as holders of our common stock, and solely by virtue of being a holder of notes, in such transaction or event without having to convert such noteholder’s notes and as if such noteholder held a number of shares of our common stock equal to the product of (i) the conversion rate in effect on the related record date; and (ii) the aggregate principal amount (expressed in thousands) of notes held by such noteholder on such date.
(1)
Stock Dividends, Splits and Combinations. If we issue solely shares of our common stock as a dividend or distribution on all or substantially all shares of our common stock, or if we effect a stock split or a stock combination of our common stock (in each case excluding an issuance solely pursuant to a common stock change event, as to which the provisions described below under the caption “—Effect of Common Stock Change Event” will apply), then the conversion rate will be adjusted based on the following formula:

CR1 = CR0 ×	OS1
OS0
where:
CR0 =
the conversion rate in effect immediately before the close of business on the record date for such dividend or distribution, or immediately before the open of business on the effective date of such stock split or stock combination, as applicable;

CR1 =	the conversion rate in effect immediately after the close of business on such record date or the open of business on such effective date, as applicable;
OS0 =
the number of shares of our common stock outstanding immediately before the close of business on such record date or immediately before the open of business on such effective date, as applicable, without giving effect to such dividend, distribution, stock split or stock combination; and

OS1 =	the number of shares of our common stock outstanding immediately after giving effect to such dividend, distribution, stock split or stock combination, as applicable.
If any dividend, distribution, stock split or stock combination of the type described in this paragraph (1) is declared or announced, but not so paid or made, then the conversion rate will be readjusted, effective as of the date our “board of directors” (as defined below under the caption “—Definitions”) determines not to pay such dividend or distribution or to effect such stock split or stock combination, to the conversion rate that would then be in effect had such dividend, distribution, stock split or stock combination not been declared or announced.
(2)
Rights, Options and Warrants. If we distribute, to all or substantially all holders of our common stock, rights, options or warrants (other than rights issued pursuant to a stockholder rights plan, to which the provisions below under clause (3)(a) and under the caption “—Stockholder Rights Plans” will apply) entitling such holders, for a period of not more than 45 calendar days after the record date of such distribution, to subscribe for or purchase shares of our common stock at a price per share that is less than the average of the last reported sale prices per share of our common stock for the 10 consecutive trading days ending on, and including, the trading day immediately before the date such distribution is announced, then the conversion rate will be increased based on the following formula:

CR1 = CR0 ×	OS + X
OS + Y
where:
CR0 =	the conversion rate in effect immediately before the close of business on the record date for such distribution;
CR1 =	the conversion rate in effect immediately after the close of business on such record date;
OS =	the number of shares of our common stock outstanding immediately before the close of business on such record date;
X =	the total number of shares of our common stock issuable pursuant to such rights, options or warrants; and
Y =	a number of shares of our common stock obtained by dividing (x) the aggregate price payable to exercise such rights, options or warrants by (y) the average of the last reported sale prices per share of our common stock for the 10 consecutive trading days ending on, and including, the trading day immediately before the date such distribution is announced.
To the extent such rights, options or warrants are not so distributed, the conversion rate will be readjusted to the conversion rate that would then be in effect had the increase to the conversion rate for such distribution been made on the basis of only the rights, options or warrants, if any, actually distributed. In addition, to the extent that shares of our common stock are not delivered after the expiration of such rights, options or warrants (including as a result of such rights, options or warrants not being exercised), the conversion rate will be readjusted to the conversion rate that would then be in effect had the increase to the conversion rate for such distribution been made on the basis of delivery of only the number of shares of our common stock actually delivered upon exercise of such rights, option or warrants.
For purposes of this paragraph (2), in determining whether any rights, options or warrants entitle holders of our common stock to subscribe for or purchase shares of our common stock at a price per share that is less than the average of the last reported sale prices per share of our common stock for the 10 consecutive trading days ending on, and including, the trading day immediately before the date the distribution of such rights, options or warrants is announced, and in determining the aggregate price payable to exercise such rights, options or warrants, there will be taken into account any consideration we receive for such rights, options or warrants and any amount payable on exercise thereof, with the value of such consideration, if not cash, to be determined by us in good faith.
(3)	Spin-Offs and Other Distributed Property.
(a)
Distributions Other than Spin-Offs. If we distribute shares of our “capital stock” (as defined below under the caption “—Definitions”), evidences of our indebtedness or other assets or property of ours, or rights, options or warrants to acquire our capital stock or other securities, to all or substantially all holders of our common stock, excluding:

•
dividends, distributions, rights, options or warrants for which an adjustment to the conversion rate is required (or would be required without regard to the “deferral exception” (as defined below under the caption “—The Deferral Exception”)) pursuant to paragraph (1) or (2) above;

•
dividends or distributions paid exclusively in cash for which an adjustment to the conversion rate is required (or would be required without regard to the deferral exception) pursuant to paragraph (4) below;

•	rights issued or otherwise distributed pursuant to a stockholder rights plan, except to the extent provided below under the caption “—Stockholder Rights Plans”;
•	spin-offs for which an adjustment to the conversion rate is required (or would be required without regard to the deferral exception) pursuant to paragraph (3)(b) below;
•	a distribution solely pursuant to a tender offer or exchange offer for shares of our common stock, as to which the provisions described below in paragraph (5) will apply; and
•	a distribution solely pursuant to a common stock change event, as to which the provisions described below under the caption “—Effect of Common Stock Change Event” will apply, then the conversion rate will be increased based on the following formula:
CR1 = CR0 ×	SP
SP– FMV
where:
CR0 =	the conversion rate in effect immediately before the close of business on the record date for such distribution;
CR1 =	the conversion rate in effect immediately after the close of business on such record date;
SP =	the average of the last reported sale prices per share of our common stock for the 10 consecutive trading days ending on, and including, the trading day immediately before such record date; and

FMV =
the fair market value (as determined by us in good faith), as of such record date, of the shares of capital stock, evidences of indebtedness, assets, property, rights, options or warrants distributed per share of our common stock pursuant to such distribution.

If, however, FMV is equal to or greater than SP, then, in lieu of the foregoing adjustment to the conversion rate, each noteholder will receive, for each $1,000 principal amount of notes held by such noteholder on the record date for such distribution, at the same time and on the same terms as holders of our common stock, and without having to convert its notes, the amount and kind of shares of capital stock, evidences of indebtedness, assets, property, rights, options or warrants that such noteholder would have received if such noteholder had owned, on such record date, a number of shares of our common stock equal to the conversion rate in effect on such record date.
To the extent such distribution is not so paid or made, the conversion rate will be readjusted to the conversion rate that would then be in effect had the adjustment been made on the basis of only the distribution, if any, actually made or paid.
(b)
Spin-Offs. If we distribute or dividend shares of capital stock of any class or series, or similar equity interests, of or relating to an “affiliate” or “subsidiary” (as those terms are defined below under the caption “—Definitions”) or other business unit of ours to all or substantially all holders of our common stock (other than solely pursuant to (x) a common stock change event, as to which the provisions described below under the caption “—Effect of Common Stock Change Event” will apply; or (y) a tender offer or exchange offer for shares of our common stock, as to which the provisions described below in paragraph (5) will apply), and such capital stock or equity interests are listed or quoted (or will be listed or quoted upon the consummation of the transaction) on a U.S. national securities exchange (a “spin-off”), then the conversion rate will be increased based on the following formula:

CR1 = CR0 ×	FMV + SP
SP
where:
CR0 =	the conversion rate in effect immediately before the close of business on the last trading day of the “spin-off” valuation period” (as defined below) for such spin-off;
CR1 =	the conversion rate in effect immediately after the close of business on the last trading day of the spin-off valuation period;
FMV =
the product of (x) the average of the last reported sale prices per share or unit of the capital stock or similar equity interests distributed in such spin-off over the 10 consecutive trading day period (the “spin-off valuation period”) beginning on, and including, the ex-dividend date for such spin-off (such average to be determined as if references to our common stock in the definitions of “last reported sale price,” “trading day” and “market disruption event” were instead references to such capital stock or equity interests); and (y) the number of shares or units of such capital stock or similar equity interests distributed per share of our common stock in such spin-off; provided that if there is no last reported sale price of the capital stock or similar equity interest distributed to holders of our common stock on such ex-dividend date, the “spin-off valuation period” shall be the 10 consecutive trading day period after, and including, the first date such last reported sale price is available; and

SP =	the average of the last reported sale prices per share of our common stock for each trading day in the spin-off valuation period.
Notwithstanding anything to the contrary, if the conversion date for a note occurs during the spin-off valuation period for such spin-off, then, solely for purposes of determining the consideration due in respect of such conversion, such spin-off valuation period will be deemed to consist of the trading days occurring in the period from, and including, the ex-dividend date for such spin-off to, and including, such conversion date.
To the extent any dividend or distribution of the type described above in this paragraph (3)(b) is declared but not made or paid, the conversion rate will be readjusted to the conversion rate that would then be in effect had the adjustment been made on the basis of only the dividend or distribution, if any, actually made or paid.

(4)
Cash Dividends or Distributions. If any cash dividend or distribution is made to all or substantially all holders of our common stock, then the conversion rate will be increased based on the following formula:

CR1 = CR0 ×	SP
SP – D
where:
CR0 =	the conversion rate in effect immediately before the close of business on the record date for such dividend or distribution;
CR1 =	the conversion rate in effect immediately after the close of business on such record date for such dividend or distribution;
SP =	the last reported sale price per share of our common stock on the trading day immediately before such record date for such dividend or distribution; and
D =	the cash amount distributed per share of our common stock in such dividend or distribution.
If, however, D is equal to or greater than SP, then, in lieu of the foregoing adjustment to the conversion rate, each noteholder will receive, for each $1,000 principal amount of notes held by such noteholder on the record date for such dividend or distribution, at the same time and on the same terms as holders of our common stock, and without having to convert its notes, the amount of cash that such noteholder would have received if such noteholder had owned, on such record date, a number of shares of our common stock equal to the conversion rate in effect on such record date. To the extent such dividend or distribution is declared but not made or paid, the conversion rate will be readjusted to the conversion rate that would then be in effect had the adjustment been made on the basis of only the dividend or distribution, if any, actually made or paid.
(5)
Tender Offers or Exchange Offers. If we or any of our subsidiaries makes a payment in respect of a tender offer or exchange offer for shares of our common stock that is subject to the then-applicable tender offer rules under the Exchange Act (other than an odd-lot tender offer that satisfies the requirements of Rule 13e-4(h)(5), or any successor rule), and the value (determined as of the expiration time by us in good faith) of the cash and other consideration paid per share of our common stock in such tender or exchange offer exceeds the last reported sale price per share of our common stock on the trading day immediately after the last date (the “expiration date”) on which tenders or exchanges may be made pursuant to such tender or exchange offer (as it may be amended), then the conversion rate will be increased based on the following formula:

CR1 = CR0 ×	AC + (SP x OS1)
OS0 x SP
where:
CR0 =	the conversion rate in effect immediately before the close of business on the last trading day of the “tender/exchange offer valuation period” (as defined below) for such tender or exchange offer;
CR1 =	the conversion rate in effect immediately after the close of business on the last trading day of the tender/exchange offer valuation period;
AC =
the aggregate value (determined as of the time (the “expiration time”) such tender or exchange offer expires by us in good faith) of all cash and other consideration paid for shares of our common stock purchased or exchanged in such tender or exchange offer;

OS0 =
the number of shares of our common stock outstanding immediately before the expiration time (including all shares of our common stock accepted for purchase or exchange in such tender or exchange offer);

OS1 =
the number of shares of our common stock outstanding immediately after the expiration time (excluding all shares of our common stock accepted for purchase or exchange in such tender or exchange offer); and

SP =
the average of the last reported sale prices per share of our common stock over the 10 consecutive trading day period (the “tender/exchange offer valuation period”) beginning on, and including, the trading day immediately after the expiration date;

provided, however, that the conversion rate will in no event be adjusted down pursuant to the provisions described in this paragraph (5), except to the extent provided in the immediately following paragraph. Notwithstanding anything to the contrary, if the conversion date for a note occurs during the tender/exchange offer valuation period for such tender or exchange offer, then, solely for purposes of determining the consideration due in respect of such conversion, such tender/exchange offer valuation period will be deemed to consist of the trading days occurring in the period from, and including, the trading day immediately after the expiration date to, and including, such conversion date. To the extent such tender or exchange offer is announced but not consummated (including as a result of being precluded from consummating such tender or exchange offer under applicable law), or any purchases or exchanges of shares of common stock in such tender or exchange offer are rescinded, the conversion rate will be readjusted to the conversion rate that would then be in effect had the adjustment been made on the basis of only the purchases or exchanges of shares of common stock, if any, actually made, and not rescinded, in such tender or exchange offer.
We will not be required to adjust the conversion rate except as described above or below under the caption “—Increase in Conversion Rate in Connection with a Make-Whole Fundamental Change.” Without limiting the foregoing, we will not be required to adjust the conversion rate on account of:
•	except as described above, the sale of shares of our common stock for a purchase price that is less than the market price per share of our common stock or less than the conversion price;
•
the issuance of any shares of our common stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on our securities and the investment of additional optional amounts in shares of our common stock under any such plan;

•
the issuance of any shares of our common stock or options or rights to purchase shares of our common stock pursuant to any present or future employee, director or consultant benefit or incentive plan or program (including pursuant to any “evergreen” provision thereof) of, or assumed by, us or any of our subsidiaries;

•	the issuance of any shares of our common stock pursuant to any option, warrant, right or convertible, exercisable or exchangeable security of ours outstanding as of the date we first issue the notes;
•	a third-party tender offer, other than a tender offer that is subject to clause (5) above;
•
the repurchase of any of shares of our common stock pursuant to an open market share purchase program or other buyback transaction, including structured or derivative transactions such as accelerated share repurchase transactions or similar forward derivatives, or other buyback transaction, in each case that is not subject to clause (5) above;

•	a change in the par value (or lack of par value) of our common stock; or
•	accrued and unpaid interest on the notes.
The Deferral Exception
If an adjustment to the conversion rate otherwise required by the provisions described above would result in a change of less than 1% to the conversion rate, then, notwithstanding anything to the contrary described above, we may, at our election, defer and carry forward such adjustment, except that all such deferred adjustments must be given effect immediately upon the earliest to occur of the following: (i) when all such deferred adjustments would result in an aggregate change of at least 1% to the conversion rate; (ii) the conversion date of any note; (iii) the date a fundamental change or make-whole fundamental change occurs; and (iv) the date we call any notes for redemption. We refer to our ability to defer adjustments as described above as the “deferral exception.”

Notice of Conversion Rate Adjustments
Upon the effectiveness of any adjustment to the conversion rate pursuant to the provisions described above under the caption “—Conversion Rate Adjustments—Generally,” we will promptly send notice to the noteholders, the trustee and the conversion agent containing (i) a brief description of the transaction or other event on account of which such adjustment was made; (ii) the conversion rate in effect immediately after such adjustment; and (iii) the effective time of such adjustment.
Voluntary Conversion Rate Increases
To the extent permitted by law and applicable stock exchange rules, we, from time to time, may (but are not required to) increase the conversion rate by any amount if: (i) our board of directors determines that such increase is in our best interest or that such increase is advisable to avoid or diminish any income tax imposed on holders of our common stock or rights to purchase our common stock as a result of any dividend or distribution of shares (or rights to acquire shares) of our common stock or any similar event; (ii) such increase is in effect for a period of at least 20 business days; and (iii) such increase is irrevocable during such period.
Tax Considerations
A holder or beneficial owner of the notes may, in some circumstances, including a cash distribution or dividend on our common stock, be deemed to have received a distribution that is subject to U.S. federal income tax as a result of an adjustment or the non-occurrence of an adjustment to the conversion rate. Applicable withholding taxes (including backup withholding) may be withheld from interest and payments upon conversion, repurchase, redemption or maturity of the notes. In addition, if any withholding taxes (including backup withholding) are paid on behalf of a holder or beneficial owner, then those withholding taxes may be withheld from or set off against payments of cash or the delivery of shares of common stock in respect of the notes (or, in some circumstances, any payments on our common stock) or sales proceeds received by, or other funds or assets of, that holder or beneficial owner. For a discussion of the U.S. federal income tax treatment of an adjustment to the conversion rate, see “Material U.S. Federal Income Tax Considerations.”
Special Provisions for Adjustments that Are Not Yet Effective and Where Converting Noteholders Participate in the Relevant Transaction or Event
Notwithstanding anything to the contrary, if:
•	a note is to be converted;
•
the record date, effective date or expiration time for any event that requires an adjustment to the conversion rate pursuant to the provisions described above under the caption “—Conversion Rate Adjustments—Generally” has occurred on or before the conversion date for such conversion, but an adjustment to the conversion rate for such event has not yet become effective as of such conversion date;

•	the consideration due upon such conversion includes any whole shares of our common stock; and
•	such shares are not entitled to participate in such event (because they were not held on the related record date or otherwise), then, solely for purposes of such conversion, we will, without duplication, give effect to such adjustment on such conversion date, and, for the avoidance of doubt, such shares will not be entitled to participate in such event. In such case, if the date we are otherwise required to deliver the consideration due upon such conversion is before the first date on which the amount of such adjustment can be determined, then we will delay the settlement of such conversion until the second business day after such first date.
Stockholder Rights Plans
If any shares of our common stock are to be issued upon conversion of any note and, at the time of such conversion, we have in effect any stockholder rights plan, then the holder of that note will be entitled to receive, in addition to, and concurrently with the delivery of, the consideration otherwise due upon such conversion, the rights set forth in such stockholder rights plan, unless such rights have separated from our common stock at such time, in which case, and only in such case, the conversion rate will be adjusted pursuant to the provisions described above in paragraph (3)(a) under the caption “—Conversion Rate Adjustments—Generally” on account of such separation as if, at the time of such separation, we had made a distribution of the type referred to in such paragraph to all holders of our common stock, subject to readjustment as described above if such rights expire, terminate or are redeemed. We currently do not have a stockholder rights plan in effect.
Increase in Conversion Rate in Connection with a Make-Whole Fundamental Change
Generally
If a make-whole fundamental change occurs and the conversion date for the conversion of a note occurs during the related “make-whole fundamental change conversion period” (as defined below under the caption “—Definitions”), then, subject to the provisions described below, the conversion rate applicable to such conversion will be increased by a number of shares (the “additional shares”) set forth in the table below corresponding (after interpolation as described below) to the “make-whole fundamental change effective date” (as defined below under the caption “—Definitions”) and the “stock price” (as defined below under the caption “—Definitions”) of such make-whole fundamental change:
	Stock Price
Make-Whole Fundamental Change Effective Date	$2.36	$2.51	$2.66	$3.06	$3.45	$4.25	$5.75	$7.50	$10.00	$20.00	$25.00
May 31, 2023	47.0810	47.0810	47.0810	47.0810	47.0810	35.8934	17.9609	8.7522	3.1322	0.1422	0.0000
June 15, 2024	47.0810	47.0810	47.0810	47.0810	47.0810	30.3169	14.3783	6.6455	2.1622	0.1422	0.0000
June 15, 2025	47.0810	47.0810	47.0810	47.0810	38.7947	17.8698	9.8218	4.2189	1.1722	0.1422	0.0000
June 15, 2026	47.0810	47.0810	47.0810	35.6725	23.8157	11.7757	4.5000	1.8455	0.3822	0.1422	0.0000
June 15, 2027	47.0810	21.7586	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000
If such make-whole fundamental change effective date or stock price is not set forth in the table above, then:
•
if such stock price is between two stock prices in the table above or the make-whole fundamental change effective date is between two make-whole fundamental change effective dates in the table above, then the number of additional shares will be determined by a straight-line interpolation between the numbers of additional shares set forth for the higher and lower stock prices in the table above and/or the earlier and later make-whole fundamental change effective dates in the table above, based on a 365- or 366-day year, as applicable; and

•
if the stock price is greater than $25.00 (subject to adjustment in the same manner as the stock prices set forth in the column headings of the table above are adjusted, as described below under the caption “—Adjustment of Stock Prices and Number of Additional Shares”), or less than $2.36 (subject to adjustment in the same manner), per share, then no additional shares will be added to the conversion rate.

Notwithstanding anything to the contrary, in no event will the conversion rate be increased to an amount that exceeds 423.7288 shares of our common stock per $1,000 principal amount of notes, which amount is subject to adjustment in the same manner as, and at the same time and for the same events for which, the conversion rate is required to be adjusted pursuant to the provisions described above under the caption “—Conversion Rate Adjustments—Generally.”
As set forth in the definition of “make-whole fundamental change conversion period” below under the caption “—Definitions,” if the conversion date for the conversion of a note occurs during a make-whole fundamental change conversion period relating to both a make-whole fundamental change resulting from our calling notes for redemption and another make-whole fundamental change, then, solely for purposes of that conversion, such conversion date will be deemed to occur only during the period relating to the make-whole fundamental change with the earlier make-whole fundamental change effective date. In that circumstance, the make-whole fundamental change with the later make-whole fundamental change effective date will be deemed not to occur for purposes of such conversion.
Adjustment of Stock Prices and Number of Additional Shares
The stock prices in the first row (i.e., the column headers) of the table above will be adjusted in the same manner as, and at the same time and for the same events for which, the conversion price is adjusted as a result of the operation of the provisions described above under the caption “—Conversion Rate

Adjustments—Generally.” The numbers of additional shares in the table above will be adjusted in the same manner as, and at the same time and for the same events for which, the conversion rate is adjusted pursuant to the provisions described above under the caption “—Conversion Rate Adjustments—Generally.”
Notice of Make-Whole Fundamental Change
If a make-whole fundamental change occurs pursuant to clause (i) of the definition thereof, then, promptly and in no event later than the business day immediately after the make-whole fundamental change effective date of such make-whole fundamental change, we will notify the noteholders of the occurrence of such make-whole fundamental change and of such make-whole fundamental change effective date. We will provide notice of a make-whole fundamental change that occurs pursuant to clause (ii) of the definition thereof in the manner described above under the caption “—Optional Redemption.”
Enforceability
Our obligation to increase the conversion rate as described above in connection with a make-whole fundamental change could be considered a penalty, in which case its enforceability would be subject to general principles of reasonableness and equitable remedies.
Effect of Common Stock Change Event
Generally
If there occurs any:
•
recapitalization, reclassification or change of our common stock, other than (x) changes solely resulting from a subdivision or combination of our common stock, (y) a change only in par value or from par value to no par value or no par value to par value or (z) stock splits and stock combinations that do not involve the issuance of any other series or class of securities;

•	consolidation, merger, combination or binding or statutory share exchange involving us;
•	sale, lease or other transfer of all or substantially all of the assets of us and our subsidiaries, taken as a whole, to any person; or
•	other similar event,
and, as a result of which, our common stock is converted into, or is exchanged for, or represents solely the right to receive, other securities, cash or other property, or any combination of the foregoing (such an event, a “common stock change event,” and such other securities, cash or property, the “reference property,” and the amount and kind of reference property that a holder of one share of our common stock would be entitled to receive on account of such common stock change event (without giving effect to any arrangement not to issue or deliver a fractional portion of any security or other property), a “reference property unit”), then, notwithstanding anything to the contrary;
•
from and after the effective time of such common stock change event, (i) the consideration due upon conversion of any note will be determined in the same manner as if each reference to any number of shares of common stock in the provisions described under this “—Conversion Rights” section (or in any related definitions) were instead a reference to the same number of reference property units; (ii) for purposes of the redemption provisions described above under the caption “—Optional Redemption,” each reference to any number of shares of our common stock in such provisions (or in any related definitions) will instead be deemed to be a reference to the same number of reference property units; and (iii) for purposes of the definition of “fundamental change” and “make-whole fundamental change,” the terms “common stock” and “common equity” will be deemed to mean the common equity, if any, forming part of such reference property;

•
if such reference property unit consists entirely of cash, then (i) each conversion of any note with a conversion date that occurs on or after the effective date of such common stock change event will be settled entirely in cash in an amount, per $1,000 principal amount of such note being converted, equal to the product of (x) the conversion rate in effect on such conversion date (including, for the avoidance of doubt, any increase to such conversion rate pursuant to the provisions described above under the caption “—Increase in Conversion Rate in Connection with a Make-Whole Fundamental Change,” if applicable); and (y) the amount of cash constituting such reference property unit; and (ii) we will settle each such conversion no later than the second business day after the relevant conversion date; and
•
for these purposes, the last reported sale price of any reference property unit or portion thereof that does not consist of a class of securities, will be the fair value of such reference property unit or portion thereof, as applicable, determined in good faith by us (or, in the case of cash denominated in U.S. dollars, the face amount thereof).

If the reference property consists of more than a single type of consideration to be determined based in part upon any form of stockholder election, then the composition of the reference property unit will be deemed to be the weighted average of the types and amounts of consideration actually received, per share of our common stock, by the holders of our common stock. We will notify the noteholders, the trustee and the conversion agent of such weighted average as soon as practicable after such determination is made.
We will not become a party to any common stock change event unless its terms are consistent with the provisions described under this “—Effect of Common Stock Change Event” caption.
Execution of Supplemental Indenture
At or before the effective time of the common stock change event, we and the resulting, surviving or transferee person (if not us) of such common stock change event (the “successor person”) will execute and deliver to the trustee a supplemental indenture that gives effect to the provisions described above and that contains such other provisions as we reasonably determine are appropriate to preserve the economic interests of the noteholders. If such reference property includes, in whole or in part, any stock or other securities, then such supplemental indenture will, to the extent applicable, provide for subsequent adjustments to the conversion rate in a manner consistent with the provisions described above. In addition, if the reference property includes, in whole or part, shares of stock or other securities or assets (other than cash or cash equivalents) of a person other than the successor person, then such other person will also execute such supplemental indenture and such supplemental indenture will contain such additional provisions we reasonably determine are appropriate to preserve the economic interests of noteholders.
Notice of Common Stock Change Event
No later than the effective date of each common stock change event, we will notify the noteholders, the trustee and the conversion agent of such common stock change event, including a brief description of the event, its effective date and a brief description of the anticipated change in the conversion right of the notes.
Equitable Adjustments to Prices
Whenever the indenture requires us to calculate the average of the last reported sale prices, or any function thereof, over a span of multiple days (including to calculate the stock price or an adjustment to the conversion rate), we will make proportionate adjustments to those calculations account for any adjustment to the conversion rate pursuant to paragraph (1) above under the caption “—Conversion Rights—Conversion Rate Adjustments—Generally” that becomes effective, or any event requiring such an adjustment to the conversion rate where the record date or effective date, as applicable, of such event occurs, at any time during the period over which such average is to be calculated.
Fundamental Change Permits Noteholders to Require Us to Repurchase Notes
Generally
If a fundamental change occurs, then each noteholder will have the right (the “fundamental change repurchase right”) to require us to repurchase its notes (or any portion thereof in an authorized denomination) for cash on a date (the “fundamental change repurchase date”) of our choosing, which must be a business day that is no more than 35, nor less than 20, business days after the date we send the related fundamental change notice, as described below.
The repurchase price (the “fundamental change repurchase price”) for a note tendered for repurchase will be the principal amount of such note plus accrued and unpaid interest on such note to, but excluding, the fundamental change repurchase date. However, if the fundamental change repurchase date is after a regular record date and on or before the next interest payment date, then (i) the holder of such note at the close of business on such regular record date will be entitled, notwithstanding such repurchase, to receive, on or, at our election, before such interest payment date, the unpaid interest that would have accrued on such note to, but excluding, such interest payment date; and (ii) the fundamental change repurchase price will not include accrued and unpaid interest on such note to, but excluding, the fundamental change repurchase date.
Notwithstanding anything to the contrary above, we may not repurchase any notes if the principal amount of the notes has been accelerated and such acceleration has not been rescinded on or before the fundamental change repurchase date (except in the case of an acceleration resulting solely from a default by us in the payment of the related fundamental change repurchase price and any related interest described above on the fundamental change repurchase date).
Notice of Fundamental Change
On or before the 20th calendar day after the effective date of a fundamental change, we will send to each noteholder and the trustee notice of such fundamental change containing certain information set forth in the indenture, including the fundamental change repurchase date, the fundamental change repurchase price and the procedures noteholders must follow to tender their notes for repurchase.
Procedures to Exercise the Fundamental Change Repurchase Right
To exercise its fundamental change repurchase right with respect to a note, the holder thereof must deliver a notice (a “fundamental change repurchase notice”) to the paying agent, or otherwise in accordance with the procedures of the depositary in the case of a global note, before the close of business on the business day immediately before the related fundamental change repurchase date (or such later time as may be required by law).
The fundamental change repurchase notice must contain certain information set forth in the indenture, including the certificate number of any physical notes to be repurchased, or must otherwise comply with the depositary procedures in the case of a global note.
A noteholder that has delivered a fundamental change repurchase notice with respect to a note may withdraw that notice by delivering a withdrawal notice to the paying agent at any time before the close of business on the business day immediately before the fundamental change repurchase date. The withdrawal notice must contain certain information set forth in the indenture, including the certificate number of any physical notes with respect to which the withdrawal notice is being delivered, or must otherwise comply with the depositary procedures in the case of a global note.
Notes to be repurchased must be delivered to the paying agent (in the case of certificated notes) or the depositary procedures must be complied with (in the case of global notes) for the holder of those notes to be entitled to receive the fundamental change repurchase price.
Repurchase by Third Party
Notwithstanding anything to the contrary described above, we will be deemed to satisfy our obligations to repurchase notes pursuant to the provisions described above if (i) one or more third parties conduct the repurchase offer and repurchase tendered notes in a manner that would have satisfied our obligations to do the same if conducted directly by us; and (ii) an owner of a beneficial interest in any note repurchased by such third party or parties will not receive a lesser amount (as a result of withholding or similar taxes) than such owner would have received had we repurchased such note.
No Repurchase Right in Certain Circumstances
Notwithstanding anything to the contrary, we will not be required to send a fundamental change notice, or offer to repurchase or repurchase any notes, as described above, in connection with a fundamental change occurring pursuant to clause (ii)(2) (or pursuant to clause (i) that also constitutes a fundamental change pursuant to clause (ii)(2)) of the definition thereof, if:
•	such fundamental change constitutes a common stock change event for which the reference property consists entirely of cash in U.S. dollars;

•
immediately after such fundamental change, the notes become convertible (pursuant to the provisions described above under the captions “—Conversion Rights—Effect of Common Stock Change Event” and, if applicable, “—Conversion Rights—Increase in Conversion Rate in Connection with a Make-Whole Fundamental Change”) into consideration that consists solely of U.S. dollars in an amount per $1,000 principal amount of notes that equals or exceeds the fundamental change repurchase price per $1,000 principal amount of notes (calculated assuming that the same includes accrued and unpaid interest to, but excluding, the latest possible fundamental change repurchase date for such fundamental change); and

•
we timely send the notice relating to such common stock change event required pursuant the provisions described above under the caption “—Effect of Common Stock Change Event—Notice of Common Stock Change Event” and include, in such notice, a statement that we are relying on the provisions described in this “—No Repurchase Right in Certain Circumstances” section.

We refer to any fundamental change with respect to which, in accordance with the provision described above, we do not offer to repurchase any notes as an “exempted fundamental change.”
Compliance with Securities Laws
We will comply in all material respects with all federal and state securities laws in connection with a repurchase following a fundamental change (including complying with the tender offer rules under the Exchange Act and filing any required Schedule TO, to the extent applicable) so as to permit effecting such repurchase in the manner described above. However, to the extent that the provisions of any securities laws or regulations adopted after the date on which the notes are first issued conflict with the provisions of the indenture relating to our obligations to purchase the notes upon a fundamental change, we will comply with such applicable securities laws and regulations and will not be deemed to have breached our obligations under such provisions of the indenture by virtue of such conflict.
Consolidation, Merger and Asset Sale
For purposes of the notes, the description below under this section titled “—Consolidation, Merger and Asset Sale” supersedes the information in the accompanying base prospectus under the caption “Description of Debt Securities—Consolidation, Merger or Sale.”
We will not consolidate with or merge with or into, or (directly, or indirectly through one or more of our subsidiaries) sell, lease or otherwise transfer, in one transaction or a series of transactions, all or substantially all of the assets of us and our subsidiaries, taken as a whole, to another person (a “business combination event”), unless:
•
the resulting, surviving or transferee person is us or, if not us, is a corporation (the “successor corporation”) duly organized and existing under the laws of the United States of America, any State thereof or the District of Columbia that expressly assumes (by executing and delivering to the trustee, at or before the effective time of such business combination event, a supplemental indenture) all of our obligations under the indenture and the notes; and

•	immediately after giving effect to such business combination event, no default or event of default will have occurred and be continuing.
At the effective time of a business combination event that complies with the provisions described above, the successor corporation (if not us) will succeed to, and may exercise every right and power of, us under the indenture and the notes, and, except in the case of a lease, the predecessor company will be discharged from its obligations under the indenture and the notes.
Notwithstanding anything to the contrary above, the provisions described above will not apply to any transfer of assets between or among us and any one or more of our “wholly owned subsidiaries” (as defined below under the caption “—Definitions”) not effected by merger or consolidation.
The definition of “business combination event” includes a reference to “all or substantially all” of our and our subsidiaries’ assets. There is no precise, established definition of the phrase “all or substantially all” under applicable law. Accordingly, there may be uncertainty as to whether the provisions described above would apply to a sale, lease or transfer of less than all of our and our subsidiaries’ assets.

Events of Default
For purposes of the notes, the description below under this section titled “—Events of Default” supersedes the information in the accompanying base prospectus under the caption “Description of Debt Securities—Events of Default under the Indenture.”
Generally
An “event of default” means the occurrence of any of the following:
(1)
a default in the payment when due (whether at maturity, upon redemption, repurchase upon fundamental change or otherwise) of the principal of, or the redemption price or the fundamental change repurchase price for, any note;

(2)	a default for 30 days in the payment when due of interest on any note;
(3)
our failure to deliver, when required by the indenture, a fundamental change notice or a notice pursuant to the provisions described above under the caption “Notice of Make-Whole Fundamental Change”, and such failure continues for five business days;

(4)	a default in our obligation to convert a note in accordance with the indenture upon the exercise of the conversion right with respect thereto and such failure continues for three business days;
(5)	a default in our obligations described above under the caption “—Consolidation, Merger and Asset Sale”;
(6)
a default in any of our obligations or agreements under the indenture or the notes (other than a default set forth in paragraphs (1), (2), (3), (4) or (5) above) where such default is not cured or waived within 60 days after notice to us by the trustee, or to us and the trustee by holders of at least 25% of the aggregate principal amount of notes then outstanding, which notice must specify such default, demand that it be remedied and state that such notice is a “notice of default”;

(7)
a default by us or any of our “significant subsidiaries” (as defined below under the caption “—Definitions”) with respect to any one or more mortgages, agreements or other instruments under which there is outstanding, or by which there is secured or evidenced, any indebtedness for money borrowed of at least $20,000,000 (or its foreign currency equivalent) in the aggregate of us or any of our significant subsidiaries, whether such indebtedness exists as of the date we first issue the notes or is thereafter created, where such default:

•
constitutes a failure to pay the principal of any of such indebtedness when due and payable (after the expiration of all applicable grace periods) at its stated maturity, upon required repurchase, upon declaration of acceleration or otherwise; or

•	results in such indebtedness becoming or being declared due and payable before its stated maturity (an “acceleration”), and, in either case, such acceleration has not been rescinded or annulled or such failure to pay or default is not cured or waived, or such indebtedness is not paid or discharged in full, within 30 days after written notice to us by the trustee or to us and the trustee by holders of at least 25% of the aggregate principal amount of notes then outstanding; and
(8)
one or more final judgments being rendered against us or any of our significant subsidiaries for the payment of at least $40,000,000 (or its foreign currency equivalent) in the aggregate (excluding any amounts covered by insurance), where such judgment is not discharged or stayed within 60 days after (i) the date on which the right to appeal the same has expired, if no such appeal has commenced; or (ii) the date on which all rights to appeal have been extinguished; and

(9)	certain events of bankruptcy, insolvency and reorganization with respect to us or any of our significant subsidiaries.
Acceleration
If an event of default described in paragraph (9) above occurs with respect to us (and not solely with respect to a significant subsidiary of ours), then the principal amount of, and all accrued and unpaid interest on, all of the notes then outstanding will immediately become due and payable without any further action or notice by any person. If an event of default (other than an event of default described in paragraph (9) above with respect to us and not solely with respect to a significant subsidiary of ours) occurs and is continuing, then, except as described below under the caption “—Special Interest as Sole Remedy for Certain Reporting Defaults,” the trustee, by notice to us, or noteholders of at least 25% of the aggregate principal amount of notes then outstanding, by notice to us and the trustee, may declare the principal amount of, and all accrued and unpaid interest on, all of the notes then outstanding to become due and payable immediately.
Noteholders of a majority in aggregate principal amount of the notes then outstanding, by notice to us and the trustee, may, on behalf of all noteholders, rescind any acceleration of the notes and its consequences if (i) such rescission would not conflict with any judgment or decree of a court of competent jurisdiction; (ii) all existing events of default (except the non-payment of principal of, or interest on, the notes that has become due solely because of such acceleration) have been cured or waived; and (iii) all fees and expenses of the trustee (including that of its counsel) incurred as a result of such default shall have been paid. No such rescission will affect any subsequent default or impair any right consequent thereto.
If any portion of the amount payable on the notes upon acceleration is considered by a court to be unearned interest (through the allocation of the value of the instrument to the embedded warrant or otherwise), then the court could disallow recovery of any such portion.
Waiver of Past Defaults
An event of default pursuant to paragraph (1), (2), (4) or (6) above (that, in the case of paragraph (6) only, results from a default under any covenant that cannot be amended without the consent of each affected noteholder), and a default that could lead to such an event of default, can be waived only with the consent of each affected noteholder. Each other default or event of default may be waived, on behalf of all noteholders, by noteholders of a majority in aggregate principal amount of the notes then outstanding.
Notice of Defaults
If a default or event of default occurs, then, within 30 days after an officer (as defined in the indenture) of ours obtains knowledge of the occurrence thereof, we will notify the trustee, setting forth what action we are taking or propose to take with respect thereto, except that we are not required to deliver such notice if such default or event of default has been cured. We must also provide the trustee, within 120 days after the end of each fiscal year, a certificate as to whether the signer thereof knows of any default or event of default under the indenture (1) that occurred during the previous year and (2) of which we did not previously make the trustee aware pursuant to the applicable notice requirements described in the immediately preceding sentence. If a default or event of default occurs and is continuing and is actually known to a responsible officer of the trustee, then the trustee must notify the noteholders of the same within 90 days after it occurs or, if it is not known to the trustee at such time, promptly (and in any event within 30 days) after it becomes actually known to a responsible officer of the trustee. However, except in the case of a default or event of default in the payment of the principal of, or interest on, any note, the trustee may withhold such notice if and for so long as it in good faith determines that withholding such notice is in the interests of the noteholders.
Limitation on Suits; Absolute Rights of Noteholders
Except with respect to the rights referred to below, no noteholder may pursue any remedy with respect to the indenture or the notes, unless:
•	such noteholder has previously delivered to the trustee notice that an event of default is continuing;
•	noteholders of at least 25% in aggregate principal amount of the notes then outstanding deliver a written request to the trustee to pursue such remedy;
•
such noteholder(s) offer and, if requested, provide to the trustee security or indemnity satisfactory to the trustee against any loss, liability or expense to the trustee that may result from the trustee’s following such request;

•	the trustee does not comply with such request within 60 calendar days after its receipt of such request and such offer of security or indemnity; and
•
during such 60 calendar day period, noteholders of a majority in aggregate principal amount of the notes then outstanding do not deliver to the trustee a direction that is inconsistent with such request.

However, notwithstanding anything to the contrary, but without limiting the provisions described in the fourth paragraph under the caption “—Modification and Amendment,” the right of each holder of a note to receive payment or delivery, as applicable, of the principal of, or the redemption price, the fundamental change repurchase price for, or any interest on, or the consideration due upon conversion of, such note on or after the respective due dates therefor, or to bring suit for the enforcement of any such payment or delivery on or after such respective due dates, will not be impaired or affected without the consent of such holder.
Noteholders of a majority in aggregate principal amount of the notes then outstanding may direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee or exercising any trust or power conferred on it. However, the trustee may refuse to follow any direction that conflicts with law, the indenture or the notes, or that, subject to the terms of the indenture, the trustee determines may be unduly prejudicial to the rights of other noteholders or may involve the trustee in liability, unless the trustee is offered security and indemnity satisfactory to the trustee against any loss, liability or expense to the trustee that may result from the trustee’s following such direction.
Default Interest
Payments of any amounts due on the notes that are not made when due will accrue interest at a rate per annum equal to the stated interest on the notes.
Special Interest as Sole Remedy for Certain Reporting Defaults
Notwithstanding anything to the contrary described above, we may elect that the sole remedy for any event of default (a “reporting event of default”) pursuant to paragraph (6) above arising from our failure to comply with our obligations described below under the caption “—Exchange Act Reports” (including our obligations under Section 314(a)(1) of the Trust Indenture Act) will, for each of the first 365 calendar days on which a reporting event of default has occurred and is continuing, consist exclusively of the accrual of special interest on the notes. If we have made such an election, then (i) the notes will be subject to acceleration as described above on account of the relevant reporting event of default from, and including, the 366th calendar day on which a reporting event of default has occurred and is continuing or if we fail to pay any accrued and unpaid special interest when due; and (ii) special interest will cease to accrue on any notes from, and including, the earlier of (x) the date such event of default is cured or waived and (y) such 366th calendar day.
Any special interest that accrues on a note will be payable on the same dates and in the same manner as the stated interest on such note and will accrue at a rate per annum equal to 0.25% of the principal amount thereof for the first 180 days on which special interest accrues and, thereafter, at a rate per annum equal to 0.50% of the principal amount thereof from the 181st day to, and including, the 365th day on which special interest accrues. However, in no event will special interest accrue on any day on a note at a rate per annum that exceeds 0.50%, regardless of the number of events or circumstances giving rise to the accrual of special interest. For the avoidance of doubt, any special interest that accrues on a note will be in addition to the stated interest that accrues on such note.
To make the election to pay special interest as described above, we must provide notice of such election to noteholders and the trustee before the date on which each reporting event of default first occurs. The notice will also, among other things, briefly describe the periods during which and rate at which special interest will accrue and the circumstances under which the notes will be subject to acceleration on account of such reporting event of default.
Modification and Amendment
For purposes of the notes, the description below under this section titled “—Modification and Amendment” supersedes the information in the accompanying base prospectus under the caption “Description of Debt Securities—Modification of Indenture; Waiver.”

We and the trustee may, with the consent of holders of a majority in aggregate principal amount of the notes then outstanding, amend or supplement the indenture or the notes or waive compliance with any provision of the indenture or the notes. However, without the consent of each affected noteholder, no amendment or supplement to the indenture or the notes, or waiver of any provision of the indenture or the notes, may:
•	reduce the principal amount, or extend the stated maturity, of any note;
•	reduce the redemption price or fundamental change repurchase price for any note or change the times at which, or the circumstances under which, the notes may or will be redeemed or repurchased by us;
•	reduce the rate, or extend the time for the payment, of interest on any note;
•	make any change that adversely affects the conversion rights of any note;
•
impair the absolute rights of any holder of a note to receive payment or delivery, as applicable, of the principal of, or the redemption price or fundamental change repurchase price for, or any interest on, or the consideration due upon conversion of, such note on or after the respective due dates therefor, or to bring suit for the enforcement of any such payment or delivery on or after such due dates;

•	change the ranking of the notes;
•	make any note payable in money, or at a place of payment, other than that stated in the indenture or the note;
•	reduce the amount of notes whose holders must consent to any amendment, supplement, waiver or other modification; or
•	make any direct or indirect change to any amendment, supplement, waiver or modification provision of the indenture or the notes that requires the consent of each affected noteholder.
For the avoidance of doubt, pursuant to the first four bullet points above, no amendment or supplement to the indenture or the notes, or waiver of any provision of the indenture or the notes, may change the amount or type of consideration due on any note (whether on an interest payment date, redemption date, fundamental change repurchase date or the maturity date or upon conversion, or otherwise), or the date(s) or time(s) such consideration is payable or deliverable, as applicable, without the consent of each affected noteholder.
Notwithstanding anything to the contrary above, we and the trustee may amend or supplement the indenture or the notes without the consent of any noteholder to:
•	cure any ambiguity or correct any omission, defect or inconsistency in the indenture or the notes;
•	add guarantees with respect to our obligations under the indenture or the notes;
•	secure the notes;
•	add to our covenants or events of default for the benefit of noteholders or surrender any right or power conferred on us;
•
provide for the assumption of our obligations under the indenture and the notes pursuant to, and in compliance with, the provisions described above under the caption “—Consolidation, Merger and Asset Sale”;

•
enter into supplemental indentures pursuant to, and in accordance with, the provisions described above under the caption “—Conversion Rights—Effect of Common Stock Change Event” in connection with a common stock change event;

•
evidence or provide for the acceptance of the appointment of a successor trustee, security registrar, paying agent or conversion agent or facilitate the administration of the trusts under the indenture by more than one trustee;

•	conform the provisions of the indenture and the notes to the “Description of Notes” section of the preliminary prospectus supplement, as supplemented by the related pricing term sheet;
•	provide for or confirm the issuance of additional notes pursuant to the indenture;
•	increase the conversion rate as provided in the indenture;

•	comply with any requirement of the SEC in connection with effecting or maintaining the qualification of the indenture or any supplemental indenture under the Trust Indenture Act, as then in effect;
•	comply with the rules of the securities depositary for the notes in a manner that does not adversely affect the rights of any holder; or
•
make any other change to the indenture or the notes that does not, individually or in the aggregate with all other such changes, adversely affect the rights of noteholders, as such, in any material respect as determined by us in good faith.

Exchange Act Reports
We will send to the trustee copies of all reports that we are required to file with or furnish to the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act within 15 calendar days after the date that we are required to so file or furnish the same (after giving effect to all applicable grace periods under the Exchange Act). However, we need not send to the trustee any material for which we have received, or are seeking in good faith and have not been denied, confidential treatment by the SEC. Any report that we file with or furnish to the SEC through the EDGAR system (or any successor thereto) will be deemed to be sent to noteholders at the time such report is so filed or furnished via the EDGAR system (or such successor), it being understood that the trustee shall not be responsible for determining whether such filings have been made. Delivery of reports, information and documents to the trustee under the indenture is for informational purposes only and the information and the trustee’s receipt of the foregoing shall not constitute constructive notice of any information contained therein, or determinable from information contained therein including our compliance with any of its covenants thereunder (as to which the trustee is entitled to rely exclusively on an officer’s certificate).
We will also comply with our other obligations under Section 314(a)(1) of the Trust Indenture Act.
The trustee shall not be obligated to monitor or confirm, on a continuing basis or otherwise, our compliance with the covenants or with respect to any reports or other documents filed with the SEC.
Discharge
For purposes of the notes, the description below under this section titled “—Discharge” supersedes the information in the accompanying base prospectus under the caption “Description of Debt Securities—Discharge.”
Subject to the terms of the indenture, our obligations under the indenture with respect to the notes (except for certain surviving rights of the trustee and our obligations with respect thereto) will be discharged if we deliver all outstanding notes to the trustee for cancellation, or if all outstanding notes have become due and payable (including upon conversion, if the consideration due upon such conversion has been determined) and we have irrevocably deposited with the trustee, or caused to be delivered to noteholders, sufficient cash or other consideration to satisfy all such amounts that have become due and payable under the Notes and all obligation under the indenture.
Calculations
Except as otherwise provided in the indenture, we will be responsible for making all calculations called for under the indenture or the notes, including determinations of the last reported sale price, accrued interest on the notes, any special interest due on the notes and the conversion rate. We will make all calculations in good faith, and, absent manifest error, our calculations will be final and binding on all noteholders. We will provide a schedule of our calculations to the trustee and the conversion agent, upon which the trustee and the conversion agent shall be able to conclusively rely upon, and we will promptly forward a copy of each such schedule to any noteholder upon written request. Neither the trustee nor the conversion agent will have any responsibility for making any calculations under the indenture.
Trustee
For purposes of the notes, the description below under this section titled “—Trustee” supersedes the information in the accompanying base prospectus under the caption “Description of Debt Securities—Information Concerning the Trustee.”

The trustee under the indenture is Computershare Trust Company, N.A. The trustee, in any capacity, assumes no responsibility for the accuracy or completeness of the information contained in this prospectus supplement or the related documents. The trustee and its affiliates have in the past provided and may from time to time in the future provide banking and other services to us in the ordinary course of business. The trustee has not participated in the preparation of this prospectus supplement or makes any representation or warranty as to the accuracy or validity of the information contained herein.
Notices
We will send all notices or communications to noteholders pursuant to the indenture in writing by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery, to the noteholders’ respective addresses shown on the register for the notes. However, in the case of global notes, we are permitted to send notices or communications to noteholders pursuant to the depositary policies and procedures, and notices and communications that we send in this manner will be deemed to have been properly sent to such noteholders in writing.
No Personal Liability of Directors, Officers, Employees and Stockholders
No past, present or future director, officer, employee, incorporator or stockholder of ours, as such, will have any liability for any obligations of ours under the indenture or the notes or for any claim based on, in respect of, or by reason of, such obligations or their creation. By accepting any note, each noteholder will be deemed to waive and release all such liability, and such waiver and release are part of the consideration for the issuance of the notes.
Governing Law; Waiver of Jury Trial
For purposes of the notes, the description below under this section titled “—Governing Law; Waiver of Jury Trial” supersedes the information in the accompanying base prospectus under the caption “Description of Debt Securities—Governing Law.”
The indenture and the notes, and any claim, controversy or dispute arising under or related to the indenture or the notes, will be governed by and construed in accordance with the laws of the state of New York. The indenture will provide that we and the trustee will irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to the indenture, the notes or the transactions contemplated by the indenture or the notes.
Submission to Jurisdiction
Any legal suit, action or proceeding arising out of or based upon the indenture or the transactions contemplated by the indenture may be instituted in the federal courts of the United States of America located in City of New York or the courts of the State of New York, in each case located in the City of New York (collectively, the “specified courts”), and each party will be deemed to irrevocably submit to the non-exclusive jurisdiction of those courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail (to the extent allowed under any applicable statute or rule of court) to the Company’s address as provided in the indenture will be effective service of process for any such suit, action or proceeding brought in any such court. Each of us, the trustee and each noteholder (by its acceptance of any note) will be deemed to irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the specified courts and to irrevocably and unconditionally waive and agree not to plead or claim any such suit, action or other proceeding has been brought in an inconvenient forum.
Definitions
“Affiliate” has the meaning set forth in Rule 144 under the Securities Act as in effect on the date we first issue the notes.
“Board of directors” means our board of directors or a committee of such board duly authorized to act on behalf of such board.
“Business day” means any day other than a Saturday, a Sunday or any day on which the Federal Reserve Bank of New York is authorized or required by law or executive order to close or be closed.

“Capital stock” of any person means any and all shares of, interests in, rights to purchase, warrants or options for, participations in, or other equivalents of, in each case however designated, the equity of such person, but excluding any debt securities convertible into such equity.
“Close of business” means 5:00 p.m., New York City time.
“Conversion price” means, as of any time, an amount equal to (i) $1,000 divided by (ii) the conversion rate in effect at such time.
“Conversion rate” initially means 376.6478 shares of our common stock per $1,000 principal amount of notes, which amount is subject to adjustment as described above under the caption “—Conversion Rights.” Whenever in this prospectus supplement we refer to the conversion rate as of a particular date without setting forth a particu11lar time on such date, such reference will be deemed to be to the conversion rate immediately after the close of business on such date.
“Depositary procedures” means, with respect to any conversion, transfer, exchange or transaction involving a global note or any beneficial interest therein, the rules and procedures of the depositary applicable to such conversion, transfer, exchange or transaction.
“DTC” means The Depository Trust Company.
“Ex-dividend date” means, with respect to an issuance, dividend or distribution on our common stock, the first date on which shares of our common stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive such issuance, dividend or distribution (including pursuant to due bills or similar arrangements required by the relevant stock exchange). For the avoidance of doubt, any alternative trading convention on the applicable exchange or market in respect of our common stock under a separate ticker symbol or CUSIP number will not be considered “regular way” for this purpose.
“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.
“Fundamental change” means any of the following events:
(i)
a “person” or “group” (within the meaning of Section 13(d)(3) of the Exchange Act), other than us, any of our wholly owned subsidiaries or any employee benefit plans of ours or any of our wholly owned subsidiaries, has become and has filed any report with the SEC that discloses that such person or group has become the direct or indirect “beneficial owner” (as defined below) of shares of our common stock representing more than 50% of the voting power of all of our then-outstanding common stock; provided, however, that, for these purposes, no “person” or “group” will be deemed to be the beneficial owner of any securities tendered pursuant to a tender or exchange offer made by or on behalf of such “person” or “group” until such tendered securities are accepted for purchase or exchange under such offer;

(ii)
the consummation of: (1) any sale, lease or other transfer, in one transaction or a series of transactions, of all or substantially all of the assets of us and our subsidiaries, taken as a whole, to any person, other than solely to one or more of our wholly owned subsidiaries; or (2) any transaction or series of related transactions in connection with which (whether by means of merger, consolidation, share exchange, combination, reclassification, recapitalization, acquisition, liquidation or otherwise) all of our common stock is exchanged for, converted into, acquired for, or constitutes solely the right to receive, other securities, cash or other property (other than changes resulting solely from a subdivision or combination, or a change in par value, of our common stock); provided, however, that any merger, consolidation, share exchange or combination of us pursuant to which the persons that directly or indirectly “beneficially owned” (as defined below) all classes of our common equity immediately before such transaction directly or indirectly “beneficially own,” immediately after such transaction, more than 50% of all classes of common equity of the surviving, continuing or acquiring company or other transferee, as applicable, or the parent thereof, in substantially the same proportions vis-à-vis each other as immediately before such transaction will be deemed not to be a fundamental change pursuant to this clause (ii);

(iii)	our stockholders approve any plan or proposal for our liquidation or dissolution; or

(iv)	our common stock ceases to be listed or quoted on any of The New York Stock Exchange, The Nasdaq Global Market or The Nasdaq Global Select Market (or any of their respective successors);
provided, however, that a transaction or event described in clause (ii) above will not constitute a fundamental change if at least 90% of the consideration received or to be received by the holders of our common stock (excluding cash payments for fractional shares or pursuant to dissenters rights), in connection with such transaction or event, consists of shares of common stock (exclusive of depositary receipts representing shares of common stock) listed or quoted on any of The New York Stock Exchange, The Nasdaq Global Market or The Nasdaq Global Select Market (or any of their respective successors), or that will be so listed when issued or exchanged in connection with such transaction or event, and such transaction or event constitutes a common stock change event whose reference property consists of such consideration. For purposes of this definition of “fundamental change” above, any transaction or event described in both clauses (i) and (ii) above (without regard to the proviso in clause (ii) above) will be deemed to occur solely pursuant to clause (ii) above (subject to such proviso).
For the purposes of this definition, whether a person is a “beneficial owner,” whether shares are “beneficially owned” and percentage of beneficial ownership, will be determined in accordance with Rule 13d-3 under the Exchange Act, subject to the proviso to clause (i) above
“Holder” and “noteholder” mean a person in whose name a note is registered in the register for the notes.
“Last reported sale price” of our common stock for any trading day means the closing sale price per share (or, if no closing sale price is reported, the average of the last bid price and the last ask price per share or, if more than one in either case, the average of the average last bid prices and the average last ask prices per share) of our common stock on such trading day as reported in composite transactions for the principal U.S. national or regional securities exchange on which our common stock is then listed. If our common stock is not listed on a U.S. national or regional securities exchange on such trading day, then the last reported sale price will be the last quoted bid price per share of our common stock on such trading day in the over-the-counter market as reported by OTC Markets Group Inc. or a similar organization. If our common stock is not so quoted on such trading day, then the last reported sale price will be the average of the mid-point of the last bid price and the last ask price per share of our common stock on such trading day from each of at least three nationally recognized independent investment banking firms we select, which may include the underwriters. The “last reported sale price” will be determined without regard to after-hours trading or any other trading outside of the regular trading session hours.
“Make-whole fundamental change” means (i) a fundamental change (determined after giving effect to the proviso immediately after clause (iv) of the definition thereof, but without regard to the proviso to clause (ii)(2) of such definition) or (ii) the sending of any notice of redemption pursuant to the provisions described above under the caption “—Optional Redemption.”
“Make-whole fundamental change conversion period” has the following meaning:
(i)
in the case of a make-whole fundamental change pursuant to clause (i) of the definition thereof, the period from, and including, the make-whole fundamental change effective date of such make-whole fundamental change to, and including, the 35th trading day after such make-whole fundamental change effective date (or, if such make-whole fundamental change also constitutes a fundamental change (other than an exempted fundamental change), to, and including, the business day immediately before the related fundamental change repurchase date); and

(ii)
in the case of a make-whole fundamental change pursuant to clause (ii) of the definition thereof, the period from, and including, the date we send the redemption notice for the related redemption to, and including, the business day immediately before the related redemption date;

provided, however, that if the conversion date for the conversion of a note occurs during the make-whole fundamental change conversion period for both a make-whole fundamental change occurring pursuant to clause (i) of the definition of “make-whole fundamental change” and a make-whole fundamental change resulting from such redemption pursuant to clause (ii) of such definition, then, solely for purposes of such conversion, (x) such conversion date will be deemed to occur solely during the make-whole fundamental change conversion period for the make-whole fundamental change with the earlier make-whole fundamental change effective date; and (y) the make-whole fundamental change with the later make-whole fundamental change effective date will be deemed not to have occurred.

“Make-whole fundamental change effective date” means (i) with respect to a make-whole fundamental change pursuant to clause (i) of the definition thereof, the date on which such make-whole fundamental change occurs or becomes effective; and (ii) with respect to a make-whole fundamental change pursuant to clause (ii) of the definition thereof, the applicable “redemption notice date” (as defined below).
“Market disruption event” means, with respect to any date, the occurrence or existence, during the one-half hour period ending at the scheduled close of trading on such date on the principal U.S. national or regional securities exchange or other market on which our common stock is listed for trading or trades, of any material suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant exchange or otherwise) in our common stock or in any options, contracts or futures contracts relating to our common stock.
“Maturity date” means June 15, 2027.
“Open of business” means 9:00 a.m., New York City time.
“Person” means any individual, corporation, partnership, limited liability company (or series thereof), joint venture, association, joint-stock company, trust, unincorporated organization or government or other agency or political subdivision thereof. Any division or series of a limited liability company, limited partnership or trust will constitute a separate “person.”
“Redemption notice date” means, with respect to a redemption, the date on which we send the related redemption notice pursuant to the provisions described above under the caption “—Optional Redemption.”
“Scheduled trading day” means any day that is scheduled to be a trading day on the principal U.S. national or regional securities exchange on which our common stock is then listed or, if our common stock is not then listed on a U.S. national or regional securities exchange, on the principal other market on which our common stock is then traded. If our common stock is not so listed or traded, then “scheduled trading day” means a business day.
“Securities Act” means the U.S. Securities Act of 1933, as amended.
“Significant subsidiary” of any person means any subsidiary of that person that constitutes, or any group of subsidiaries of that person that, in the aggregate, would constitute, a “significant subsidiary” (as defined in Rule 1-02(w) of Regulation S-X under the Exchange Act) of that person; provided, however, that, if a subsidiary meets the criteria of clause (1)(iii) of the definition of “significant subsidiary” in Rule 1-02(w) but not clause (1)(i) or (1)(ii) thereof (or, if applicable, the respective successor clauses to the aforementioned clauses), then such subsidiary will be deemed not to be a significant subsidiary of that person unless such subsidiary’s income from continuing operations before income taxes, exclusive of amounts attributable to any non-controlling interests, for the last completed fiscal year before the date of determination exceeds $20,000,000.
“Stock price” has the following meaning for any make-whole fundamental change: (i) if the holders of our common stock receive only cash in consideration for their shares of common stock in such make-whole fundamental change and such make-whole fundamental change is pursuant to clause (ii) of the definition of “fundamental change,” then the stock price is the amount of cash paid per share of our common stock in such make-whole fundamental change; and (ii) in all other cases, the stock price is the average of the last reported sale prices per share of common stock for the five consecutive trading days ending on, and including, the trading day immediately before the make-whole fundamental change effective date of such make-whole fundamental change.
“Subsidiary” means, with respect to any person, (i) any corporation, association or other business entity (other than a partnership or limited liability company) of which more than 50% of the total voting power of the capital stock entitled (without regard to the occurrence of any contingency, but after giving effect to any voting agreement or stockholders’ agreement that effectively transfers voting power) to vote in the election of directors, managers or trustees, as applicable, of such corporation, association or other business entity is owned or controlled, directly or indirectly, by such person or one or more of the other subsidiaries of such person; and (ii) any partnership or limited liability company where (x) more than 50% of the capital accounts, distribution rights, equity and voting interests, or of the general and limited partnership interests, as applicable, of such partnership or limited liability company are owned or controlled, directly or indirectly, by such person or one or more of the other subsidiaries of such person, whether in the form of membership, general, special or limited partnership or limited liability company interests or otherwise; and (y) such person or any one or more of the other subsidiaries of such person is a controlling general partner of, or otherwise controls, such partnership or limited liability company.

“Trading day” means any day on which (i) trading in our common stock generally occurs on the principal U.S. national or regional securities exchange on which our common stock is then listed or, if our common stock is not then listed on a U.S. national or regional securities exchange, on the principal other market on which our common stock is then traded; and (ii) there is no “market disruption event” (as defined above in this “—Definitions” section). If our common stock is not so listed or traded, then “trading day” means a business day.
“Wholly owned subsidiary” of a person means any subsidiary of such person all of the outstanding capital stock or other ownership interests of which (other than directors’ qualifying shares) are owned by such person or one or more wholly owned subsidiaries of such person.
Book Entry, Settlement and Clearance
Global Notes
The notes will be initially issued in the form of one or more notes registered in the name of Cede & Co., as nominee of DTC, without interest coupons (the “global notes”), and will be deposited with the trustee as custodian for DTC.
Only persons who have accounts with DTC (“DTC participants”) or persons who hold interests through DTC participants may own beneficial interests in a global note. We expect that, under procedures established by DTC:
•	upon deposit of a global note with DTC’s custodian, DTC will credit portions of the principal amount of the global note to the accounts of the DTC participants designated by the underwriters; and
•
ownership of beneficial interests in a global note will be shown on, and transfers of such interests will be effected only through, records maintained by DTC (with respect to interests of DTC participants) and the records of DTC participants (with respect to other owners of beneficial interests in the global note).

Book-Entry Procedures for Global Notes
All interests in a global note will be subject to the operations and procedures of DTC. Accordingly, you must allow for sufficient time in order to comply with those operations and procedures if you wish to exercise any of your rights with respect to the notes. The operations and procedures of DTC are controlled by DTC and may be changed at any time. None of us, the trustee or any of the underwriters (or our or their agents) will be responsible for those operations or procedures.
DTC has advised us that it is:
•	a limited purpose trust company organized under the laws of the State of New York;
•	a “banking organization” within the meaning of the New York State Banking Law;
•	a member of the Federal Reserve System;
•	a “clearing corporation” within the meaning of the Uniform Commercial Code; and
•	a “clearing agency” registered under Section 17A of the Exchange Act.
DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between its participants through electronic book-entry changes to the accounts of its participants. DTC’s participants include securities brokers and dealers (including the underwriters), banks and trust companies, clearing corporations and other organizations. Indirect access to DTC’s book-entry system is also available to other “indirect participants,” such as banks, brokers, dealers and trust companies, who directly or indirectly clear through or maintain a custodial relationship with a DTC participant. Purchasers of notes who are not DTC participants may beneficially own securities held by or on behalf of DTC only through DTC participants or indirect participants in DTC.
So long as DTC or its nominee is the registered owner of a global note, DTC or that nominee will be considered the sole owner or holder of the notes represented by that global note for all purposes under the indenture. Except as provided below, owners of beneficial interests in a global note:
•	will not be entitled to have notes represented by the global note registered in their names;
•	will not receive or be entitled to receive physical, certificated notes; and
•	will not be considered the owners or holders of the notes under the indenture for any purpose.

As a result, each investor who owns a beneficial interest in a global note must rely on the procedures of DTC (and, if the investor is not a participant or an indirect participant in DTC, on the procedures of the DTC participant through whom the investor owns its interest) to exercise any rights of a noteholder under the indenture.
Payments on any global notes will be made to DTC’s nominee as the registered holder of the global note. Neither we nor the trustee (nor our or its agents) will have any responsibility or liability for the payment of amounts to owners of beneficial interests in a global note, for any aspect of the records relating to, or payments made on account of, those interests by DTC or for maintaining, supervising or reviewing any records of DTC relating to those interests. Payments by participants and indirect participants in DTC to the owners of beneficial interests in a global note will be governed by standing instructions and customary industry practice and will be the responsibility of those participants or indirect participants and DTC.
Transfers between participants in DTC will be effected under DTC’s procedures and will be settled in same-day funds.
Certificated Notes
A global note will be exchanged, pursuant to customary procedures, for one or more physical notes only if:
•
DTC notifies us or the trustee that it is unwilling or unable to continue as depositary for such global note or DTC ceases to be a “clearing agency” registered under Section 17A of the Exchange Act and, in each case, we fail to appoint a successor depositary within 90 days of such notice or cessation;

•
an event of default has occurred and is continuing and we, the trustee or the registrar has received a written request from DTC, or from a holder of a beneficial interest in such global note, to exchange such global note or beneficial interest, as applicable, for one or more physical notes; or

•	we, in our sole discretion, permit the exchange of any beneficial interest in such global note for one or more physical notes at the request of the owner of such beneficial interest.

DESCRIPTION OF SHARE LENDING AGREEMENT
Concurrently with this offering, up to 38,500,000 shares of our common stock will be offered, by means of a separate prospectus supplement and accompanying prospectus, by the selling stockholders named therein, who will borrow such shares through lending arrangements from an affiliate of Jefferies LLC, which is borrowing the shares, as Share Borrower, from us. The borrowed shares were issued by us to facilitate this lending arrangement. The borrowed shares are newly-issued shares issued in connection with this transaction and will be held as treasury shares by us upon the expiration or the early termination of the share lending arrangements. As of the date of this prospectus supplement, taking into account the maximum number of shares that may be issued in connection with this share lending arrangement, we would have 656,357,031 shares issued and outstanding. None of the Share Borrower, its affiliates or us will receive any proceeds of the offering or sale of the borrowed shares, except to the extent the underwriter or any of its affiliates is named as a selling stockholder or as otherwise described below.
To make the purchase of the notes offered pursuant to this prospectus supplement more attractive to prospective investors, we have agreed to make the borrowed shares available to the Share Borrower which will, in turn, make the borrowed shares available to the selling stockholders as described above. With respect to borrowed shares sold by selling stockholders concurrently with, or shortly following, the offering of the notes, the share lending arrangements with the Share Borrower will be available during a period beginning on the date of the closing of this offering and ending on or about the maturity date of the notes, or, if earlier, on or about the date as of which all of the notes cease to be outstanding as a result of redemption, repurchase, conversion or other acquisition for value (or earlier in certain circumstances) (the “loan availability period”).
Share loans under the share lending agreement with the Share Borrower will terminate, and the borrowed shares thereunder must be returned to us if the concurrent offering of the notes is not consummated or upon the termination of the loan availability period with respect to such share lending agreement, as well as under the following circumstances:
•	the Share Borrower may terminate all or any portion of a loan under the share lending agreement at any time;
•	after the date on which all of the notes are repurchased, converted or otherwise acquired for value; and
•
the Share Borrower or we may terminate any or all of the applicable outstanding loans upon certain defaults by the other party under the share lending agreement, including certain breaches of representations, warranties, covenants or agreements under the share lending agreement, or the bankruptcy of the Share Borrower or us.

The holders of the borrowed shares will have the right to vote the shares on all matters submitted to a vote of our stockholders and the right to receive any dividends or other distributions that we may pay or make on outstanding shares of our common stock. However, under the share lending agreement, the Share Borrower has agreed:
•	to pay to us an amount equal to cash dividends, if any, that we pay on the borrowed shares;
•	to pay or deliver, as the case may be, to us any other distribution, other than in a liquidation or a reorganization in bankruptcy, that we make on the borrowed shares; and
•	not to vote on the borrowed shares on any matter submitted to a vote of our stockholders, except in certain circumstances where such vote is required for quorum purposes.
We expect that the selling stockholders will sell the borrowed shares and use the resulting short position to establish their initial hedge with respect to their respective investments in the notes. The selling stockholders may short sell up to the number of borrowed shares concurrently with, or shortly following, the offering of the notes. The total number of shares that the selling stockholders can borrow under the share lending agreement is limited to a maximum of 38,500,000 shares. The selling stockholders may effect such transactions by selling the borrowed shares at various prices from time to time through Jefferies LLC or its affiliates, which may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or from purchasers of borrowed shares for whom Jefferies LLC may act as agent or to whom it may sell as principal. In addition, the Share Borrower has agreed to pay a nominal fee to us in connection with the issuances of the borrowed shares. The existence of the share lending agreement and the short sales of our common stock effected in connection with the sale of the notes being offered concurrently herewith could cause the market price of our common stock to be lower over the term of the share lending agreement than it would have been if there was no such agreement. See “Risk Factors—Additional Risks Related to the Offering and the Notes— Future sales of our common stock, including the expected shorting of the borrowed shares in the concurrent offering, or equity-linked securities in the public market could lower the market price of our common stock and adversely impact the trading price of the notes.” However, we have determined that our entry into the share lending agreement is in our best interests as a means to facilitate the offer and sale of the notes pursuant to the related prospectus supplement and accompanying prospectus on terms more favorable to us than we could have otherwise obtained. The concurrent offering of the borrowed shares is conditioned upon the closing of this offering.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS
The following is a summary of material U.S. federal income tax considerations of the purchase, ownership, conversion and disposition of the notes, and the holding and disposition of any shares of our common stock issuable upon conversion of the notes, but does not purport to be a complete analysis of all potential U.S. federal income tax aspects and does not address the effects of any state, local, alternative minimum, estate, gift or non-U.S. tax laws. This summary is based upon provisions of the Code, Treasury Regulations issued thereunder, and judicial and administrative interpretations thereof, each as in effect on the date hereof, all of which are subject to change, possibly with retroactive effect, and to differing interpretations, and all of which could result in U.S. federal income tax considerations different from those described below. No rulings from the Internal Revenue Service (the “IRS”) have been or are expected to be sought with respect to the matters discussed below. The discussion below is not binding on the IRS or the courts. Accordingly, there can be no assurance that the IRS will not take a different position concerning the tax consequences of the purchase, ownership, conversion or disposition of the notes, and the holding and disposition of any shares of our common stock issuable upon conversion of the notes or that any such position would not be sustained.
This discussion does not address all aspects of U.S. federal income taxes relevant to investors (including the alternative minimum tax) any specific U.S. federal income tax considerations that might be relevant to a holder of notes or our common stock in light of such holder’s particular facts or circumstances or to holders subject to special treatment under the U.S. federal income tax laws, including:
•	a dealer in securities;
•	a financial institution;
•	a regulated investment company;
•	a real estate investment trust;
•	a tax-exempt organization;
•	tax-deferred or other retirement accounts;
•	an insurance company;
•
a person holding the notes or our common stock as part of a hedging, integrated, or conversion transaction or a straddle, or a person deemed to sell notes or our common stock under the constructive sale provisions of the Code;

•	a trader in securities that has elected the mark-to-market method of accounting for securities;
•	an entity that is treated as a partnership or other pass-through entity for U.S. federal income tax purposes, and investors in such entities;
•	a U.S. person whose “functional currency” is not the U.S. dollar;
•	a “controlled foreign corporation”;
•	a “passive foreign investment company”;
•	a U.S. expatriate; or
•	persons required for U.S. federal income tax purposes to conform the timing of income accruals to their financial statements under Section 451(b) of the Code.
In addition, this discussion is limited to persons who purchase the notes for cash at original issue and at their “issue price” (generally, the first price at which a substantial amount of the notes are sold to the public for cash, excluding sales to bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers) and who hold the notes as capital assets within the meaning of Section 1221 of the Code (generally, property held for investment).
If a partnership holds the notes or shares of our common stock issuable upon conversion of the notes, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. A partner of a partnership holding the notes or such shares of our common stock should consult its own tax advisors.

Prospective investors considering the purchase of notes should consult their own tax advisors concerning the particular U.S. federal income tax consequences to them of the ownership of the notes or shares of our common stock in light of their specific situation, as well as the consequences to them arising under any state, local, foreign or other tax laws, including gift and estate tax laws and any applicable tax treaty.
Determination of a U.S. Holder
For purposes of this discussion, a “U.S. holder” is a beneficial owner of a note or share of our common stock received upon conversion of a note that is, for U.S. federal income tax purposes, one of the following:
•	an individual who is a citizen or resident of the U.S.;
•	a corporation (including an entity taxable as a corporation) created or organized in or under the laws of the U.S., any state thereof or the District of Columbia;
•	an estate, the income of which is subject to U.S. federal income tax regardless of its source; or
•
a trust, if (i) a U.S. court can exercise primary supervision over the administration of the trust and one or more U.S. persons can control all substantial trust decisions or (ii) the trust has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person.

Payments of Interest
It is anticipated, and this discussion assumes, that the notes will be issued with less than a de minimis amount of original issue discount. Accordingly, payments of stated interest on the notes generally will be taxable to a U.S. holder as ordinary income at the time that such payments are received or accrued, in accordance with such U.S. holder’s method of accounting for U.S. federal income tax purposes.
If, however, the notes’ principal amount exceeds the issue price by at least a de minimis amount, as determined under applicable Treasury regulations, a U.S. holder will be required to include such excess of principal amount over issue price in income as original issue discount, as it accrues, in accordance with a constant-yield method based on a compounding of interest, before the receipt of cash payments attributable to this income.
Additional Interest
As described under the headings “Description of Notes—Events of Default,” we may be required to pay additional interest on the notes in certain circumstances. We believe that there is only a remote possibility that we would be required to pay additional interest, or that if such additional interest were required to be paid, it would be an incidental amount, and therefore we believe and intend to take the position that the notes should not be treated as contingent payment debt instruments because of the anticipated remote possibility of such additional payments. Assuming such position is respected, any additional interest paid to a U.S. holder would be taxable as additional ordinary income when received or accrued, in accordance with the U.S. holder’s method of accounting for U.S. federal income tax purposes. Our position is binding on a U.S. holder, unless the U.S. holder discloses in the proper manner to the IRS that it is taking a different position. However, the IRS may take a position contrary to our position, which could materially and adversely affect the timing and character of income received as additional interest. In addition, as described under the headings “Description of Notes—Conversion Rights—Increase in Conversion Rate in Connection with a Make-Whole Fundamental Change” and “Description of Notes—Interest Make-Whole Payment,” upon certain conversions of the notes, we may pay additional shares or cash in certain circumstances. Due to a lack of relevant authority regarding the treatment of such payments, in particular the interest make-whole payment, the applicability of the Treasury Regulations governing contingent payment debt instrument is uncertain. While not free from doubt, we intend to take the position that the notes should not be treated as contingent payment debt instruments because of the possibility of payment of these additional shares or cash, based in part on the fact that the payments will be made only to holders who are converting their notes under certain circumstances and as a result are most appropriately treated as a change in conversion rate. If the IRS successfully challenged our position, and the notes were treated as contingent payment debt instruments, U.S. holders would be required to accrue interest income at a rate higher than the notes’ stated interest rate, regardless of the U.S. holder’s method of accounting, and to treat as ordinary income, rather than capital gain, any gain recognized on a sale, exchange, retirement or redemption of a note (including all gain realized upon conversion, even if the U.S. holder receives shares of our common stock). Depending upon the circumstances, such additional payments, if made in the form of additional shares, may be taxed as deemed dividends as described under “—Constructive Distribution.”

Market Discount
A U.S. holder that purchases a note from a selling securityholder pursuant to this prospectus for an amount that is less than its stated principal amount may be treated as acquiring such note with “market discount.” Subject to a de minimis exception, the “market discount” on a note will equal the amount, if any, by which its stated principal amount exceeds the U.S. holder’s adjusted tax basis in the note immediately after its acquisition.
If a U.S. holder acquires a note at a market discount and does not elect to include market discount in income as it accrues, such U.S. holder will generally be required to treat any gain recognized on a sale, exchange, redemption or other taxable disposition of the note as ordinary income to the extent of accrued market discount on such note at the time of such sale, exchange, redemption or other taxable disposition. In addition, such U.S. holder may be required to include accrued market discount in income upon a disposition of a note in certain otherwise non-taxable transactions as if such U.S. holder sold the note for its fair market value.
A U.S. holder that acquires a note at a market discount and does not elect to include market discount in income as it accrues may be required to defer the deduction of all or a portion of the interest expense on any indebtedness incurred or maintained to purchase or carry the note until maturity or until a taxable disposition of the note.
A U.S. holder may elect to include market discount in income on a current basis as it accrues over the remaining term of the note (on either a ratable or constant-yield method). Once made, this election applies to all market discount obligations acquired by such U.S. holder on or after the first taxable year to which the election applies and may not be revoked without the consent of the IRS. If a U.S. holder makes such an election, the rules described above which treat gain realized on a note as ordinary income to the extent of accrued market discount and require deferral of certain interest deductions will not apply. The market discount rules are complex and U.S. holders should consult their own tax advisors regarding the application of these rules to their investment in the notes and the election to include market discount in income on a current basis, including with respect to the application of the market discount rules following a conversion of notes into shares of Common Stock.
Generally, upon conversion of a note acquired at a market discount into shares of Common Stock, any market discount not previously included in income (including as a result of the conversion) will carry over to the Common Stock received in exchange for the note. Any such market discount that is carried over to shares of Common Stock received upon conversion will be taxable as ordinary income upon the sale or other disposition of such shares of Common Stock (including a deemed sale or disposition of a fractional share of Common Stock pursuant to a conversion). U.S. holders holding notes acquired with a market discount should consult their own tax advisors as to the particular tax consequences to them of conversion of a note for cash and Common Stock.
Amortizable Bond Premium
If a U.S. holder acquires a note for an amount that is greater than the sum of all amounts payable on the note after the acquisition date other than payments of stated interest (generally, the note’s principal amount), such U.S. holder generally will be considered to have acquired the note with “amortizable bond premium.” For purposes of determining the amount of any amortizable bond premium on a note, the purchase price for the note is reduced by the amount of the portion of the purchase price attributable to the note’s conversion feature. In general, the amortizable bond premium with respect to a note will be equal to the excess, if any, of (i) the U.S. holder’s adjusted tax basis in the note immediately after its acquisition reduced by an amount equal to the value of the note’s conversion feature over (ii) the note’s principal amount.
A U.S. holder may elect to amortize such premium over the remaining term of the note using a constant yield method. A U.S. holder generally may use the amortizable bond premium allocable to an accrual period to offset stated interest otherwise required to be included in income with respect to the note in that accrual period under the U.S. holder’s regular method of accounting for U.S. federal income tax purposes. Once made, an election to amortize bond premium applies to all debt obligations held as of the beginning of the taxable year to which such election applies or subsequently acquired by such U.S. holder and may not be revoked without the consent of the IRS.
Sale, Exchange, or Other Taxable Disposition of Notes
Except as provided below under “—Conversion of Notes,” a U.S. holder will generally recognize gain or loss upon the sale, exchange, or other taxable disposition of a note, equal to the difference between the amount realized upon the sale, exchange, or other taxable disposition (less an amount equal to any accrued but unpaid interest, which will be taxable as interest income as discussed above to the extent not previously included in income by the U.S. holder) and the U.S. holder’s adjusted U.S. federal income tax basis in the note. A U.S. holder’s adjusted tax basis in a note will generally be its cost for that note. The amount realized by a U.S. holder on a taxable disposition of notes will include the amount of any cash and the fair market value of any other property received for the note. Any such gain or loss will generally be capital gain or loss. If, at the time of the sale, exchange, redemption or other taxable disposition of a note, a U.S. holder held the note for more than one year, such gain or loss will generally be long-term capital gain or loss. Otherwise, such gain or loss will be short-term capital gain or loss. Capital gains of non-corporate U.S. holders (including individuals) derived in respect of capital assets held for more than one year currently are eligible for reduced rates of taxation. The deductibility of capital losses is subject to limitations under the Code.
Conversion of Notes
A U.S. holder will generally not recognize any gain or loss upon conversion of a note solely for our common stock, except to the extent of cash received in lieu of a fractional share (which will be treated as if such fractional share had been received and then sold in a sale treated as described above under “—Sale, Exchange, or Other Taxable Disposition of Notes”) and except to the extent of the fair market value of our common stock received with respect to accrued interest (which will be taxable as described above under “—Payments of Interest” to the extent not previously included in income).
As described under the heading “Description of Notes—Interest Make-Whole Payment,” it is possible a U.S. holder might receive additional amounts in connection with a conversion of a note, which could be payable in the form of cash or shares. If such additional amounts were paid in the form of cash, then a U.S. holder could receive a combination of cash and shares of our common stock upon such conversion. A U.S. holder who receives a combination of cash and our common stock in exchange for notes upon conversion will recognize gain, but not loss, in an amount equal to the excess of the fair market value of the our common stock and cash received (other than amounts attributable to accrued interest, which will be taxable as described above under “—Payments of Interest” to the extent not previously included in income) over the U.S. holder’s tax basis in the note, but such gain will only be recognized to the extent of such cash received (excluding cash attributable to accrued interest or received in lieu of a fractional share).
A U.S. holder’s tax basis in shares of our common stock received upon a conversion (including any fractional share deemed to be received by the U.S. holder, but excluding our common stock attributable to accrued interest, the tax basis of which will equal its fair market value) will equal the tax basis in the note that was converted, reduced by the amount of any cash received (other than cash received in lieu of a fractional share and cash attributable to accrued interest), and increased by the amount of gain, if any, recognized (other than with respect to a fractional share). A U.S. holder’s holding period for shares of Common Stock received in a conversion will include the period during which the U.S. holder held the notes, except that the holding period of any of Common Stock received with respect to accrued interest will commence on the day after the date of receipt.
A U.S. holder’s holding period for shares of our common stock received in a conversion will include the period during which the U.S. holder held the notes, except that the holding period of any of our common stock received with respect to accrued interest will commence on the day after the date of receipt.
The tax rules regarding the treatment of amounts received as a result of the increase in the conversion rate for conversions in connection with a make-whole fundamental change are unclear. Except to the extent attributable to accrued interest (as noted above), we do not intend to treat the balance of any such amounts as additional interest. As a result, we strongly encourage you to consult with your tax advisor concerning the potential tax treatment of such a payment.
Constructive Distribution
The conversion rate of the notes will be adjusted in certain circumstances, including upon the payment of certain cash dividends. Under Section 305(c) of the Code, adjustments (or failures to make adjustments) that have the effect of increasing a U.S. holder’s proportionate interest in our assets or earnings may in some circumstances result in a deemed distribution. Certain adjustments to the conversion rate made pursuant to a bona fide reasonable adjustment formula that have the effect of preventing the dilution of the interest of the beneficial owners of the notes, however, will generally not be considered to result in a deemed distribution. Certain of the possible conversion rate adjustments provided in the notes (including, without limitation, upon the payments of cash dividends to holders of our common stock) will not qualify as being pursuant to a bona fide reasonable adjustment formula. If such adjustments are made, a

U.S. holder may be deemed to have received a distribution because of such adjustments, even though it has not received any cash or property. In addition, a failure to adjust (or to adjust adequately) the conversion rate after an event that increases a U.S. holder’s proportionate interest could be treated as a deemed taxable dividend. Other increases in the conversion rate of the notes (including an adjustment to the conversion rate in connection with a make-whole fundamental change or the payment of additional shares to holders who convert their notes received as an interest-make-whole payment upon certain conversions) may, depending on the circumstances, be a deemed distribution. Any deemed distribution would be taxable as a dividend, return of capital, or capital gain in accordance with the earnings and profits rules under the Code (as described below under “—Common Stock”). However, it is unclear whether a constructive dividend deemed paid to an individual U.S. holder would be eligible for the lower applicable long-term capital gains rates or whether corporate U.S. holders would be entitled to claim the dividends-received deduction with respect to any such constructive dividends. It is also not clear whether corporate beneficial owners would be entitled to claim the dividends-received deduction with respect to any such constructive dividends. Generally, a U.S. holder’s adjusted tax basis in a note will be increased to the extent any such constructive distribution is treated as a dividend.
We are currently required to report the amount of any deemed distributions on our website or to the IRS and holders of notes not exempt from information reporting. The proposed regulations addressing the amount and timing of deemed distributions, as well as obligations of withholding agents and filing and notice obligations of issuers in respect of such deemed distributions. If adopted as proposed, the regulations would generally provide that (i) the amount of a deemed distribution is the excess of the fair market value of the right to acquire stock immediately after the conversion rate adjustment over the fair market value of the right to acquire stock without the adjustment, (ii) the deemed distribution occurs at the earlier of the date the adjustment occurs under the terms of the note and the date of the actual distribution of cash or property that results in the deemed distribution, (iii) subject to certain limited exceptions, a withholding agent is required to impose any applicable withholding on deemed distributions and, if there is no associated cash payment, may set off its withholding obligations against payments on the notes (or, in some circumstances, any payments on our common stock) or sales proceeds received by or other funds or assets of an investor and (iv) we are required to report the amount of any deemed distributions on our website or to the IRS and all holders of notes (including holders of notes that would otherwise be exempt from information reporting). The final regulations will be effective for deemed distributions occurring on or after the date of adoption, but beneficial owners of notes and withholding agents may rely on them prior to that date under certain circumstances.
Common Stock
Distributions, if any, made on our common stock generally will be included in a U.S. holder’s income as ordinary dividend income to the extent of our current or accumulated earnings and profits. However, for individual U.S. holders, such dividends currently are generally taxed at the lower applicable long-term capital gains rates, provided certain holding period and other requirements are satisfied. Distributions in excess of our current and accumulated earnings and profits will be treated as a return of capital to the extent of a U.S. holder’s tax basis in our common stock and thereafter as capital gain from the sale or exchange of such common stock. For corporate U.S. holders, dividends received may be eligible for the dividends-received deduction, subject to applicable limitations.
Upon the sale or exchange or other taxable disposition of our common stock (including certain redemptions), a U.S. holder generally will recognize capital gain or loss equal to the difference between (i) the amount of cash and the fair market value of any property received upon such taxable disposition and (ii) the U.S. holder’s tax basis in our common stock. Such capital gain or loss will be long-term capital gain or loss if a U.S. holder’s holding period in our common stock is more than one year at the time of the taxable disposition. The deductibility of capital losses is subject to certain limits under the Code.
Net Investment Income Tax
Certain U.S. holders who are individuals, estates or trusts will be required to pay an additional 3.8% tax on, among other things, payments of interest and dividends on and capital gains from the sale, exchange, redemption, retirement or other taxable disposition of notes and our common stock.
Information Reporting and Backup Withholding
Information reporting requirements generally will apply to payments of interest on the notes and dividends on our common stock (including constructive distributions on the notes treated as dividends), and to the proceeds of a sale or other disposition of the notes or our common stock, unless a U.S. holder is an exempt recipient, such as a corporation. Backup withholding will apply to those payments if a U.S. holder fails to provide its correct taxpayer identification number and comply with certain certification procedures or otherwise establish an exemption from backup withholding. Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against U.S. federal income tax liability, provided the required information is timely furnished to IRS.
Non-U.S. Holders
For purposes of this discussion, a “non-U.S. holder” is a beneficial owner (other than a partnership) of a note or share of our common stock received upon conversion of a note that is not a U.S. holder as defined above.
Payments of Interest
Under the “portfolio interest exemption” rules, interest paid to a non-U.S. holder will not be subject to U.S. federal income or withholding tax, subject to certain exceptions discussed below, provided that:
•	such holder does not actually (or constructively) own 10% or more of the total combined voting power of all of our stock entitled to vote;
•	such holder is not a “controlled foreign corporation” with respect to which we are a “related person” within the meaning of the Code;
•	such holder is not a bank receiving interest on a loan entered into in the ordinary course of its trade or business;
•	such interest is not effectively connected with the conduct by the non-U.S. holder of a trade or business within the U.S., subject to the provisions of an applicable income tax treaty; and
•	we, or our paying agent, receive appropriate documentation (generally an IRS Form W-8BEN or W-8BEN-E) establishing that the non-U.S. holder is not a U.S. person.
Subject to the discussion in the following paragraph, a non-U.S. holder that does not qualify for exemption from withholding under the preceding paragraph generally will be subject to withholding of U.S. federal income tax at a 30% rate (or a reduced treaty rate) on payments of interest on the notes.
If interest on the notes is effectively connected with the conduct by a non-U.S. holder of a trade or business within the U.S., subject to the provisions of an applicable income tax treaty, such interest will be subject to U.S. federal income tax on a net income basis at the rate applicable to U.S. persons generally (and, with respect to corporate holders, may also be subject to a branch profits tax at 30% or a reduced treaty rate). If interest is subject to U.S. federal income tax on a net income basis in accordance with these rules, such payments will not be subject to U.S. withholding tax so long as the non-U.S. holder provides us or our paying agent with the appropriate documentation (generally an IRS Form W-8ECI).
We may be required to make additional payments to holders of the notes under the circumstances described under the headings “Description of Notes—Events of Default” and “Description of Notes—Interest Make-Whole Payment.” For a discussion of the impact of additional payments on the notes, see the discussion under “U.S. Holders—Additional Interest.” It is possible that certain of such payments might be subject to U.S. federal withholding tax at a rate of 30% or lower treaty rate, if applicable. We will determine if any withholding is required if and when any such amounts become payable. Non-U.S. holders should consult their own tax advisors as to the tax considerations that relate to the potential additional interest payments.
Conversion of the Notes
Upon conversion of a note for our common stock, a non-U.S. holder generally will not recognize any income, gain or loss on the conversion, except with respect to any cash received in lieu of a fractional share of our common stock (which will be treated as if such fractional share had been received and then sold and the sale will be treated as described under “—Sale, Exchange, Conversion or Other Disposition of Notes or Shares of Common Stock” below) and with respect to any common stock received attributable to accrued interest (which will be treated as described under “—Payments of Interest” above). As described under the heading “Description of Notes—Interest Make-Whole Payment,” it is possible a holder might receive additional amounts in connection with a conversion of a note, which could be payable in the form of cash or shares. If such additional amounts were paid in the form of cash, then such holder could receive a combination of cash and shares of our common stock upon such conversion. The U.S. federal income tax treatment of the conversion of the notes into a combination of our common stock and cash is not entirely certain as described above under “—U.S. Holders—Treatment as Recapitalization” and “—U.S. Holders— Alternative Treatment as Part Conversion and Part Redemption.” You should consult your tax advisors with respect to the U.S. federal income tax consequences resulting from the conversion of notes into a combination of cash and our common stock.
Dividends and Constructive Dividends
Subject to certain exceptions discussed below, any dividends paid to a non-U.S. holder with respect to shares of our common stock (including any deemed dividends described above under “—U.S. Holders—Constructive Distribution”) will be subject to withholding tax at a 30% rate (or lower applicable treaty rate). Because any constructive dividend a non-U.S. holder is deemed to receive would not give rise to any cash from which any applicable withholding tax could be satisfied, it is possible that this tax would be withheld from any amount owed to the non-U.S. holder, including, but not limited to, interest payments, cash or shares of our common stock otherwise due on conversion, dividends, or sales proceeds subsequently paid or credited to the non-U.S. holder. In order to obtain a reduced rate of withholding under an applicable treaty, a non-U.S. holder will be required to provide an IRS Form W-8BEN or IRS Form W-8BEN-E certifying its entitlement to benefits under such treaty.
The withholding tax does not apply to dividends paid to a non-U.S. holder who provides a Form W-8ECI, certifying that the dividends are effectively connected with the non-U.S. holder’s conduct of a trade or business within the U.S. and, where a tax treaty applies, are attributable to a U.S. permanent establishment. Instead, the effectively connected dividends will be subject to U.S. federal income tax on a net income basis at the rate applicable to U.S. persons generally (and with respect to corporate holders, may also be subject to a branch profits tax at 30% or a reduced treaty rate).
Sale, Exchange, Conversion or Other Disposition of Notes or Shares of Common Stock
Subject to certain exceptions discussed below, any gain realized by a non-U.S. holder on the sale, exchange, conversion, or other disposition of a note or shares of our common stock generally will not be subject to U.S. federal income tax unless:
•	such gain is effectively connected with the conduct by such non-U.S. holder of a trade or business within the U.S., subject to the provisions of an applicable income tax treaty;
•
such non-U.S. holder is an individual present in the U.S. for 183 days or more in the taxable year of such sale, exchange, retirement, conversion, or other disposition and certain other conditions are met; or

•
our common stock constitutes a U.S. real property interest (“USRPHC”), or U.S. real property interest (“USRPI”), by reason of our status as a U.S. real property holding corporation, or USRPHC, for U.S. federal income tax purposes during the shorter of the non-U.S. holder’s holding period and the five-year period ending on the date of such sale, exchange, conversion or other disposition.

Except to the extent that an applicable income tax treaty provides otherwise, a non-U.S. holder described in the first bullet point above will be subject to U.S. federal income tax on a net income basis at the rate applicable to U.S. persons generally (and, with respect to corporate holders, may also be subject to a branch profits tax at 30% or a reduced treaty rate).
A non-U.S. holder described in the second bullet point above will generally be subject to a flat 30% tax on the gain derived from the disposition of the notes or our common stock, which may be offset by certain U.S. source capital losses, even though such holder is not considered a resident of the U.S.
With respect to the third bullet point above, we believe we currently are not, and do not anticipate becoming, a USRPHC. Because the determination of whether we are a USRPHC depends, however, on the fair market value of our USRPIs relative to the fair market value of our non-U.S. real property interests and our other business assets, there can be no assurance we currently are not a USRPHC or will not become one in the future. Even if we are or were to become a USRPHC, gain arising from the sale or other taxable disposition by a Non-U.S. Holder of our common stock will not be subject to U.S. federal income tax if our common stock is “regularly traded,” as defined by applicable Treasury Regulations, on an established securities market, and such Non-U.S. Holder owned, actually and constructively, 5% or less of our common stock throughout the shorter of the five-year period ending on the date of the sale or other taxable disposition or the Non-U.S. Holder’s holding period. We believe that we are not, and do not anticipate becoming, a USRPHC for U.S. federal income tax purposes. However, because the determination of whether we are a USRPHC corporation depends on the fair market value of our U.S. real property relative to the fair market value of our other real property and business assets, there can be no assurance that we will not become a U.S. real property holding corporation in the future. Furthermore, no assurance can be provided that our common stock will remain regularly traded on an established securities market for purposes of the rules described above.
Any stock that a non-U.S. holder receives on the sale, exchange, conversion or other disposition of a note that is attributable to accrued interest will not be treated as described above, but will instead generally be subject to U.S. federal income tax in accordance with the rules for taxation of interest described above under “—Payments of Interest.”
Non-U.S. Holders should consult their tax advisors regarding potentially applicable income tax treaties that may provide for different rules.
Information Reporting and Backup Withholding
Payments of dividends on our common stock will not be subject to backup withholding, provided the applicable withholding agent does not have actual knowledge or reason to know the holder is a United States person and the holder either certifies its non-U.S. status, such as by furnishing a valid IRS Form W-8BEN, W-8BEN-E or W-8ECI or otherwise establishes an exemption. However, information returns are required to be filed with the IRS in connection with any distributions on our common stock paid to the Non-U.S. Holder, regardless of whether such distributions constitute dividends or any tax was actually withheld. In addition, proceeds of the sale or other taxable disposition of our common stock within the United States or conducted through certain U.S.-related brokers generally will not be subject to backup withholding or information reporting, if the applicable withholding agent receives the certification described above and does not have actual knowledge or reason to know that such holder is a United States person, or the holder otherwise establishes an exemption. Proceeds of a disposition of our common stock conducted through a non-U.S. office of a non-U.S. broker generally will not be subject to backup withholding or information reporting.
The amount of interest and dividends paid (including dividends deemed paid) and the amount of tax, if any, withheld with respect to those payments will be reported to a non-U.S. holder and the IRS. Copies of the information returns reporting such interest and dividend payments and any withholding may also be made available to the tax authorities in the country in which a non-U.S. holder resides, under the provisions of an applicable income tax treaty.
Unless a non-U.S. holder complies with certification procedures to establish that it is not a U.S. person, information returns may be filed with the IRS in connection with the proceeds from a sale or other disposition of the notes or our common stock, and the non-U.S. holder may be subject to backup withholding on payments on the notes or our common stock or on the proceeds from a sale or other disposition of the notes or our common stock. The certification procedures required to claim the exemption from withholding tax on interest described above will satisfy the certification requirements necessary to avoid backup withholding as well. Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against a non- U.S. holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS.
Withholding on Foreign Accounts
Legislation known as the Foreign Account Tax Compliance Act and guidance issued thereunder (“FATCA”), imposes withholding taxes on certain types of payments made to “foreign financial institutions” and certain other non-U.S. entities (including financial intermediaries). Specifically, a 30% withholding tax may be imposed on dividends on, or (subject to the regulations proposed by the U.S. Treasury discussed below) gross proceeds from the sale or other disposition of, our common stock paid to a “foreign financial institution” or a “non-financial foreign entity” (each as defined in the Code), unless (1) the foreign financial institution undertakes certain diligence and reporting obligations, (2) the non-financial foreign entity either certifies it does not have any “substantial United States owners”, as defined in the Code, or furnishes identifying information regarding each substantial United States owner or (3) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules. If the payee is a foreign financial institution and is subject to the diligence and reporting requirements in (1) above, it must enter into an agreement with the U.S. Department of the Treasury requiring, among other things, that it undertake to identify accounts held by certain “specified United States persons” or “United States-owned foreign entities” (each as defined in the Code), annually report certain information about such accounts, and withhold 30% on certain payments to non-compliant foreign financial institutions and certain other account holders. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules.

UNDERWRITING
Subject to the terms and conditions set forth in the underwriting agreement, dated May 25, 2023, among us and Jefferies LLC and BofA Securities, Inc., as the representatives of the underwriters named below and the joint book-running managers of this offering, we have agreed to sell to the underwriters, and each of the underwriters has agreed, severally and not jointly, to purchase from us the principal amount of notes shown opposite its name below:
UNDERWRITERS	PRINCIPAL AMOUNT OF NOTES
Jefferies LLC	$105,000,000
BofA Securities, Inc.	30,000,000
TD Securities (USA) LLC	15,000,000
Total	$150,000,000
The underwriting agreement provides that the obligations of the several underwriters are subject to certain conditions precedent such as the receipt by the underwriters of officers’ certificates and legal opinions and approval of certain legal matters by their counsel. The underwriting agreement provides that the underwriters will purchase all of the notes if any of them are purchased. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the nondefaulting underwriters may be increased or the underwriting agreement may be terminated. We have agreed to indemnify the underwriters and certain of their controlling persons against certain liabilities, including liabilities under the Securities Act, and to contribute to payments that the underwriters may be required to make in respect of those liabilities.
The notes are a new issue of securities, and there is currently no established trading market for such notes. We do not intend to apply for the notes to be listed on any securities exchange or to arrange for the notes to be quoted on any quotation system.
The underwriters have advised us that, following the completion of this offering, they currently intend to make a market in the notes, as permitted by applicable laws and regulations. However, the underwriters are not obligated to do so, and the underwriters may discontinue any market-making activities at any time without notice in their sole discretion. Accordingly, no assurance can be given as to the liquidity of the trading market for the notes, that you will be able to sell any of the notes held by you at a particular time or that the prices that you receive when you sell will be favorable.
The underwriters are offering the notes subject to their acceptance of the notes from us and subject to prior sale. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.
Commission and Expenses
The underwriters have advised us that they propose to offer the notes to the public at the public offering price set forth on the cover page of this prospectus supplement and to certain dealers, which may include the underwriters, at that price less a concession not in excess of $19.50 per $1,000 principal amount of notes. After the offering, the initial public offering price, concession and reallowance to dealers may be reduced by the underwriters. No such reduction will change the amount of proceeds to be received by us as set forth on the cover page of this prospectus supplement.
The following table shows the public offering price, the underwriting discounts and commissions that we are to pay the underwriters and the proceeds, before expenses, to us in connection with this offering. Such amounts are shown assuming both no exercise and full exercise of the underwriters’ option to purchase additional notes.
	PER NOTE	WITHOUT OPTION	WITH OPTION
Public offering price	$1,000.00	$150,000,000	$172,500,000
Underwriting discounts and commissions	$32.50	$4,875,000	$5,606,250
Proceeds, before expenses, to us	$967.50	$145,125,000	$166,893,750
We estimate expenses payable by us in connection with this offering, other than the underwriting discounts and commissions referred to above, will be approximately $300,000.

No Listing
The notes will not be listed on any securities exchange or included in any inter-dealer quotation system.
Option to Purchase Additional Notes
We have granted to the underwriters an option, exercisable for a period of 30 days from the date of this prospectus supplement, to purchase up to an additional $22,500,000 aggregate principal amount of notes, solely to cover over-allotments. If the underwriters exercise this option, each underwriter will be obligated, subject to specified conditions, to purchase a number of additional notes proportionate to that underwriter’s initial purchase commitment as indicated in the table above.
No Sales of Similar Securities
We have agreed that, without the prior written consent of the representatives, on behalf of the underwriters, we will not, and will not publicly announce an intention to, during the period ending 60 days after the date of the underwriting agreement, sell (including, without limitation, any short sale), assign, transfer, pledge, contract to sell, establish an open “put equivalent position” within the meaning of Rule 16a-l(h) under the Securities Exchange Act of 1934, as amended, or otherwise dispose of, or announce the offering of, or file any registration statement under the Securities Act in respect of, any common stock, options, rights or warrants to acquire common stock or securities exchangeable or exercisable for or convertible into common stock (other than is contemplated by the underwriting agreement with respect to the notes).
The restrictions described in the immediately preceding paragraph do not apply to us in certain circumstances, including when we:
(i).	issue the notes as contemplated by the underwriting agreement and any underlying shares of common stock issuable upon the conversion of any notes in accordance with the indenture;
(ii).
issue common stock and options to purchase common stock, shares of common stock underlying options granted and other securities, each pursuant to any director or employee stock option plan, stock ownership plan or dividend reinvestment plan of the Company in effect on the date of the underwriting agreement and described herein;

(iii).	issue common stock pursuant to the conversion of securities or the exercise of warrants, which securities or warrants are outstanding on the date of the underwriting agreement and described herein;
(iv).
sell or issue or agree to sell or issue common stock representing up to 10% of the outstanding shares of common stock on a fully diluted basis and, with the prior written consent of the representatives, any shares of common stock or any securities convertible into or exercisable or exchangeable for such shares of common stock representing greater than 10% of the outstanding shares of common stock on a fully diluted basis as of the date of any definitive agreement (as adjusted for stock splits, stock dividends and similar events), in each case, in connection with any at-the-market offerings, mergers, acquisitions of securities, business properties or other assets, joint ventures, strategic alliances or supplier relationships, provided that this clause (iv) shall not be available unless each recipient of shares of common stock, or securities exchangeable or exercisable for or convertible into common stock, shall be contractually obligated to execute a “lock-up” agreement;

(v).
adopt a new equity incentive plan, and file a registration statement on Form S-8 under the Securities Act to register the offer and sale of securities to be issued pursuant to such new equity incentive plan, and issue securities pursuant to such new equity incentive plan (including, without limitation, the issuance of shares of common stock upon the exercise of options or other securities issued pursuant to such new equity incentive plan), provided that (1) such new equity incentive plan satisfies the transaction requirements of General Instruction A.1 of Form S-8 under the Securities Act and (2) this clause (v) shall not be available unless each recipient of shares of common stock, or securities exchangeable or exercisable for or convertible into common stock, pursuant to such new equity incentive plan shall be contractually obligated to execute a “lock-up” agreement substantially in the form of Exhibit I hereto; or

(vi).	issue common stock pursuant to that certain Arrangement Agreement between us and HEXO Corp., dated April 10, 2023.

In addition, our directors and officers have agreed that, without the prior written consent of the representatives, on behalf of the underwriters, they will not, during the period ending 60 days after the date of the underwriting agreement (the “restricted period”), (i) offer, sell, assign, transfer, pledge, contract to sell, or otherwise dispose of, or announce the intention to otherwise dispose of, any shares of common stock (including, without limitation, common stock which may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations promulgated under the Securities Act) (such shares, the “Beneficially Owned Shares”)) or securities convertible into or exercisable or exchangeable for common stock, (ii) enter into any swap, hedge or similar agreement or arrangement that transfers in whole or in part, the economic risk of ownership of the Beneficially Owned Shares or securities convertible into or exercisable or exchangeable for common stock, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition, or (iii) engage in any short selling of the common stock or securities convertible into or exercisable or exchangeable for common stock.
The restrictions described in the immediately preceding paragraph do not apply to:
1)
transfers made (a) as a bona fide gift to any member of the immediate family of the signatory or to a trust the beneficiaries of which are exclusively the signatory or members of the signatory’s immediate family, (b) by will or intestate succession upon the death of the signatory, (c) as a bona fide gift or charitable contribution or (d) pursuant to a domestic relations order, divorce decree or court order;

2)
if the lockup signatory is a corporation, partnership, limited liability company or other business entity, any transfers to any stockholder, partner or member of, or owner of a similar equity interest in, the stockholder, as the case may be, if, in any such case, such transfer is not for value;

3)
if the lockup signatory is a corporation, partnership, limited liability company or other business entity, any transfer made by the stockholder (a) in connection with the sale or other bona fide transfer in a single transaction of all or substantially all of the stockholder’s capital stock, partnership interests, membership interests or other similar equity interests, as the case may be, or all or substantially all of the stockholder’s assets, in any such case not undertaken for the purpose of avoiding the restrictions imposed by the lockup agreement or (b) to another corporation, partnership, limited liability company or other business entity so long as the transferee is an affiliate (as defined below) of the stockholder and such transfer is not for value;

4)
transactions relating to common stock or other securities convertible into or exercisable or exchangeable for common stock acquired in open market transactions after completion of this offering, provided that no such transaction is required to be, or is, publicly announced (whether on Form 4, Form 5, or otherwise) during the restricted period;

5)
the entry, by the signatory, at any time on or after the date of the underwriting agreement, into any trading plan providing for the sale of common stock by the undersigned, which trading plan meets the requirements of Rule 10b5-1 under the Exchange Act, provided, however, that such plan does not provide for, or permit, the sale of any common stock during the restricted period and no public announcement or filing is voluntarily made or required regarding such plan during the restricted period;

6)
any transfers made by the signatory to us, or the withholding of shares of our common stock, to satisfy tax withholding obligations pursuant to our equity incentive plans or arrangements disclosed herein;

7)
transfers or distributions of shares of common stock or any securities convertible into or exercisable or exchangeable for common stock by a stockholder that is a trust to a trustor or beneficiary of the trust or to the estate of a beneficiary of such trust;

8)	transfers to us in connection with the repurchase of common stock in connection with the termination of the signatory’s employment with us pursuant to contractual agreements with us;
9)
the exercise by the signatory of a stock option, or vesting or exercise of any other equity-based award, granted under a stock incentive plan or stock purchase plan described herein, and the receipt by the signatory from us of shares of common stock upon such exercise or vesting, insofar as such option or equity-based award is outstanding as of the date of this prospectus supplement, provided that the underlying shares shall continue to be subject to the restrictions on transfer set forth in the lock-up agreement and, provided, further that, if required, any public report or filing under Section 16 of the

Exchange Act shall clearly indicate in the footnotes thereto that the filing relates to the exercise or vesting of a stock option or equity-based award, that no shares were sold by the reporting person and that the shares received upon exercise or vesting of the stock option or equity-based award are subject to a lock-up agreement with the representatives;
10)
a merger, consolidation or other similar transaction involving a change of control of us and approved by our board of directors, provided that, in the event that such change of control transaction is not completed, this clause shall not be applicable and the undersigned’s shares shall remain subject to the restrictions contained in the lock-up agreement;

11)
in connection with the conversion of outstanding shares of our preferred stock into common stock, or any reclassification or conversion of the common stock, provided that any common stock received upon such conversion or reclassification shall be subject to the restrictions set forth herein; or

12)
transfers under a trading plan pursuant to Rule 10b5-1 under the Exchange Act that is existing as of the date hereof, provided that to the extent a public announcement or filing under the Exchange Act is required of the signatory or us regarding the sale, such announcement or filing shall include a statement to the effect that the sale occurred pursuant to such trading plan pursuant to Rule 10b5-1.

Stabilization
In connection with the offering of the notes, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the notes. Specifically, the underwriters may over-allot in connection with the offering of the notes, creating a syndicate short position. In addition, the underwriters may bid for, and purchase, notes in the open market to cover syndicate short positions or to stabilize the price of the notes. Finally, the underwriting syndicate may reclaim selling concessions allowed for distributing the notes in the offering, if the syndicate repurchases previously distributed notes in syndicate covering transactions, stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the notes independent market levels. The underwriters are not required to engage in any of these activities and may end any of them at any time. Neither we nor the underwriters makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the notes. In addition, neither we nor the underwriters make any representation that the underwriters will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.
Electronic Distribution
A prospectus in electronic format may be made available by e-mail or on the web sites or through online services maintained by one or more of the underwriters or their affiliates. In those cases, prospective investors may view offering terms online and may be allowed to place orders online. The underwriters may agree with us to allocate a specific number of notes for sale to online brokerage account holders. Any such allocation for online distributions will be made by the underwriters on the same basis as other allocations. Other than the prospectus in electronic format, the information on the underwriters’ web sites and any information contained in any other web site maintained by any of the underwriters is not part of this prospectus supplement, has not been approved and/or endorsed by us or the underwriters and should not be relied upon by investors.
Other Activities and Relationships
The underwriters and certain of their affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The underwriters and certain of their affiliates have, from time to time, performed, and may in the future perform, various commercial and investment banking and financial advisory services for us and our affiliates, for which they received or will receive customary fees and expenses.
In the ordinary course of their various business activities, the underwriters and certain of their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments issued by us and our affiliates. If the underwriters or their respective affiliates have a lending relationship with us, they routinely hedge their credit exposure to us consistent with their customary risk management policies. The underwriters and their respective affiliates may hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities or the securities of our affiliates, including potentially the notes offered hereby. Any such short positions could adversely affect future trading prices of the notes offered hereby. The underwriters and certain of their respective affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.
Certain of the underwriters or their affiliates may hold a portion of the outstanding 2023 notes and 2024 notes we have agreed to repurchase and therefore could receive a portion of the net proceeds of this offering related to any such repurchase of our 2023 notes and 2024 notes.
Selling Restrictions
Notice to Prospective Investors in the European Economic Area
The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA”) For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or (ii) a customer within the meaning of Directive (EU) 2016/97 (as amended, the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Regulation (EU) 2017/1129 (as amended, the “Prospectus Regulation”). Consequently no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPS Regulation. This prospectus supplement has been prepared on the basis that any offer of notes in any Member State of the EEA will be made pursuant to an exemption under the Prospectus Regulation from the requirement to publish a prospectus for offers of notes. This prospectus supplement is not a prospectus for the purposes of the Prospectus Regulation.
The above selling restriction is in addition to any other selling restrictions set out below.
Notice to Prospective Investors in the United Kingdom
The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the United Kingdom (“UK”). For these purposes, a retail investor means a person who is one (or more) of (i) a retail client, as defined in point (8) of Article 2 of Regulation (EU) 2017/565 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 (“EUWA”); or (ii) a customer within the meaning of the provisions of the Financial Services and Markets Act 2000 (as amended, the “FSMA”) and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) 600/2014 as it forms part of domestic law by virtue of the EUWA; or (iii) not a qualified investor as defined in Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the EUWA (the “UK Prospectus Regulation”). Consequently no key information document required by Regulation (EU) 1286/2014 as it forms part of domestic law by virtue of the EUWA (the “UK PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the UK has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the UK may be unlawful under the UK PRIIPs Regulation. This prospectus supplement has been prepared on the basis that any offer of notes in the UK will be made pursuant to an exemption under the UK Prospectus Regulation and the FSMA from the requirement to publish a prospectus for offers of notes. This prospectus supplement is not a prospectus for the purposes of the UK Prospectus Regulation or the FSMA.
This document is for distribution only to persons who (i) have professional experience in matters relating to investments and who qualify as investment professionals within the meaning of Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the “Financial Promotion Order”), (ii) are persons falling within Article 49(2)(a) to (d) (“high net worth companies, unincorporated associations etc.”) of the Financial Promotion Order, (iii) are outside the United Kingdom, or (iv) are persons to whom an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000, as amended (“FSMA”)) in connection with the issue or sale of any securities may otherwise lawfully be communicated or caused to be communicated (all such persons together being referred to as “relevant persons”). This document is directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this document relates is available only to relevant persons and will be engaged in only with relevant persons.
Notice to Prospective Investors in Hong Kong
The notes may not be offered or sold in Hong Kong by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32 of the Laws of Hong Kong) (“Companies (Winding Up and Miscellaneous Provisions) Ordinance”) or which do not constitute an invitation to the public within the meaning of the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong) (“Securities and Futures Ordinance”), or (ii) to “professional investors” as defined in the Securities and Futures Ordinance and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance, and no advertisement, invitation or document relating to the notes may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” in Hong Kong as defined in the Securities and Futures Ordinance and any rules made thereunder.
Notice to Prospective Investors in Singapore
This prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes may not be circulated or distributed, nor may the notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor (as defined in Section 4A of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”)) under Section 274 of the SFA, (ii) to a relevant person (as defined in Section 275(2) of the SFA ) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to conditions set forth in the SFA.
Where the notes are subscribed or purchased under Section 275 of the SFA by a relevant person which is a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor, the securities (as defined in Section 239(1) of the SFA) of that corporation shall not be transferable for six months after that corporation has acquired the notes under Section 275 of the SFA except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person (as defined in Section 275(2) of the SFA), (2) where such transfer arises from an offer in that corporation’s securities pursuant to Section 275(1A) of the SFA, (3) where no consideration is or will be given for the transfer, (4) where the transfer is by operation of law, (5) as specified in Section 276(7) of the SFA, or (6) as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore (“Regulation 32”).
Where the notes are subscribed or purchased under Section 275 of the SFA by a relevant person which is a trust (where the trustee is not an accredited investor (as defined in Section 4A of the SFA)) whose sole purpose is to hold investments and each beneficiary of the trust is an accredited investor, the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferable for six months after that trust has acquired the notes under Section 275 of the SFA except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person (as defined in Section 275(2) of the SFA), (2) where such transfer arises from an offer that is made on terms that such rights or interest are acquired at a consideration of not less than $200,000 (or its equivalent in a foreign currency) for each transaction (whether such amount is to be paid for in cash or by exchange of securities or other assets), (3) where no consideration is or will be given for the transfer, (4) where the transfer is by operation of law, (5) as specified in Section 276(7) of the SFA, or (6) as specified in Regulation 32.

Notice to Prospective Investors in Japan
The notes have not been and will not be registered under the Financial Instruments and Exchange Act of Japan (Act No. 25 of 1948, as amended), or the FIEA. The notes may not be offered or sold, directly or indirectly, in Japan or to or for the benefit of any resident of Japan (including any person resident in Japan or any corporation or other entity organized under the laws of Japan) or to others for reoffering or resale, directly or indirectly, in Japan or to or for the benefit of any resident of Japan, except pursuant to an exemption from the registration requirements of the FIEA and otherwise in compliance with any relevant laws and regulations of Japan.
Notice to Prospective Investors in Switzerland
The notes may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (“SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the notes or the offering may be publicly distributed or otherwise made publicly available in Switzerland.
Neither this document nor any other offering or marketing material relating to the offering, we or the notes have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of notes will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA, and the offer of notes has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (“CISA”). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of notes.
Notice to Prospective Investors in the Dubai International Financial Centre
This prospectus supplement relates to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority (“DFSA”). This prospectus supplement is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers.
The DFSA has not approved this prospectus supplement nor taken steps to verify the information set forth herein and has no responsibility for the prospectus supplement. The notes to which this prospectus supplement relates may be illiquid or subject to restrictions on their resale. Prospective purchasers of the notes offered should conduct their own due diligence on the notes. If you do not understand the contents of this prospectus supplement, you should consult an authorized financial advisor.

LEGAL MATTERS
The validity of the notes offered hereby will be passed upon for us by DLA Piper LLP (US), New York, New York. The underwriters are being represented in connection with this offering by Goodwin Procter LLP, New York, New York.
EXPERTS
The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated by reference in this prospectus supplement by reference to the Annual Report on Form 10-K for the year ended May 31, 2022, as amended by Amendment No. 1 to our Annual Report on Form 10-K, have been so incorporated in reliance on the report (which contains a paragraph relating to the effectiveness of internal control over financial reporting due to the exclusion of Breckenridge because it was acquired by the Company in a purchase business combination during the year ended May 31, 2022) of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION
This prospectus supplement is part of the registration statement on Form S-3 we filed with the SEC under the Securities Act and does not contain all the information set forth or incorporated by reference in the registration statement. Whenever a reference is made in this prospectus supplement to any of our contracts, agreements or other documents, the reference may not be complete and you should refer to the exhibits that are a part of the registration statement or the exhibits to the reports or other documents incorporated by reference into this prospectus for a copy of such contract, agreement or other document.
We are required to file periodic reports, proxy statements and other information with the SEC pursuant to the Exchange Act. Our SEC filings are available to the public on the SEC’s website at www.sec.gov, which contains reports, proxies and information statements and other information regarding registrants that file electronically. We also maintain a website at www.tilray.com, at which you may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. Information contained on, or that can be accessed through, our website is not a part of this prospectus and the inclusion of our website address in this prospectus supplement is an inactive textual reference only.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The SEC allows us to “incorporate by reference” information into this prospectus supplement that we file with the SEC, which means we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus supplement. We incorporate by reference into this prospectus the documents listed below that we have filed with the SEC. Any report or information within any of the documents referenced below that is furnished, but not filed, shall not be incorporated by reference into this prospectus.
•
our Annual Report on Form 10-K for the fiscal year ended May 31, 2022, which includes audited financial statements for the latest fiscal year, as filed on July 28, 2022, as amended by Amendment No. 1 to our Annual Report on Form 10-K for the fiscal year ended May 31, 2022 (as amended, the “2022 Form 10-K”), which includes audited financial statements for the latest fiscal year, filed on October 7, 2022;

•
the information specifically incorporated by reference into the 2022 Form 10-K from our definitive proxy statement on Schedule 14A filed with the SEC on October 3, 2022, as well as any amendments thereto reflected in subsequent filings with the SEC;

•
our Quarterly Reports on Form 10-Q for the quarters ended August 31, 2022, November 30, 2022 and February 28, 2023, as filed with the SEC on October 7, 2022, January 9, 2023 and April 10, 2023, respectively;

•
our Current Reports on Form 8-K, as filed with the SEC on August 3, 2022, September 1, 2022, November 7, 2022, November 23, 2022, November 29, 2022, December 6, 2022, December 20, 2022, January 18, 2023, February 15, 2023, February 21, 2023, March 7, 2023, March 16, 2023 and April 10, 2023; and

•
the description of our securities as set forth in our registration statement on Form 8-A/A (File No. 001-38594), as filed with the SEC on October 1, 2020, pursuant to Section 12(b) of the Exchange Act, including any subsequent amendments or reports filed for the purpose of updating such description.

We will furnish without charge to you, on written or oral request, a copy of any or all of the documents incorporated by reference. You should direct any requests for documents to Tilray Brands, Inc., 265 Talbot Street West, Leamington, Ontario, Canada. Copies of the above reports may also be accessed from our web site at ir.tilray.com. Information contained on, or that can be accessed through, our website is not a part of this prospectus supplement and the inclusion of our website address in this prospectus supplement is an inactive textual reference only.
We also incorporate by reference in this prospectus supplement any future filings that we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act until we sell all the securities to which this prospectus supplement relates; provided, however, that we are not incorporating any information furnished under either Item 2.02 or Item 7.01 or any related exhibit furnished under Item 9.01(d) of any Current Report on Form 8-K unless, and except to the extent, specified in any such Current Report on Form 8-K. Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus supplement will be deemed modified, superseded or replaced for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement modifies, supersedes or replaces such statement.

PROSPECTUS

Class 2 Common Stock
Preferred Stock
Debt Securities
Warrants
From time to time, we or selling securityholders may offer and sell any combination of the securities described in this prospectus, either individually or in combination with other securities. We or selling securityholders may also offer Class 2 common stock or preferred stock upon conversion of debt securities, Class 2 common stock upon conversion of preferred stock, or Class 2 common stock, preferred stock or debt securities upon the exercise of warrants.
Each time we sell securities pursuant to this prospectus, we will provide the specific terms of these offerings and securities in one or more prospectus supplements and attach it to this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. The prospectus supplement and any related free writing prospectus may also add, update or change information contained in this prospectus. You should carefully read this prospectus, the applicable prospectus supplement and any related free writing prospectus, as well as the documents incorporated by reference, before buying any of the securities being offered.
Our Class 2 common stock is listed on The Nasdaq Global Select Market and the Toronto Stock Exchange under the trading symbol “TLRY.” On October 4, 2022, the last sale price of our Class 2 common stock was $3.00 per share on The Nasdaq Global Select Market and C$4.05 per share on the Toronto Stock Exchange. The applicable prospectus supplement will contain information, where applicable, as to other listings, if any, on The Nasdaq Global Select Market or other securities exchange of the securities covered by the applicable prospectus supplement.
Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading “Risk Factors” contained in the applicable prospectus supplement and in any free writing prospectuses we have authorized for use in connection with a specific offering, and under similar headings in the documents that are incorporated by reference into this prospectus.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is October 7, 2022.

i

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or SEC, utilizing a “shelf” registration process. Under this shelf registration process, we or selling securityholders may offer and sell shares of our Class 2 common stock and preferred stock, various series of debt securities and/or warrants to purchase any of such securities, either individually or in combination with other securities, in one or more offerings. There is no limit on the aggregate amount of the securities that we or selling securityholders may offer pursuant to the registration statement of which this prospectus is a part. This prospectus provides you with a general description of the securities we or selling securityholders may offer.
Each time we or selling securityholders offer securities under this prospectus, we will provide a prospectus supplement that will contain more specific information about the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change any of the information contained in this prospectus or in the documents that we have incorporated by reference into this prospectus. We urge you to read carefully this prospectus, any applicable prospectus supplement and any free writing prospectuses we have authorized for use in connection with a specific offering, together with the information incorporated herein by reference as described under the heading “Incorporation of Certain Information by Reference,” before buying any of the securities being offered.
This prospectus may not be used to consummate a sale of securities unless it is accompanied by a prospectus supplement.
You should rely only on the information contained in, or incorporated by reference into, this prospectus and the applicable prospectus supplement, along with the information contained in any free writing prospectuses we have authorized for use in connection with a specific offering. We have not authorized anyone to provide you with different or additional information. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so.
The information appearing in this prospectus, any applicable prospectus supplement and any related free writing prospectus is accurate only as of the date on the front of the document and any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus, the applicable prospectus supplement or any related free writing prospectus, or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since those dates.
This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the section entitled “Where You Can Find More Information.”
Unless the context requires otherwise, references in this prospectus to “Tilray,” the “company,” “we,” “us” and “our” refer to Tilray Brands, Inc. and its wholly owned subsidiaries. Tilray, our logo and our other registered or common law trademarks, trade names or service marks appearing in this prospectus are owned by us. Solely for convenience, trademarks and trade names referred to in this prospectus, including logos, artwork and other visual displays, may appear without the ® or ™ symbols, but such references are not intended to indicate in any way that we will not assert, to the fullest extent under applicable law, our rights of the applicable licensor to these trademarks and trade names. Unless otherwise stated in this prospectus, we do not intend our use or display of other companies’ trade names or trademarks to imply a relationship with, or endorsement or sponsorship of us by, any other companies.
ii

PROSPECTUS SUMMARY
This summary highlights selected information contained elsewhere in this prospectus or incorporated by reference in this prospectus, and does not contain all of the information that you need to consider in making your investment decision. You should carefully read the entire prospectus, the applicable prospectus supplement and any related free writing prospectus, including the risks of investing in our securities discussed under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus. You should also carefully read the information incorporated by reference into this prospectus, including our financial statements, and the exhibits to the registration statement of which this prospectus is a part.
Our Company
Tilray is a leading global cannabis-lifestyle and consumer packaged goods company with operations in Canada, the United States, Europe, Australia, and Latin America that is changing people’s lives for the better - one person at a time - by inspiring and empowering the worldwide community to live their very best life by providing them with products that meet the needs of their mind, body, and soul and invoke a sense of wellbeing. Tilray’s mission is to be the trusted partner for its patients and consumers by providing them with a cultivated experience and health and wellbeing through high-quality, differentiated brands and innovative products. A pioneer in cannabis research, cultivation, and distribution, Tilray’s unprecedented production platform supports over 20 brands in over 20 countries, including comprehensive cannabis offerings, hemp-based foods, and alcoholic beverages.
Corporate Information
Tilray Brands, Inc. was incorporated in Delaware in January 2018. Prior to January 2018, Tilray Brands, Inc. operated its business under Decatur Holdings, BV, a Dutch private limited liability company (“Decatur”), which was formed in March 2016. Decatur was incorporated under the laws of the Netherlands on March 8, 2016 as a wholly-owned subsidiary of Privateer Holdings, Inc. (“Privateer Holdings”) to hold a 100% ownership interest in Tilray Brands, Inc.’s direct and indirect subsidiaries through which Tilray Brands, Inc. operated its business. Decatur was dissolved on December 27, 2018.
On December 12, 2019, Privateer Holdings merged with and into a wholly owned subsidiary of Tilray pursuant to the agreement and plan of merger and reorganization.
Pursuant to an arrangement agreement, dated as of December 15, 2020, as amended on February 19, 2021, between Tilray and Aphria Inc. (“Aphria”), Tilray implemented an arrangement (the “Arrangement”) under the Business Corporations Act (Ontario) in accordance with a plan of arrangement. The Arrangement was completed on April 30, 2021.
On January 10, 2022, Tilray, Inc. changed its corporate name to Tilray Brands, Inc., pursuant to a second certificate of amendment of the amended and restated certificate of incorporation filed with the Delaware Secretary of State (the “Name Change”), and amended and restated its Bylaws on that same date to reflect the Name Change.
Tilray’s principal executive offices are located at 265 Talbot Street West, Leamington, Ontario, Canada and its telephone number is (844) 845-7291. Its corporate website address is www.tilray.com. Information contained on or accessible through such website is not a part of this prospectus supplement, and the inclusion of the website address in this prospectus supplement is an inactive textual reference only.
Description of Securities
We or selling securityholders may offer shares of our Class 2 common stock and preferred stock, various series of debt securities and/or warrants to purchase any of such securities, either individually or in combination with other securities, from time to time under this prospectus, together with the applicable prospectus supplement and any related free writing prospectus, at prices and on terms to be determined by market conditions at the time of any offering. This prospectus provides you with a general description of the securities we or selling securityholders may offer. Each time we or selling securityholders offer a type or series of securities under this prospectus, we will provide a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities, including, to the extent applicable:
•	designation or classification;
•	aggregate principal amount or aggregate offering price;

•	maturity date, if applicable;
•	original issue discount, if any;
•	rates and times of payment of interest or dividends, if any;
•	redemption, conversion, exercise, exchange or sinking fund terms, if any;
•	ranking;
•	restrictive covenants, if any;
•	voting or other rights, if any;
•
conversion or exchange prices or rates, if any, and, if applicable, any provisions for changes to or adjustments in the conversion or exchange prices or rates and in the securities or other property receivable upon conversion or exchange; and

•	material or special U.S. federal income tax considerations, if any.
The applicable prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change any of the information contained in this prospectus or in the documents we have incorporated by reference.
We or selling securityholders may sell the securities directly to investors or to or through agents, underwriters or dealers. If we or selling securityholders do offer securities to or through agents or underwriters, we will include in the applicable prospectus supplement:
•	the names of those agents or underwriters;
•	applicable fees, discounts and commissions to be paid to them;
•	details regarding over-allotment or other options, if any; and
•	the net proceeds to us, if any.
Class 2 Common Stock. We may issue shares of our Class 2 common stock from time to time. Holders of our Class 1 common stock and Class 2 common stock have identical rights, provided that, except as otherwise expressly provided in our amended and restated certificate of incorporation or required by applicable law, on any matter that is submitted to a vote of our stockholders, each holder of Class 1 common stock is entitled to 10 votes for each share of Class 1 common stock held by such holder and each holder of Class 2 common stock is entitled to one vote for each share of Class 2 common stock held by such holder. Subject to the preferences of any outstanding shares of preferred stock, the holders of Class 2 common stock are entitled to receive ratably any dividends our board of directors declares out of funds legally available for the payment of dividends. If we are liquidated, dissolved or wound up, the holders of Class 2 common stock are entitled to share pro rata all assets remaining after payment of liabilities and liquidation preferences of any outstanding shares of preferred stock. Holders of Class 2 common stock have no preemptive rights or rights to convert their Class 2 common stock into any other securities. There are no redemption or sinking fund provisions applicable to the Class 2 common stock. In this prospectus, we have summarized certain general features of the Class 2 common stock under the heading “Description of Capital Stock—Common Stock.” We urge you, however, to read the applicable prospectus supplement (and any related free writing prospectus that we may authorize to be provided to you) related to any Class 2 common stock being offered.
Preferred Stock. We may issue shares of our preferred stock from time to time, in one or more series. Under our amended and restated certificate of incorporation, our board of directors has the authority to designate up to 10,000,000 shares of preferred stock in one or more series and determine or alter the designation, rights, preferences, privileges and restrictions granted to or imposed upon any series of preferred stock, any or all of which may be greater than the rights of the Class 2 common stock. If we sell any new series of preferred stock under this prospectus and any applicable prospectus supplement, our board of directors will determine the rights, preferences and privileges of the preferred stock being offered, as well as the qualifications, limitations or restrictions thereof, including dividend rights, conversion rights, voting rights, preemptive rights, terms of redemption or repurchase, liquidation preferences, sinking fund terms and the number of shares constituting any series or the designation of any series. Preferred stock may be convertible into our Class 2 common stock or other securities of ours, or may be exchangeable for debt securities. Conversion may be mandatory or at the holder’s option and would be at prescribed conversion rates. We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the

SEC, the form of the certificate of designation that describes the terms of the series of preferred stock being offered before the issuance of the related series of preferred stock. In this prospectus, we have summarized certain general features of the preferred stock under the heading “Description of Capital Stock—Preferred Stock.” We urge you, however, to read the applicable prospectus supplement (and any related free writing prospectus that we may authorize to be provided to you) related to the series of preferred stock being offered, as well as the complete certificate of designation that contains the terms of the applicable series of preferred stock.
Debt Securities. We may issue debt securities from time to time, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. Convertible or exchangeable debt securities will be convertible into or exchangeable for our Class 2 common stock or our other securities. Conversion or exchange may be mandatory or optional (at our option or the holders’ option) and would be at prescribed conversion or exchange prices.
The debt securities will be issued under an indenture that we will enter into with a national banking association or other eligible party, as trustee. In this prospectus, we have summarized certain general features of the debt securities under the heading “Description of Debt Securities.” We urge you, however, to read the applicable prospectus supplement (and any related free writing prospectus that we may authorize to be provided to you) related to the series of debt securities being offered, as well as the complete indenture and any supplemental indentures that contain the terms of the debt securities. We have filed the form of indenture as an exhibit to the registration statement of which this prospectus is a part, and supplemental indentures and forms of debt securities containing the terms of the debt securities being offered will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC.
Warrants. We may issue warrants for the purchase of Class 2 common stock, preferred stock and/or debt securities in one or more series. We may issue warrants independently or in combination with Class 2 common stock, preferred stock and/or debt securities offered by any prospectus supplement. In this prospectus, we have summarized certain general features of the warrants under the heading “Description of Warrants.” We urge you, however, to read the applicable prospectus supplement (and any related free writing prospectus that we may authorize to be provided to you) related to the particular series of warrants being offered, as well as the form of warrant and/or the warrant agreement and warrant certificate, as applicable, that contain the terms of the warrants. We have filed the forms of the warrant agreements and forms of warrant certificates containing the terms of the warrants that we may offer as exhibits to the registration statement of which this prospectus is a part. We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of warrant and/or the warrant agreement and warrant certificate, as applicable, that contain the terms of the particular series of warrants we are offering, and any supplemental agreements, before the issuance of such warrants.
Warrants may be issued under a warrant agreement that we enter into with a warrant agent. We will indicate the name and address of the warrant agent, if any, in the applicable prospectus supplement relating to a particular series of warrants.
Selling Securityholders
Selling securityholders are persons or entities that, directly or indirectly, have acquired or will from time to time acquire from us, our securities. Information about selling securityholders, if any, will be set forth in a prospectus supplement. See “Selling Securityholders” on page 24 of this prospectus.
Use of Proceeds
Except as described in any applicable prospectus supplement or in any free writing prospectuses we have authorized for use in connection with a specific offering, we intend to use the net proceeds from the sale of the securities under this prospectus for general corporate purposes, which may include funding research and development and sales and marketing activities, increasing our working capital, acquisitions or investments in businesses, products or technologies that are complementary to our own, and capital expenditures. See “Use of Proceeds” on page 8 of this prospectus. Unless the applicable prospectus supplement provides otherwise, we will not receive any of the proceeds from the sale of our securities by selling securityholders.
Nasdaq Global Select Market Listing
Our Class 2 common stock is listed on The Nasdaq Global Select Market under the symbol “TLRY.”

RISK FACTORS
Investing in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should consider carefully the risks and uncertainties described under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and described under the section entitled “Risk Factors” contained in our most recent annual report on Form 10-K and in our most recent quarterly report on Form 10-Q, as well as any amendments thereto reflected in subsequent filings with the SEC, which are incorporated by reference into this prospectus in their entirety, together with other information in this prospectus, the documents incorporated by reference and any free writing prospectus that we may authorize for use in connection with a specific offering. The risks described in these documents are not the only ones we face, but those that we consider to be material. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could have material adverse effects on our future results. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. If any of these risks actually occurs, our business, financial condition, results of operations, cash flow or prospects could be seriously harmed. This could cause the trading price of our securities to decline, resulting in a loss of all or part of your investment. Please also carefully read the section below entitled “Special Note Regarding Forward-Looking Statements.”

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
Certain statements in this prospectus and any accompanying prospectus supplement, including the documents incorporated by reference herein and therein, constitute forward-looking information or forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which are intended to be covered by the safe harbor created by such sections and other applicable laws. The forward-looking statements are expressly qualified by this cautionary statement. Forward-looking statements are provided for the purpose of presenting information about management’s current expectations and plans relating to the future, and readers are cautioned that such statements may not be appropriate for other purposes. These statements may include, without limitation, statements regarding our operations, business, financial condition, expected financial results, performance, prospects, opportunities, priorities, targets, goals, ongoing objectives, strategies and outlook. Forward-looking statements are typically identified by words such as “expect”, “intend”, “anticipate”, “believe”, “contemplate”, “foresee”, “forecast”, “future”, “could”, “enable”, “potential”, “estimate”, “project”, “goal”, “plan”, “seek”, “strive”, “will”, “would”, “may” and “should” and similar expressions, although not all forward-looking statements contain these identifying words. Forward-looking statements reflect current beliefs of management with respect to future events and are based on information currently available to management including based on reasonable assumptions, estimates, internal and external analysis and opinions of management concerning its experience, perception of trends, current conditions and expected developments as well as other factors that management believes to be relevant as at the date such statements are made. Forward-looking statements involve significant known and unknown risks and uncertainties. Many factors could cause actual results, performance or achievement to be materially different from any future forward-looking statements. Our estimates, beliefs and assumptions are inherently subject to significant business, economic, competitive and other uncertainties and contingencies regarding future events and as such, are subject to change. We can give no assurance that such estimates, beliefs and assumptions will prove to be correct.
Any information or statements that are contained in this prospectus and any accompanying prospectus supplement, including the documents incorporated by reference herein and therein, that are not statements of historical fact may be deemed to be forward-looking statements, including, but not limited to, statements with regards to:
•	estimates of our financial information, including in respect of expected revenues, margins, cash flow, profitability, and production of cannabis;
•	estimates of future costs applicable to sales, future capital expenditures, future cost reductions, and projected synergies including pre-tax synergies, cost savings and efficiencies;
•	our expectation to have scalable medical and adult-use cannabis platforms to strengthen the leadership position in Canada, internationally, and eventually in the United States;
•	us being well positioned in the European cannabis markets and our ability to leverage our current European platforms;
•	strategic and financial benefits in connection with the Arrangement;
•	the legalization of cannabis in the United States and us being well positioned to compete in the United States market;
•	our ability to become the world’s leading cannabis-focused consumer branded company with $4 billion of revenue by 2024;
•	the projected growth in our market share and growth in the European Union market; and
•	our expectation to offer a diversified and branded product offering and distribution footprint, world-class cultivation, processing and manufacturing facilities.

The forward-looking statements contained in this prospectus and any accompanying prospectus supplement, including the documents incorporated by reference herein and therein, are subject to inherent risks and uncertainties and other factors which could cause actual results to differ materially from those anticipated by the forward-looking statements. The factors which could cause results to differ from current expectations include, but are not limited to:
•
we recently closed on an investment and certain transactions with HEXO Corp. (“HEXO”) and we face uncertainty with respect to our ability to realize a return on our investment and achieve expected production efficiencies and cost savings in connection with the commercial transactions with HEXO as well as the MedMen investment;

•	our business is dependent upon regulatory approvals and licenses, ongoing compliance and reporting obligations, and timely renewals;
•
government regulation is evolving, and unfavorable changes or lack of commercial legalization could impact our ability to carry on our business as currently conducted and the potential expansion of our business;

•	our production and processing facilities are integral to our business and adverse changes or developments affecting our facilities may have an adverse impact on our business;
•	we face intense competition, and anticipate competition will increase, which could hurt our business;
•	regulations constrain our ability to market and distribute our products in Canada;
•	United States regulations relating to hemp-derived CBD products are new and rapidly evolving, and changes may not develop in the timeframe or manner most favorable to our business objectives;
•	changes in consumer preferences or public attitudes about alcohol could decrease demand for our beverage alcohol products;
•
SW Brewing Company, LLC and Double Diamond Distillery LLC (d/b/a Breckenridge Distillery) each face substantial competition in the beer industry and the broader market for alcoholic beverage products which could impact our business and financial results;

•	we have a limited operating history and a history of net losses, and we may not achieve or maintain profitability in the future;
•	we are subject to litigation, arbitration and demands, which could result in significant liability and costs, and impact our resources and reputation;
•	our strategic alliances and other third-party business relationships may not achieve the intended beneficial impact and expose us to risks;
•	we may not be able to successfully identify and execute future acquisitions, dispositions or other equity transactions or to successfully manage the impacts of such transactions on our operations;
•	we are subject to risks inherent in an agricultural business, including the risk of crop failure;
•
we depend on significant customers for a substantial portion of our revenue. If we fail to retain or expand our customer relationships or significant customers reduce their purchases, our revenue could decline significantly;

•	our products may be subject to recalls for a variety of reasons, which could require us to expend significant management and capital resources;
•	significant interruptions in our access to certain supply chains for key inputs such as raw materials, supplies, electricity, water and other utilities may impair our operations;
•	management may not be able to successfully establish and maintain effective internal controls over financial reporting;
•	the price of our common stock in public markets has experienced and may continue to experience severe volatility and fluctuations;

•	the volatility of our stock and the stockholder base may hinder or prevent us from engaging in beneficial corporate initiatives;
•
the terms of our outstanding warrants may limit our ability to raise additional equity capital or pursue acquisitions, which may impact funding of our ongoing operations and cause significant dilution to existing stockholders;

•	we may not have the ability to raise the funds necessary to settle conversions of the convertible securities in cash or to repurchase the convertible securities upon a fundamental change; and
•	we are subject to other risks generally applicable to our industry and the conduct of our business.
Readers are cautioned that the foregoing list of factors is not exhaustive. Other risks and uncertainties not presently known to us or that we presently believe are not material could also cause actual results or events to differ materially from those expressed in the forward-looking statements contained herein.
Additional information on these and other factors that could affect our operations or financial results are included in reports filed by us with applicable securities regulatory authorities and may be accessed through EDGAR (www.sec.gov). These risks and other factors are also discussed in more detail in the section entitled “Risk Factors” contained in our most recent Annual Report on Form 10-K, as well as any amendments thereto reflected in subsequent filings with the SEC and in our other filings that are incorporated by reference into this prospectus and any accompanying prospectus supplement.
The forward-looking statements contained in this prospectus and any accompanying prospectus supplement, including the documents incorporated by reference herein and therein, are expressly qualified in their entirety by this cautionary statement. We cannot guarantee that the results or events expressed or implied in any forward-looking statement and information will materialize and accordingly, readers are cautioned not to place undue reliance on these forward-looking statements, which reflect our expectations only as of the date of the document containing the applicable statement. We disclaim any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. Thus, you should not assume that our silence over time means that actual events are bearing out as expressed or implied in such forward-looking statements. You should read this prospectus and any accompany prospectus supplement, together with the documents we have filed with the SEC that are incorporated by reference and any free writing prospectus we have authorized for use in connection with a specific offering completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of the forward-looking statements in the foregoing documents by these cautionary statements.

USE OF PROCEEDS
Except as described in any applicable prospectus supplement or in any free writing prospectuses we have authorized for use in connection with a specific offering, we intend to use the net proceeds from the sale of the securities under this prospectus for general corporate purposes, which may include funding research and development and sales and marketing activities, increasing our working capital, acquisitions or investments in businesses, products or technologies that are complementary to our own, and capital expenditures. We will set forth in the applicable prospectus supplement our intended use for the net proceeds received from the sale of any securities. Pending the use of the net proceeds, we intend to invest the net proceeds in short-term, investment-grade, interest-bearing securities.
Unless the applicable prospectus supplement provides otherwise, we will not receive any of the proceeds from the sale of our securities by selling securityholders.

DESCRIPTION OF CAPITAL STOCK
The following is a summary of some of the terms of our capital stock and certain provisions of our amended and restated certificate of incorporation and amended and restated bylaws, and is qualified by reference to these documents. Copies of these documents have been filed with the SEC as exhibits to our periodic reports, which are incorporated by reference in this prospectus.
Except as otherwise specified below, references to voting by our stockholders contained in this “Description of Capital Stock” are references to voting by holders of capital stock entitled to attend and vote generally at general meetings of our stockholders.
Capital Stock
Our authorized capital stock is divided into:
•	233,333,333 shares of Class 1 common stock with a par value of $0.0001 per share;
•	746,666,667 shares of Class 2 common stock with a par value of $0.0001 per share; and
•	10,000,000 undesignated shares of preferred stock with a par value of $0.0001 per share.
As of October 4, 2022, 611,402,319 shares of Class 2 common stock were outstanding. We are seeking to amend our amended and restated certificate of incorporation to eliminate our Class 1 common stock, subject to achieving required shareholder approval of the proposed amendment. There are currently no shares of Class 1 common stock outstanding.
The rights and restrictions to which the Class 1 common stock and Class 2 common stock are prescribed in our amended and restated certificate of incorporation. Our amended and restated certificate of incorporation entitles our board of directors, without stockholder approval, to determine the terms of the undesignated shares of preferred stock issued by us.
Common Stock
Voting Rights
Holders of our Class 1 common stock and Class 2 common stock have identical rights, provided that, except as otherwise expressly provided in our amended and restated certificate of incorporation or required by applicable law, on any matter that is submitted to a vote of our stockholders, each holder of Class 1 common stock is entitled to 10 votes for each share of Class 1 common stock held by such holder and each holder of Class 2 common stock is entitled to one vote for each share of Class 2 common stock held by such holder.
Holders of shares of Class 1 common stock and Class 2 common stock will vote together as a single class on all matters (including the election of directors) submitted to a vote of stockholders, except that there will be a separate vote of our Class 1 common stock and Class 2 common stock in the following circumstances:
•	if we propose to treat the shares of a class of our common stock differently with respect to any dividend or distribution of cash, property or shares of our stock paid or distributed by us;
•	if we propose to treat the shares of a class of our common stock differently with respect to any subdivision or combination of the shares of a class of our common stock; or
•
if we propose to treat the shares of a class of our common stock differently in connection with a liquidation, dissolution or change in control (by merger, asset sale or other similar transaction) with respect to any consideration into which the shares are converted or any consideration paid or otherwise distributed to our stockholders.

In addition, there will be a separate vote of and approval requirement for our Class 1 common stock in order for us to, directly or indirectly, take action in the following circumstances:
•
if we propose to amend, waive, alter or repeal any provision of our amended and restated certificate of incorporation or our amended and restated bylaws in a manner that modifies the voting, conversion or other powers, preferences or other special rights or privileges or restrictions of the Class 1 common stock; or

•
if we reclassify any outstanding shares of Class 2 common stock into shares having rights as to dividends or liquidation that are senior to the Class 1 common stock or the right to more than one vote for each share thereof.

Cumulative voting for the election of directors is not provided for in our amended and restated certificate of incorporation, which means that the holder of our Class 1 common stock can elect all of the directors then standing for election as long as it holds approximately 10.01% of all outstanding shares of our capital stock.
Dividends and Distributions
Subject to preferences that may apply to any shares of preferred stock outstanding at the time, the holders of outstanding shares of Class 1 common stock and Class 2 common stock are entitled to receive dividends out of funds legally available at the times and in the amounts that our board of directors may determine. We do not anticipate paying any cash dividends in the foreseeable future.
Liquidation Rights
Upon our liquidation, dissolution or winding-up, the assets legally available for distribution to our stockholders would be distributable ratably among the holders of common stock and any participating preferred stock outstanding at that time after payment of liquidation preferences, on any outstanding shares of preferred stock and payment of other claims of creditors.
The rights, preferences and privileges of holders of common stock are subject to, and may be adversely affected by, the rights of holders of shares of any series of preferred stock that we may designate and issue in the future.
Conversion Rights
Each share of Class 1 common stock is convertible at any time at the option of the holder into one share of Class 2 Common stock. In addition, each share of Class 1 common stock will automatically convert into one share of Class 2 common stock upon any transfer, whether or not for value and whether voluntary or involuntary or by operation of law, except for certain transfers described in our amended and restated certificate of incorporation, including, without limitation, certain transfers for tax and estate planning purposes. In addition, upon the date on which the outstanding shares of Class 1 common stock represent less than 10% of the aggregate number of shares of Class 1 common stock and Class 2 common stock then outstanding, all outstanding shares of Class 1 common stock shall convert automatically into Class 2 common stock, and no additional shares of Class 1 common stock will be issued.
Rights of Repurchase
We currently have no rights to repurchase shares of our common stock, except as described in “—Options and Restricted Stock Units” below.
Preemptive or Similar Rights
Our common stock is not entitled to preemptive rights and is not subject to redemption.
Options and Restricted Stock Units
As of October 4, 2022, 4,714,929 shares of Class 2 common stock were issuable upon the exercise of outstanding stock options and 17,239,692 shares of Class 2 common stock were issuable upon vesting of RSUs. Pursuant to the terms of our standard option agreement, we have a right to repurchase shares of our common stock issued upon the exercise of options granted under the Amended and Restated 2018 Equity Incentive Plan if the holder of such shares ceases providing services for us for any reason.

Preferred Stock
Pursuant to our amended and restated certificate of incorporation, our board of directors has the authority, without further action by the stockholders, to issue shares of preferred stock in one or more series. Our board of directors also has the authority to determine or alter the designation, rights, preferences, privileges and restrictions granted to or imposed upon any unissued series of preferred stock, any or all of which may be greater than the rights of the Class 1 common stock and Class 2 common stock. Our board of directors, without stockholder approval, may issue preferred stock with voting, conversion or other rights that are superior to the voting and other rights of the holders of Class 1 common stock and Class 2 common stock. The issuance of preferred stock may have the effect of delaying, deferring or preventing a change of control of Tilray without further action by the stockholders, and may have the effect of delaying or preventing changes in management of Tilray. In addition, the issuance of preferred stock may have the effect of decreasing the market price of the Class 2 common stock and may adversely affect the voting power of holders of Class 1 common stock and Class 2 common stock and reduce the likelihood that Class 1 common stock and Class 2 common stockholders will receive dividend payments and payments upon liquidation.
Our board of directors will determine the rights, preferences, privileges and restrictions of the preferred stock of each series that we sell under this prospectus and applicable prospectus supplements in the certificate of designation relating to that series. We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of the certificate of designation that describes the terms of the series of preferred stock that we are offering before the issuance of the related series of preferred stock. This description will include:
•	the title and stated value;
•	the number of shares we are offering;
•	the liquidation preference per share;
•	the purchase price per share;
•	the dividend rate per share, dividend period and payment dates and method of calculation for dividends;
•	whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;
•	our right, if any, to defer payment of dividends and the maximum length of any such deferral period;
•	the procedures for any auction and remarketing, if any;
•	the provisions for a sinking fund, if any;
•	the provisions for redemption or repurchase, if applicable, and any restrictions on our ability to exercise those redemption and repurchase rights;
•	any listing of the preferred stock on any securities exchange or market;
•
whether the preferred stock will be convertible into our Class 2 common stock or other securities of ours, including warrants, and, if applicable, the conversion period, the conversion price, or how it will be calculated, and under what circumstances it may be adjusted;

•
whether the preferred stock will be exchangeable for debt securities, and, if applicable, the exchange period, the exchange price, or how it will be calculated, and under what circumstances it may be adjusted;

•	voting rights, if any, of the preferred stock;
•	preemption rights, if any;
•	restrictions on transfer, sale or other assignment, if any;
•	a discussion of any material or special U.S. federal income tax considerations applicable to the preferred stock;

•	the relative ranking and preferences of the preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs;
•
any limitations on issuances of any class or series of preferred stock ranking senior to or on a parity with the series of preferred stock being issued as to dividend rights and rights if we liquidate, dissolve or wind up our affairs; and

•	any other specific terms, rights, preferences, privileges, qualifications or restrictions of the preferred stock.
When we issue shares of preferred stock under this prospectus, the shares will be fully paid and nonassessable.
Unless we specify otherwise in the applicable prospectus supplement, the preferred stock will rank, with respect to dividends and upon our liquidation, dissolution or winding up:
•	senior to all classes or series of our common stock and to all of our equity securities ranking junior to the preferred stock;
•	on a parity with all of our equity securities the terms of which specifically provide that the equity securities rank on a parity with the preferred stock; and
•	junior to all of our equity securities the terms of which specifically provide that the equity securities rank senior to the preferred stock.
The term “equity securities” does not include convertible debt securities.
The General Corporation Law of the State of Delaware, the state of our incorporation, provides that the holders of preferred stock will have the right to vote separately as a class on any proposal involving fundamental changes in the rights of holders of that preferred stock. This right is in addition to any voting rights that may be provided for in the applicable certificate of designation.
Anti-Takeover Provisions
Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws
Among other things, our amended and restated certificate of incorporation and amended and restated bylaws:
•
permits our board of directors to issue up to 10,000,000 shares of preferred stock, with any rights, preferences and privileges as they may designate, including the right to approve an acquisition or other change of control;

•	provides that the authorized number of directors may be changed only by resolution of our board of directors;
•
provides that, subject to the rights of any series of preferred stock to elect directors, directors may be removed with or without cause, by the holders of a majority of our then-outstanding shares of capital stock entitled to vote generally at an election of directors for so long as key holders (including Privateer Holdings, Brendan Kennedy, Michael Blue, or Christian Groh or their permitted entities or transferees) holds a majority of our then-outstanding shares of capital stock entitled to vote generally at an election of directors, or otherwise by the holders of at least 66 2∕3% of all of our then-outstanding shares of the capital stock entitled to vote generally at an election of directors;

•
provides that all vacancies, including newly created directorships, may, except as otherwise required by law, be filled by the affirmative vote of a majority of directors then in office, even if less than a quorum;

•
provides that any action to be taken by our stockholders may be taken by written consent or electronic transmission pursuant to Section 228 of the Delaware General Corporation Law, so long as the key holders hold a majority of our then-outstanding capital stock entitled to vote generally at an election of directors;

•
provides that stockholders seeking to present proposals before a meeting of stockholders or to nominate candidates for election as directors at a meeting of stockholders must provide advance notice in writing and also specify requirements as to the form and content of a stockholder’s notice;

•
provides that special meetings of our stockholders may be called by the chairperson of our board of directors, our chief executive officer, by our board of directors pursuant to a resolution adopted by a majority of the total number of authorized directors or, for so long as the key holders hold a majority of our then-outstanding capital stock entitled to vote generally at an election of directors, one or more stockholders that in the aggregate represent at least 50% of the total votes entitled to be cast at the meeting;

•
provides that our board of directors will be divided into three classes of directors, with the classes to be as nearly equal as possible and with the directors serving three-year terms, therefore making it more difficult for stockholders to change the composition of our board of directors; and

•
does not provide for cumulative voting rights, unless required by law, therefore allowing the holders of a majority of the shares of common stock entitled to vote in any election of directors to elect all of the directors standing for election, if they should so choose. For so long as Privateer Holdings holds a majority of our then-outstanding capital stock entitled to vote generally at an election of directors, the amendment of any of these provisions would require approval of the holders of a majority of all of our then-outstanding capital stock entitled to vote generally in the election of directors; otherwise, the amendment of any of these provisions would require approval by the holders of at least 66 2∕3% of all of our then-outstanding capital stock entitled to vote generally in the election of directors.

The combination of these provisions will make it more difficult for our existing stockholders to replace our board of directors as well as for another party to obtain control of us by replacing our board of directors. Because our board of directors has the power to retain and discharge our officers, these provisions could also make it more difficult for existing stockholders or another party to effect a change in management. In addition, the authorization of undesignated preferred stock makes it possible for our board of directors to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to change our control.
These provisions are intended to enhance the likelihood of continued stability in the composition of our board of directors and its policies and to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to reduce our vulnerability to hostile takeovers and to discourage certain tactics that may be used in proxy fights. However, such provisions could have the effect of discouraging others from making tender offers for our shares and may have the effect of delaying changes in our control or management. As a consequence, these provisions may also inhibit fluctuations in the market price of our stock.
Choice of Forum
Our amended and restated certificate of incorporation provides that the Court of Chancery of the State of Delaware will be the exclusive forum for: (i) any derivative action or proceeding brought on our behalf; (ii) any action asserting a breach of fiduciary duty; (iii) any action asserting a claim against us arising under the Delaware General Corporation Law; (iv) any action regarding our amended and restated certificate of incorporation or our amended and restated bylaws or (v) any action asserting a claim against us that is governed by the internal affairs doctrine. Our amended and restated certificate of incorporation further provides that the federal district courts of the United States of America will be the exclusive forum for resolving any complaint asserting a cause of action arising under the Securities Act. If a court were to find the exclusive-forum provision in our amended and restated certificate of incorporation to be inapplicable or unenforceable in an action, we may incur additional costs associated with resolving the dispute in other jurisdictions.
Transfer Agent and Registrar
The transfer agent and registrar for our Class 2 common stock is Pacific Stock Transfer Company. The transfer agent and registrar’s address is 6725 Via Austi Parkway, Ste. 300, Las Vegas, NV, 89119 and its phone number is (800) 785-7782.
Listing
Our Class 2 common stock is listed on the Nasdaq Global Select Market under the symbol “TLRY.”

DESCRIPTION OF DEBT SECURITIES
We may issue debt securities from time to time, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. While the terms we have summarized below will apply generally to any debt securities that we may offer under this prospectus, we will describe the particular terms of any debt securities that we or selling securityholders may offer in more detail in the applicable prospectus supplement. The terms of any debt securities offered under a prospectus supplement may differ from the terms described below. Unless the context requires otherwise, whenever we refer to the indenture, we also are referring to any supplemental indentures that specify the terms of a particular series of debt securities.
We will issue the debt securities under the indenture that we will enter into with the trustee named in the indenture. The indenture will be qualified under the Trust Indenture Act of 1939, as amended, or the Trust Indenture Act. We have filed the form of indenture as an exhibit to the registration statement of which this prospectus is a part, and supplemental indentures and forms of debt securities containing the terms of the debt securities being offered will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC.
The following summary of material provisions of the debt securities and the indenture is subject to, and qualified in its entirety by reference to, all of the provisions of the indenture applicable to a particular series of debt securities. We urge you to read the applicable prospectus supplements and any related free writing prospectuses related to the debt securities that we or selling securityholders may offer under this prospectus, as well as the complete indenture that contains the terms of the debt securities.
General
The indenture does not limit the amount of debt securities that we may issue. It provides that we may issue debt securities up to the principal amount that we may authorize and may be in any currency or currency unit that we may designate. Except for the limitations on consolidation, merger and sale of all or substantially all of our assets contained in the indenture, the terms of the indenture do not contain any covenants or other provisions designed to give holders of any debt securities protection against changes in our operations, financial condition or transactions involving us.
We may issue the debt securities issued under the indenture as “discount securities,” which means they may be sold at a discount below their stated principal amount. These debt securities, as well as other debt securities that are not issued at a discount, may be issued with “original issue discount,” or OID, for U.S. federal income tax purposes because of interest payment and other characteristics or terms of the debt securities. Material U.S. federal income tax considerations applicable to debt securities issued with OID will be described in more detail in any applicable prospectus supplement.
We will describe in the applicable prospectus supplement the terms of the series of debt securities being offered, including:
•	the title of the series of debt securities;
•	any limit upon the aggregate principal amount that may be issued;
•	the maturity date or dates;
•	the form of the debt securities of the series;
•	the applicability of any guarantees;
•	whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;
•	whether the debt securities rank as senior debt, senior subordinated debt, subordinated debt or any combination thereof, and the terms of any subordination;
•
if the price (expressed as a percentage of the aggregate principal amount thereof) at which such debt securities will be issued is a price other than the principal amount thereof, the portion of the principal amount thereof payable upon declaration of acceleration of the maturity thereof, or if applicable, the portion of the principal amount of such debt securities that is convertible into another security or the method by which any such portion shall be determined;

•
the interest rate or rates, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

•	our right, if any, to defer payment of interest and the maximum length of any such deferral period;
•
if applicable, the date or dates after which, or the period or periods during which, and the price or prices at which, we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions and the terms of those redemption provisions;

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the date or dates, if any, on which, and the price or prices at which we are obligated, pursuant to any mandatory sinking fund or analogous fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of debt securities and the currency or currency unit in which the debt securities are payable;

•	the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof;
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any and all terms, if applicable, relating to any auction or remarketing of the debt securities of that series and any security for our obligations with respect to such debt securities and any other terms which may be advisable in connection with the marketing of debt securities of that series;

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whether the debt securities of the series shall be issued in whole or in part in the form of a global security or securities; the terms and conditions, if any, upon which such global security or securities may be exchanged in whole or in part for other individual securities; and the depositary for such global security or securities;

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if applicable, the provisions relating to conversion or exchange of any debt securities of the series and the terms and conditions upon which such debt securities will be so convertible or exchangeable, including the conversion or exchange price, as applicable, or how it will be calculated and may be adjusted, any mandatory or optional (at our option or the holders’ option) conversion or exchange features, the applicable conversion or exchange period and the manner of settlement for any conversion or exchange;

•	if other than the full principal amount thereof, the portion of the principal amount of debt securities of the series which shall be payable upon declaration of acceleration of the maturity thereof;
•	additions to or changes in the covenants applicable to the particular debt securities being issued, including, among others, the consolidation, merger or sale covenant;
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additions to or changes in the events of default with respect to the securities and any change in the right of the trustee or the holders to declare the principal, premium, if any, and interest, if any, with respect to such securities to be due and payable;

•	additions to or changes in or deletions of the provisions relating to covenant defeasance and legal defeasance;
•	additions to or changes in the provisions relating to satisfaction and discharge of the indenture;
•	additions to or changes in the provisions relating to the modification of the indenture both with and without the consent of holders of debt securities issued under the indenture;
•	the currency of payment of debt securities if other than U.S. dollars and the manner of determining the equivalent amount in U.S. dollars;
•	whether interest will be payable in cash or additional debt securities at our or the holders’ option and the terms and conditions upon which the election may be made;
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the terms and conditions, if any, upon which we will pay amounts in addition to the stated interest, premium, if any and principal amounts of the debt securities of the series to any holder that is not a “United States person” for federal tax purposes;

•	any restrictions on transfer, sale or assignment of the debt securities of the series; and
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any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, any other additions or changes in the provisions of the indenture, and any terms that may be required by us or advisable under applicable laws or regulations.

Conversion or Exchange Rights
We will set forth in the applicable prospectus supplement the terms on which a series of debt securities may be convertible into or exchangeable for our Class 2 common stock or our other securities. We will include provisions as to settlement upon conversion or exchange and whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of our Class 2 common stock or our other securities that the holders of the series of debt securities receive would be subject to adjustment.
Consolidation, Merger or Sale
Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the indenture will not contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of our assets as an entirety or substantially as an entirety. However, any successor to or acquirer of such assets (other than a subsidiary of ours) must assume all of our obligations under the indenture or the debt securities, as appropriate.
Events of Default under the Indenture
Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the following are events of default under the indenture with respect to any series of debt securities that we may issue:
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if we fail to pay any installment of interest on any series of debt securities, as and when the same shall become due and payable, and such default continues for a period of 90 days; provided, however, that a valid extension of an interest payment period by us in accordance with the terms of any indenture supplemental thereto shall not constitute a default in the payment of interest for this purpose;

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if we fail to pay the principal of, or premium, if any, on any series of debt securities as and when the same shall become due and payable whether at maturity, upon redemption, by declaration or otherwise, or in any payment required by any sinking or analogous fund established with respect to such series; provided, however, that a valid extension of the maturity of such debt securities in accordance with the terms of any indenture supplemental thereto shall not constitute a default in the payment of principal or premium, if any;

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if we fail to observe or perform any other covenant or agreement contained in the debt securities or the indenture, other than a covenant specifically relating to another series of debt securities, and our failure continues for 90 days after we receive written notice of such failure, requiring the same to be remedied and stating that such is a notice of default thereunder, from the trustee or holders of at least 25% in aggregate principal amount of the outstanding debt securities of the applicable series; and

•	if specified events of bankruptcy, insolvency or reorganization occur.
If an event of default with respect to debt securities of any series occurs and is continuing, other than an event of default specified in the last bullet point above, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, by notice to us in writing, and to the trustee if notice is given by such holders, may declare the unpaid principal of, premium, if any, and accrued interest, if any, due and payable immediately. If an event of default specified in the last bullet point above occurs with respect to us, the principal amount of and accrued interest, if any, of each issue of debt securities then outstanding shall be due and payable without any notice or other action on the part of the trustee or any holder.
The holders of a majority in principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to the series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest, unless we have cured the default or event of default in accordance with the indenture. Any waiver shall cure the default or event of default.
Subject to the terms of the indenture, if an event of default under an indenture shall occur and be continuing, the trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the trustee reasonable indemnity. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of that series, provided that:
•	the direction so given by the holder is not in conflict with any law or the applicable indenture; and
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subject to its duties under the Trust Indenture Act, the trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

A holder of the debt securities of any series will have the right to institute a proceeding under the indenture or to appoint a receiver or trustee, or to seek other remedies only if:
•	the holder has given written notice to the trustee of a continuing event of default with respect to that series;
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the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request, such holders have offered to the trustee indemnity satisfactory to it against the costs, expenses and liabilities to be incurred by the trustee in compliance with the request; and

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the trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series other conflicting directions within 90 days after the notice, request and offer.

These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, the debt securities.
We will periodically file statements with the trustee regarding our compliance with specified covenants in the indenture.
Modification of Indenture; Waiver
We and the trustee may change an indenture without the consent of any holders with respect to specific matters:
•	to cure any ambiguity, defect or inconsistency in the indenture or in the debt securities of any series;
•	to comply with the provisions described above under the heading “Description of Debt Securities—Consolidation, Merger or Sale;”
•	to provide for uncertificated debt securities in addition to or in place of certificated debt securities;
•
to add to our covenants, restrictions, conditions or provisions such new covenants, restrictions, conditions or provisions for the benefit of the holders of all or any series of debt securities, to make the occurrence, or the occurrence and the continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default or to surrender any right or power conferred upon us in the indenture;

•
to add to, delete from or revise the conditions, limitations, and restrictions on the authorized amount, terms, or purposes of issue, authentication and delivery of debt securities, as set forth in the indenture;

•	to make any change that does not adversely affect the interests of any holder of debt securities of any series in any material respect;
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to provide for the issuance of and establish the form and terms and conditions of the debt securities of any series as provided above under the heading “Description of Debt Securities—General” to establish the form of any certifications required to be furnished pursuant to the terms of the indenture or any series of debt securities, or to add to the rights of the holders of any series of debt securities;

•	to evidence and provide for the acceptance of appointment under any indenture by a successor trustee; or
•	to comply with any requirements of the SEC in connection with the qualification of any indenture under the Trust Indenture Act.

In addition, under the indenture, the rights of holders of a series of debt securities may be changed by us and the trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, we and the trustee may make the following changes only with the consent of each holder of any outstanding debt securities affected:
•	extending the fixed maturity of any debt securities of any series;
•	reducing the principal amount, reducing the rate of or extending the time of payment of interest, or reducing any premium payable upon the redemption of any series of any debt securities; or
•	reducing the percentage of debt securities, the holders of which are required to consent to any amendment, supplement, modification or waiver.
Discharge
Each indenture provides that we can elect to be discharged from our obligations with respect to one or more series of debt securities, except for specified obligations, including obligations to:
•	provide for payment;
•	register the transfer or exchange of debt securities of the series;
•	replace stolen, lost or mutilated debt securities of the series;
•	pay principal of and premium and interest on any debt securities of the series;
•	maintain paying agencies;
•	hold monies for payment in trust;
•	recover excess money held by the trustee;
•	compensate and indemnify the trustee; and
•	appoint any successor trustee.
In order to exercise our rights to be discharged, we must deposit with the trustee money or government obligations sufficient to pay all the principal of, any premium, if any, and interest on, the debt securities of the series on the dates payments are due.
Form, Exchange and Transfer
We will issue the debt securities of each series only in fully registered form without coupons and, unless we provide otherwise in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. The indenture provides that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company, or DTC, or another depositary named by us and identified in the applicable prospectus supplement with respect to that series. To the extent the debt securities of a series are issued in global form and as book-entry, a description of terms relating to any book-entry securities will be set forth in the applicable prospectus supplement.
At the option of the holder, subject to the terms of the indenture and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.
Subject to the terms of the indenture and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange, we will impose no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.
We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.
If we elect to redeem the debt securities of any series, we will not be required to:
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issue, register the transfer of, or exchange any debt securities of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or

•	register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.
Information Concerning the Trustee
The trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the trustee is under no obligation to exercise any of the powers given it by the indenture at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.
Payment and Paying Agents
Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.
We will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agents designated by us, except that unless we otherwise indicate in the applicable prospectus supplement, we will make interest payments by check that we will mail to the holder or by wire transfer to certain holders. Unless we otherwise indicate in the applicable prospectus supplement, we will designate the corporate trust office of the trustee as our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.
All money we pay to a paying agent or the trustee for the payment of the principal of or any premium or interest on any debt securities that remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the debt security thereafter may look only to us for payment thereof.
Governing Law
The indenture and the debt securities will be governed by and construed in accordance with the internal laws of the State of New York, except to the extent that the Trust Indenture Act is applicable.

DESCRIPTION OF WARRANTS
The following description, together with the additional information we may include in any applicable prospectus supplement and free writing prospectus, summarizes the material terms and provisions of the warrants that we may offer under this prospectus, which may consist of warrants to purchase Class 2 common stock, preferred stock or debt securities and may be issued in one or more series. Warrants may be offered independently or in combination with Class 2 common stock, preferred stock or debt securities offered by any prospectus supplement. While the terms we have summarized below will apply generally to any warrants that we may offer under this prospectus, we will describe the particular terms of any series of warrants in more detail in the applicable prospectus supplement. The following description of warrants will apply to the warrants offered by this prospectus unless we provide otherwise in the applicable prospectus supplement. The applicable prospectus supplement for a particular series of warrants may specify different or additional terms.
We have filed forms of the warrant agreements and forms of warrant certificates containing the terms of the warrants that may be offered as exhibits to the registration statement of which this prospectus is a part. We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of warrant and/or the warrant agreement and warrant certificate, as applicable, that contain the terms of the particular series of warrants we are offering, and any supplemental agreements, before the issuance of such warrants. The following summaries of material terms and provisions of the warrants are subject to, and qualified in their entirety by reference to, all the provisions of the form of warrant and/or the warrant agreement and warrant certificate, as applicable, and any supplemental agreements applicable to a particular series of warrants that we or selling securityholders may offer under this prospectus. We urge you to read the applicable prospectus supplement related to the particular series of warrants that we or selling securityholders may offer under this prospectus, as well as any related free writing prospectus, and the complete form of warrant and/or the warrant agreement and warrant certificate, as applicable, and any supplemental agreements, that contain the terms of the warrants.
General
We will describe in the applicable prospectus supplement the terms of the series of warrants being offered, including:
•	the offering price and aggregate number of warrants offered;
•	the currency for which the warrants may be purchased;
•	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;
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in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant and the price at, and currency in which, this principal amount of debt securities may be purchased upon such exercise;

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in the case of warrants to purchase Class 2 common stock or preferred stock, the number of shares of Class 2 common stock or preferred stock, as the case may be, purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;

•	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreements and the warrants;
•	the terms of any rights to redeem or call the warrants;
•	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;
•	the dates on which the right to exercise the warrants will commence and expire;
•	the manner in which the warrant agreements and warrants may be modified;
•	a discussion of material or special U.S. federal income tax considerations, if any, of holding or exercising the warrants;
•	the terms of the securities issuable upon exercise of the warrants; and
•	any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including:
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in the case of warrants to purchase debt securities, the right to receive payments of principal of, or premium, if any, or interest on, the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture; or

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in the case of warrants to purchase Class 2 common stock or preferred stock, the right to receive dividends, if any, or payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.

Exercise of Warrants
Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. The warrants may be exercised as set forth in the prospectus supplement relating to the warrants offered. Unless we otherwise specify in the applicable prospectus supplement, warrants may be exercised at any time up to the close of business on the expiration date set forth in the prospectus supplement relating to the warrants offered thereby. After the close of business on the expiration date, unexercised warrants will become void.
Upon receipt of payment and the warrant or warrant certificate, as applicable, properly completed and duly executed at the corporate trust office of the warrant agent, if any, or any other office, including ours, indicated in the prospectus supplement, we will, as soon as practicable, issue and deliver the securities purchasable upon such exercise. If less than all of the warrants (or the warrants represented by such warrant certificate) are exercised, a new warrant or a new warrant certificate, as applicable, will be issued for the remaining warrants.
Governing Law
Unless we provide otherwise in the applicable prospectus supplement, the warrants and any warrant agreements will be governed by and construed in accordance with the internal laws of the State of New York.
Enforceability of Rights by Holders of Warrants
Each warrant agent, if any, will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, its warrants.

LEGAL OWNERSHIP OF SECURITIES
We may issue securities in registered form or in the form of one or more global securities. We describe global securities in greater detail below. We refer to those persons who have securities registered in their own names on the books that we or any applicable trustee, depositary or warrant agent maintain for this purpose as the “holders” of those securities. These persons are the legal holders of the securities. We refer to those persons who, indirectly through others, own beneficial interests in securities that are not registered in their own names, as “indirect holders” of those securities. As we discuss below, indirect holders are not legal holders, and investors in securities issued in book-entry form or in street name will be indirect holders.
Book-Entry Holders
We may issue securities in book-entry form only, as we will specify in the applicable prospectus supplement. This means securities may be represented by one or more global securities registered in the name of a financial institution that holds them as depositary on behalf of other financial institutions that participate in the depositary’s book-entry system. These participating institutions, which are referred to as participants, in turn, hold beneficial interests in the securities on behalf of themselves or their customers.
Only the person in whose name a security is registered is recognized as the holder of that security. Securities issued in global form will be registered in the name of the depositary or its participants. Consequently, for securities issued in global form, we will recognize only the depositary as the holder of the securities, and we will make all payments on the securities to the depositary. The depositary passes along the payments it receives to its participants, which in turn pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the securities.
As a result, investors in a book-entry security will not own securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary’s book-entry system or holds an interest through a participant. As long as the securities are issued in global form, investors will be indirect holders, and not holders, of the securities.
Street Name Holders
We may terminate a global security or issue securities in non-global form. In these cases, investors may choose to hold their securities in their own names or in “street name.” Securities held by an investor in street name would be registered in the name of a bank, broker or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those securities through an account he or she maintains at that institution.
For securities held in street name, we will recognize only the intermediary banks, brokers and other financial institutions in whose names the securities are registered as the holders of those securities, and we will make all payments on those securities to them. These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold securities in street name will be indirect holders, not holders, of those securities.
Legal Holders
Our obligations, as well as the obligations of any applicable trustee and of any third parties employed by us or a trustee, run only to the legal holders of the securities. We do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect holder of a security or has no choice because we are issuing the securities only in global form.
For example, once we make a payment or give a notice to the holder, we have no further responsibility for the payment or notice even if that holder is required, under agreements with depositary participants or customers or by law, to pass it along to the indirect holders but does not do so. Similarly, we may want to obtain the approval of the holders to amend an indenture, to relieve us of the consequences of a default or of our obligation to comply with a particular provision of the indenture or for other purposes. In such an event, we would seek approval only from the holders, and not the indirect holders, of the securities. Whether and how the holders contact the indirect holders is up to the holders.

Special Considerations for Indirect Holders
If you hold securities through a bank, broker or other financial institution, either in book-entry form or in street name, you should check with your own institution to find out:
•	the performance of third-party service providers;
•	how it handles securities payments and notices;
•	whether it imposes fees or charges;
•	how it would handle a request for the holders’ consent, if ever required;
•	whether and how you can instruct it to send you securities registered in your own name so you can be a holder, if that is permitted in the future;
•	how it would exercise rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests; and
•	if the securities are in book-entry form, how the depositary’s rules and procedures will affect these matters.
Global Securities
A global security is a security that represents one or any other number of individual securities held by a depositary. Generally, all securities represented by the same global securities will have the same terms.
Each security issued in book-entry form will be represented by a global security that we deposit with and register in the name of a financial institution or its nominee that we select. The financial institution that we select for this purpose is called the depositary. Unless we specify otherwise in the applicable prospectus supplement, DTC will be the depositary for all securities issued in book-entry form.
A global security may not be transferred to or registered in the name of anyone other than the depositary, its nominee or a successor depositary, unless special termination situations arise. We describe those situations below under the section entitled “Special Situations When a Global Security Will Be Terminated” in this prospectus. As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and holder of all securities represented by a global security, and investors will be permitted to own only beneficial interests in a global security. Beneficial interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does. Thus, an investor whose security is represented by a global security will not be a holder of the security, but only an indirect holder of a beneficial interest in the global security.
If the prospectus supplement for a particular security indicates that the security will be issued in global form only, then the security will be represented by a global security at all times unless and until the global security is terminated. If termination occurs, we may issue the securities through another book-entry clearing system or decide that the securities may no longer be held through any book-entry clearing system.
Special Considerations for Global Securities
The rights of an indirect holder relating to a global security will be governed by the account rules of the investor’s financial institution and of the depositary, as well as general laws relating to securities transfers. We do not recognize an indirect holder as a holder of securities and instead deal only with the depositary that holds the global security.
If securities are issued only in the form of a global security, an investor should be aware of the following:
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an investor cannot cause the securities to be registered in his or her name, and cannot obtain non-global certificates for his or her interest in the securities, except in the special situations we describe below;

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an investor will be an indirect holder and must look to his or her own bank or broker for payments on the securities and protection of his or her legal rights relating to the securities, as we describe above;

•	an investor may not be able to sell interests in the securities to some insurance companies and to other institutions that are required by law to own their securities in non-book-entry form;

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an investor may not be able to pledge his or her interest in a global security in circumstances where certificates representing the securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;

•	the depositary’s policies, which may change from time to time, will govern payments, transfers, exchanges and other matters relating to an investor’s interest in a global security;
•
we and any applicable trustee have no responsibility for any aspect of the depositary’s actions or for its records of ownership interests in a global security, nor do we or any applicable trustee supervise the depositary in any way;

•
the depositary may, and we understand that DTC will, require that those who purchase and sell interests in a global security within its book-entry system use immediately available funds, and your broker or bank may require you to do so as well; and

•
financial institutions that participate in the depositary’s book-entry system, and through which an investor holds its interest in a global security, may also have their own policies affecting payments, notices and other matters relating to the securities.

There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the actions of any of those intermediaries.
Special Situations When a Global Security Will Be Terminated
In a few special situations described below, the global security will terminate and interests in it will be exchanged for physical certificates representing those interests. After that exchange, the choice of whether to hold securities directly or in street name will be up to the investor. Investors must consult their own banks or brokers to find out how to have their interests in securities transferred to their own name, so that they will be direct holders. We have described the rights of holders and street name investors above.
•	Unless we provide otherwise in the applicable prospectus supplement, the global security will terminate when the following special situations occur:
•
if the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global security and we do not appoint another institution to act as depositary within 90 days;

•	if we notify any applicable trustee that we wish to terminate that global security; or
if an event of default has occurred with regard to securities represented by that global security and has not been cured or waived.
The applicable prospectus supplement may also list additional situations for terminating a global security that would apply only to the particular series of securities covered by the applicable prospectus supplement. When a global security terminates, the depositary, and not we or any applicable trustee, is responsible for deciding the names of the institutions that will be the initial direct holders.
SELLING SECURITYHOLDERS
Selling securityholders are persons or entities that, directly or indirectly, have acquired or will from time to time acquire from us, our securities. If the registration statement of which this prospectus forms a part is used by selling securityholders for the resale of any securities registered thereunder pursuant to a registration rights agreement between us and such selling securityholders or otherwise, information about such selling securityholders, their beneficial ownership of our securities and their relationship with us will be set forth in a prospectus supplement.

PLAN OF DISTRIBUTION
We or selling securityholders may sell the securities from time to time pursuant to underwritten public offerings, “at-the-market” offerings, negotiated transactions, block trades or a combination of these methods. We or selling securityholders may sell the securities to or through one or more underwriters or dealers (acting as principal or agent), through agents, or directly to one or more purchasers. We or selling securityholders may distribute securities from time to time in one or more transactions:
•	at a fixed price or prices, which may be changed;
•	at market prices prevailing at the time of sale;
•	at prices related to such prevailing market prices; or
•	at negotiated prices.
A prospectus supplement or supplements (and any related free writing prospectus that we may authorize to be provided to you) will describe the terms of the offering of the securities, including, to the extent applicable:
•	the name or names of the underwriters, dealers or agents, if any;
•	the name or names of the selling securityholders, if any;
•	the purchase price of the securities or other consideration therefor, and the proceeds, if any, we will receive from the sale;
•	any over-allotment or other options under which underwriters may purchase additional securities from us or any selling securityholders;
•	any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;
•	any public offering price;
•	any discounts or concessions allowed or re-allowed or paid to dealers; and
•	any securities exchange or market on which the securities may be listed.
Only underwriters named in the prospectus supplement will be underwriters of the securities offered by the prospectus supplement. Dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and compensation received by them on resale of the securities may be deemed to be underwriting discounts. If such dealers or agents were deemed to be underwriters, they may be subject to statutory liabilities under the Securities Act.
Unless stated otherwise in the prospectus supplement, the securities offered by a prospectus supplement have not been qualified for distribution by prospectus under the securities laws of any province or territory of Canada, and may only be sold in Canada pursuant to an exemption from the prospectus requirements of Canadian securities laws.
If underwriters are used in the sale, they will acquire the securities for their own account and may resell the securities from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. We or selling securityholders may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Subject to certain conditions, the underwriters will be obligated to purchase all of the securities offered by the prospectus supplement, other than securities covered by any over-allotment option. If a dealer is used in the sale of securities, we, a selling stockholder, or an underwriter will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. To the extent required, we will set forth in the prospectus supplement the name of the dealer and the terms of the transaction. Any public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may change from time to time.
We or selling securityholders may use underwriters, dealers or agents with whom we have a material relationship. We will describe in the prospectus supplement, naming the underwriter, dealer or agent, the nature of any such relationship.

We or selling securityholders may sell securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities and we will describe any commissions payable to the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, the agent will act on a best-efforts basis for the period of its appointment.
We may provide agents, underwriters and dealers with indemnification against civil liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the agents, underwriters or dealers may make with respect to these liabilities. Agents, underwriters and dealers, or their affiliates, may engage in transactions with, or perform services for, us in the ordinary course of business.
Selling securityholders may be deemed to be underwriters under the Securities Act in connection with the securities they resell and any profits on the sales may be deemed to be underwriting discounts and commissions under the Securities Act.
All securities we may offer, other than Class 2 common stock, will be new issues of securities with no established trading market. Any underwriters may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. We cannot guarantee the liquidity of the trading markets for any securities.
Any underwriter may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum price. Syndicate-covering or other short-covering transactions involve purchases of the securities, either through exercise of the over-allotment option or in the open market after the distribution is completed, to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a stabilizing or covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.
Any underwriters that are qualified market makers on The Nasdaq Global Select Market may engage in passive market making transactions in the Class 2 common stock on The Nasdaq Global Select Market in accordance with Regulation M under the Exchange Act, during the business day prior to the pricing of the offering, before the commencement of offers or sales of the Class 2 common stock. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded. Passive market making may stabilize the market price of the securities at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.
LEGAL MATTERS
Unless otherwise indicated in the applicable prospectus supplement, the validity of the securities offered by this prospectus, and any supplement thereto, will be passed upon for us by DLA Piper LLP (US), New York, New York. Any underwriters, dealers or agents will also be advised about the validity of the securities and other legal matters by their own counsel, which will be named in the applicable prospectus supplement.
EXPERTS
The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated by reference in this Prospectus by reference to the Annual Report on Form 10-K for the year ended May 31, 2022, as amended by Amendment No. 1 to our Annual Report on Form 10-K, have been so incorporated in reliance on the report (which contains a paragraph relating to the effectiveness of internal control over financial reporting due to the exclusion of Breckenridge because it was acquired by the Company in a purchase business combination during the year ended May 31, 2022) of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION
This prospectus is part of the registration statement on Form S-3 we filed with the SEC under the Securities Act and does not contain all the information set forth or incorporated by reference in the registration statement. Whenever a reference is made in this prospectus to any of our contracts, agreements or other documents, the reference may not be complete and you should refer to the exhibits that are a part of the registration statement or the exhibits to the reports or other documents incorporated by reference into this prospectus for a copy of such contract, agreement or other document.
We are required to file periodic reports, proxy statements and other information with the SEC pursuant to the Exchange Act. Our SEC filings are available to the public on the SEC’s website at www.sec.gov, which contains reports, proxies and information statements and other information regarding registrants that file electronically. We also maintain a website at www.tilray.com, at which you may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. Information contained on, or that can be accessed through, our website is not a part of this prospectus and the inclusion of our website address in this prospectus is an inactive textual reference only.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The SEC allows us to “incorporate by reference” into this prospectus certain information. This means that we can disclose important information to you by referring you to those documents that contain the information. The information we incorporate by reference is considered a part of this prospectus. We incorporate by reference into this prospectus the documents listed below that we have filed with the SEC. Any report or information within any of the documents referenced below that is furnished, but not filed, shall not be incorporated by reference into this prospectus.
•
our Annual Report on Form 10-K for the fiscal year ended May 31, 2022, which includes audited financial statements for the latest fiscal year, filed on July 28, 2022, as amended by Amendment No. 1 to our Annual Report on Form 10-K for the fiscal year ended May 31, 2022 (as amended, the “2022 Form 10-K”) , which includes audited financial statements for the latest fiscal year, filed on October 7, 2022;

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the information specifically incorporated by reference into the 2022 Form 10-K from our definitive proxy statement on Schedule 14A filed with the SEC on October 3, 2022, as well as any amendments thereto reflected in subsequent filings with the SEC;

•	our Current Reports on Form 8-K, filed on August 3, 2022 and September 1, 2022; and
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the description of our securities as set forth in our registration statement on Form 8-A/A (File No. 001-38594), filed with the SEC on October 1, 2020, pursuant to Section 12(b) of the Exchange Act, including any subsequent amendments or reports filed for the purpose of updating such description.

We will furnish without charge to you, on written or oral request, a copy of any or all of the documents incorporated by reference. You should direct any requests for documents to Tilray Brands, Inc., 265 Talbot Street West, Leamington, Ontario, Canada. Copies of the above reports may also be accessed from our web site at ir.tilray.com. Information contained on, or that can be accessed through, our website is not a part of this prospectus and the inclusion of our website address in this prospectus is an inactive textual reference only.
We also incorporate by reference in this prospectus any future filings that we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act until we sell all the securities to which this prospectus relates; provided, however, that we are not incorporating any information furnished under either Item 2.02 or Item 7.01 or any related exhibit furnished under Item 9.01(d) of any Current Report on Form 8-K unless, and except to the extent, specified in any such Current Report on Form 8-K or in any applicable prospectus supplement. Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed modified, superseded or replaced for purposes of this prospectus to the extent that a statement contained in this prospectus modifies, supersedes or replaces such statement.

$150,000,000

5.20% Convertible Senior Notes due 2027
PROSPECTUS SUPPLEMENT

Joint Book-running Managers

Jefferies	BofA Securities	TD Securities
May 25, 2023